UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Leidos Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023

PROXY STATEMENT

SEA
HUNTER
leidos
leidos

Making the world safer, healthier, and more efficient.

Notice of Annual Meeting
of Stockholders

April 28, 2023

leidos

Everything we do is built on a commitment to do the right thing for our customers, our people, and our community. Our Mission, Vision, and Values guide the way we do business.

MISSION
Leidos makes the world safer, healthier, and more efficient through technology, engineering, and science.
VISION

Become the global leader in the development and application of technology to solve our customers’ most demanding challenges.	Engage, develop, and empower our diverse and valued people to foster a culture of creativity and growth.	Strengthen our communities through volunteerism, sustainable operations, and the advancement of equality.

OUR VALUES ARE EMBODIED BY OUR EMPLOYEES

Our mission, vision, and values are demonstrated by our 45,000 employees each and every day they are helping our customers execute on important missions on the front lines of the world’s most complex markets.

INTEGRITY is having the courage to make tough ethical decisions, taking pride in our work, being transparent with our team, and being respectful of everyone.	INCLUSION is fostering a sense of belonging, welcoming all perspectives and contributions, and providing equal access to opportunities and resources for everyone.	INNOVATION is not limited to our engineers and scientists. It is acting as a catalyst. Being tenacious and curious to help us excel and be a part of a learning organization.

AGILITY is being flexible, creative, and resilient. It is our ability to think and act small while using the size and strength of our balance sheet to our advantage.	COLLABORATION is being team-oriented and proactively engaging to meet shared objectives. It is about building relationships and staying connected with each other.	COMMITMENT is being accountable, taking ownership, modeling servant leadership, and operating with a sense of urgency to our customers and teams.

Letter to Our Shareholders
DEAR FELLOW SHAREHOLDERS,
On behalf of Leidos and our Board of Directors, I want to thank you for your continued support. Each year, I look forward to this opportunity to extend my gratitude to you and reflect on our accomplishments. In 2022, we took Leidos to new heights, adding to our portfolio and capabilities, celebrating big wins, and growing the business in new directions.
Leidos achieved revenue of $14.4 billion for FY22, a 5% increase from the prior year. In June, the Government Accountability Office upheld our $11.5 billion Defense Enclave Services contract win, the largest in company history. Our medical exam business won two substantial contracts to support service members transitioning to civilian life and veteran status, and we continued our work on autonomous Navy vessels and were selected to design and build a medium uncrewed undersea vehicle. We acquired Cobham Aviation Services Australia’s Special Mission business this past Fall. This deal builds on our global airborne ISR capabilities, and we now provide airborne border surveillance and search and rescue services to the Australian Federal Government. We continue to innovate in the cutting-edge arena of hypersonics, winning key contracts to develop an air-breathing system and increase flight test capacity. We also notched important contract wins that have positioned our company for sustained success. These are just a few examples of how we have captured new opportunities to serve our customers.
As a global company, our work and those who rely on our success bring greater meaning to our mission. With the ongoing war in Ukraine, our employees steadfastly supported our customers’ missions by providing devices, equipment, supplies, and humanitarian aid. We also partnered with Project HOPE, a non-profit organization generating much-needed medical services and assistance to the people of Ukraine.
One of my top priorities as CEO was building on Leidos’s unique culture and making it a great workplace. In 2022, we were named to the Drucker Institute’s list of the 250 Best Managed Companies, Newsweek’s Greatest Places to Work for Diversity, Fortune’s Most Admired Companies, Best Employers for Veterans by Forbes, and Ethisphere’s Most Ethical Companies List for the sixth consecutive year. These accolades are only possible through sustained, top-down commitment to our company’s values. We have done just that.
It is bittersweet that I am writing this letter to you for the last time this year. On February 27, I announced my retirement from Leidos by May 2023. Serving as your Chairman and CEO for the past nine years has been an honor and a privilege. The Board of Directors has appointed Thomas Bell as the incoming CEO. Tom’s exceptional track record leading Rolls-Royce North America and expertise in our industry and emerging technologies will be a tremendous asset to Leidos as we continue to drive growth and innovation. I look forward to working with Tom and new Board Chairman Robert Shapard through the transition while watching the next chapter of Leidos take hold under their leadership.
Leidos had a great 2022 and has a bright outlook for 2023 and beyond. Our 45,000 employees start their days ready and committed to solving the world’s toughest challenges – making it safer, healthier, and more efficient. I am incredibly proud of our team’s efforts and look forward to watching the next chapter of Leidos unfold. Thank you for your continued support and trust.
Sincerely,
ROGER KRONE
Chairman and Chief Executive Officer

2023 PROXY STATEMENT	1

Notice of Annual Meeting of Stockholders

DATE AND TIME: Friday, April 28, 2023, 09:00 A.M. Eastern Time	LOCATION: 1750 Presidents Street, Reston, Virginia 20190	RECORD DATE: March 6, 2023
ITEMS OF BUSINESS

PROPOSALS		VOTE RECOMMENDATIONS	FOR FURTHER DETAILS
1	Election of twelve directors	“FOR” each nominee	See page 18
2	Advisory vote to approve the compensation of our named executive officers	“FOR”	See page 43
3	Advisory vote to approve the frequency of future advisory votes on executive compensation	“ONE YEAR”	See page 80
4	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023	“FOR”	See page 81
5	Consider a stockholder proposal regarding report on political expenditures congruence, if properly presented	“AGAINST”	See page 84
6	Consider a stockholder proposal regarding independent board chair, if properly presented	“AGAINST”	See page 87
Stockholders will also transact such other business as may properly come before the meeting or any adjournments, postponements, or continuations of the meeting.
This proxy statement is being furnished to the stockholders of Leidos Holdings, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held at the Company's office at 1750 Presidents Street, Reston, Virginia, on Friday, April 28, 2023, at 9:00 a.m. Eastern Time and at any and all adjournments, postponements or continuations of the meeting. This proxy statement is first being sent or made available to our stockholders on or about March 15, 2023.
Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration will begin at 8:00 a.m. Eastern Time. Valid government-issued picture identification and proof of stock ownership as of the record date must be presented to attend the meeting. If you hold shares of Leidos common stock through a broker, bank, trust or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the record date, follow the instructions provided by them in order to attend the annual meeting of stockholders, and you must present a legal proxy from your bank, broker, trust or other nominee in order to vote. Cameras, recording devices and other large electronic devices such as tablets or laptops, as well as backpacks or other large bags or packages, are not permitted in the meeting. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at 1750 Presidents Street, Reston, VA 20190.
By Order of the Board of Directors,
BENJAMIN A. WINTER
Corporate Secretary
March 15, 2023
YOUR VOTE IS IMPORTANT!

VOTING METHODS

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope	IN PERSON Attend the meeting in Reston, Virginia
If you hold your shares of Leidos common stock in street name, you should follow the instructions provided by your broker, bank, trust or other nominee.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 28, 2023. The proxy statement and the annual report are available at www.proxyvote.com.

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2023 PROXY STATEMENT	3

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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2023 PROXY STATEMENT	5

Our Company
Company Overview
Leidos is a FORTUNE 500® technology, engineering, and science company that provides services and solutions in the defense, intelligence, civil and health markets, both domestically and internationally. We bring domain-specific capabilities and innovations to customers in each of these markets by leveraging five technical core competencies: digital modernization, cyber operations, mission software systems, integrated systems and mission operations. Applying our technically-advanced solutions to help solve our customers’ most difficult problems has enabled us to build strong relationships with key customers. Our customers include the U.S. Department of Defense, the U.S. Intelligence Community, the U.S. Department of Homeland Security, the Federal Aviation Administration, the Department of Veterans Affairs and many other U.S. civilian, state and local government agencies, foreign government agencies and commercial businesses. With a focus on delivering mission-critical solutions, Leidos generated 86% of revenues for the fiscal year ended December 30, 2022 (fiscal 2022) from U.S. government contracts.

KEY STATISTICS	Headquarters: Reston, Virginia	45,000+/- employees worldwide

MARKETS

WORKFORCE

53% Have a U.S. Security Clearance	22% Have Advanced Degrees	19% Employees Are Military Veterans	Operation MVP is our company-wide initiative to hire, train, and support returning veterans.

6	LEIDOS

OUR COMPANY
Strategic Focus
Our business model continues to differentiate us in the marketplace and lead to strong revenue growth, adjusted EBITDA, and cash generation based on our:

SCALE	POSITIONING	TALENTED PEOPLE
▶Largest government technology services provider ▶Distinguishes us from peers	▶Three complementary segments of scale ▶Diversified portfolio aligned with the market	▶Focus on employee growth and development ▶Investing to be an employer of choice

Business Performance Highlights for
2022 Relating to Pay
Our business performance in 2022 was strong. We ended fiscal 2022 with reported revenues of $14.4 billion, an increase of 5% compared to the prior fiscal year. Our performance validated that our diversified and resilient portfolio and our investments in technology and innovation are positioning us for growth in key customer missions, including digital modernization, cyber, hypersonics, and force protection. Against a challenging backdrop in fiscal 2022, we delivered on our financial commitments to investors, allocated capital to deliver value for our stockholders, won multiple franchise programs that position us for future growth, and significantly grew our talent base.
The information below are the performance metrics that form a significant part of our 2022 compensation targets. We achieved 100% of our total backlog compensation target, giving us a strong foundation for growth. Adjusted operating income reached 98% of compensation target. We also achieved 101% of our free cash flow compensation target, reflecting strong performance across our operational segments. We provide additional information regarding these compensation metrics, including a definition of such metrics and adjustments made for our compensation programs from the reported metrics, in “Annual Cash Incentive Awards for Fiscal 2022” on page 55(1)(2).
2022 Compensation Targets

TOTAL BACKLOG	ADJUSTED OPERATING INCOME	FREE CASH FLOW

Increased by 2%	Decreased by 3%	Decreased by 7%

(1)Amounts shown for fiscal 2022 are adjusted metrics as used in our compensation targets.
(2)We use financial measures in this proxy statement that are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), in particular as compensation targets. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations and other measures reported under GAAP. Other companies may not define or calculate these non-GAAP measures in the same way. We provide a reconciliation of non-GAAP measures used as compensation targets in this proxy statement on page 57.

2023 PROXY STATEMENT	7

OUR COMPANY

STRONG FINANCIAL RESULTS	DEPLOYING CAPITAL TO CREATE SHAREHOLDER VALUE	BUSINESS DEVELOPMENT MOMENTUM SETS STAGE FOR CONTINUED GROWTH	INVESTING IN OUR PEOPLE AND BUILDING A MARKET LEADER

▶Strong revenue and non-GAAP diluted EPS ▶Scale and agility enabled us to overcome industry headwinds ▶Momentum on key financial metrics	▶Balanced, consistent approach to capital allocation ▶Strategic acquisition of Australian airborne ISR business ▶$500 million Accelerated Share Repurchase program in fiscal 2022	▶Major growth drivers in all segments ▶Strong backlog with record $8.4B funded ▶R&D and product partnerships driving competitive advantage	▶More than 11,000 new hires in fiscal 2022 ▶Investing in technical upskilling ▶Focus on tech strategy, AI/ML, software, cyber, cloud and digital

Environmental, Social and Governance (ESG) Highlights
We believe that Leidos’ environmental, social and governance (ESG) efforts are deeply tied to our mission of making the world safer, healthier and more efficient. We are mindful of our opportunities and responsibilities to our many stakeholders, especially as we continue to grow. To advance sustainability at Leidos, we committed to new 2030 ESG goals in November 2021, known as "Next Level Leidos." In establishing Next Level Leidos, we partnered with key stakeholders, conducted an assessment and developed a new approach to our ESG initiatives. Our strategy is focused on further cultivating inclusion, advancing environmental sustainability and promoting healthier lives for our employees and communities. For additional information regarding the Board’s role in oversight of our ESG programs and initiatives, see “Board's Role in Oversight of Environmental, Social and Governance (ESG)" beginning on page 37.

ENVIRONMENTAL MATTERS
We believe that a commitment to sustainability represents our responsibility as an ethical company and is critical to our business performance. The greatest contribution Leidos makes to environmental stewardship comes through the work we do for our customers. We use our considerable energy and environmental expertise to inform our own efforts. We are also committed to operating a sustainable business that protects the health and safety of our employees, our communities, our customers and the environment. Our overall sustainability strategy includes voluntary measures to minimize GHG emissions and energy use, track environmental risks, and improve environmental data collection and visibility. Our strategy is defined by our Sustainability Working Group (SWG), which includes key representatives from each Leidos function, as well as customer-facing sustainability experts. The SWG tracks environmental performance throughout our operations, helps guide our overall sustainability strategy, and identifies and manages climate-related risks to our company.
Sustainability Working Group (SWG)
▶Comprised of senior leaders from across the Company, including customer-facing sustainability experts.
▶Conducts biannual reviews of internal climate-related risk register in accordance with best practices.
▶Conducts biannual review of climate-related operational opportunities and manages those opportunities with outside experts.
▶Actively engaged in overseeing ESG programs and strengthening ESG practices to support responsible and sustainable growth.
▶Conducts scenario analysis into the Leidos climate-related risk assessment process, conducting a risk review alongside the Company’s enterprise risk management team.
▶Climate-related business opportunities are generally managed initially by the business lines and are reviewed quarterly.

8	LEIDOS

OUR COMPANY
Sustainable Operations
Operating sustainably also underpins the Leidos mission and helps optimize the Company’s performance. In 2022, Leidos continued to take action to protect the environment, both through the work we do for our customers and the steps taken to reduce our own impacts.
▶With more than 45 years of environment, energy and critical infrastructure experience, one of every four Fortune 500® companies is a valued Leidos client. Leidos provides support to clients across environmental and energy markets, including nine federal agencies and all five U.S. military branches.
▶Leidos is a leader in the environmental science and engineering space, with solutions and guidance ranging from renewables, fossil fuel emissions reductions, environmental planning and implementation, climate adaptation, public participation, regulatory compliance, data management, and site remediation.
▶We have completed more than 22,000 environmental projects, including 8,200 environmental restoration projects, more than 550 environmental, health, and safety compliance and verification studies, and more than 600 hazardous, toxic, and radioactive waste projects.
▶We have helped utilities save more than 800,000 net megawatt hours annually through our energy efficiency services, equivalent to 64 million gallons of gasoline or enough to power more than 71,000 homes.
▶We have been helping agencies to reduce their fossil fuel emissions for 35 years.
▶In 2022, Leidos was recognized by the global environmental non-profit Carbon Disclosure Project (CDP) for its corporate sustainability and emissions management efforts. Leidos has provided disclosures through CDP since 2015.

SOCIAL ISSUES AND OUR COMMUNITIES
Leidos is committed to actively supporting the communities where our employees live and work through philanthropic efforts, volunteerism, sustainable operations and advancement of equality. We strive to create a sustainable future that includes working side-by-side with community organizations providing critical services and opportunities to those most in need. We empower our employees to uphold our values, creating a culture that makes Leidos unique. Below are examples of how Leidos has supported the communities where our employees live and work:
▶In 2022, Leidos made approximately $5.0 million in charitable donations and our employees contributed approximately 80,000 volunteer hours to a wide variety of employee-directed and company-sponsored causes, including STEM education, basic needs and wellness, ethics, leadership and support to military and intelligence personnel and their families.
▶The Leidos Relief Foundation provided in 2022 assistance to 251 impacted employees and distributed more than $565,685 to support those affected by the pandemic and other disasters.
▶Leidos awarded over $1.9 billion in contracts to small businesses across our federal programs through the Leidos Small Business Program, which is designed to proactively maximize the use of Small Business Administration-defined small business including minority-owned, women-owned, veteran-owned, and service-disabled veteran owned concerns, Historically Black Colleges and Universities, minority institutions, and historically underutilized businesses in zones designated for economic development.

INCLUSION AND DIVERSITY
At Leidos, we believe that diversity, equity and inclusion improve team performance and support innovation by empowering our workforce, cultivating an inclusive workplace and enhancing our reputation in the marketplace. “Inclusion” is one of Leidos’ core values alongside integrity, innovation, agility, collaboration and commitment. We aim to create a workplace culture that welcomes different perspectives, contributions and provides equal access to opportunities and resources for everyone. Our commitment to inclusion and diversity is reflected in the way we engage our people, our customers and our external partnerships.
Diversity and Inclusion Initiatives
▶We improved transparency of our diversity and inclusion progress by publishing our EEO-1 report data, and disclosing our Next Level Leidos goals to increase representation in our workforce.

2023 PROXY STATEMENT	9

OUR COMPANY
▶We expanded our Enterprise Inclusion Council adding employees and leaders from our global workforce for broad employee engagement, improving alignment to the enterprise inclusion and diversity strategy with oversight and guidance from executive leadership and a Board liaison.
▶We made several enhancements to our facilities, internal processes and benefits to improve accessibility and promote greater gender and disability inclusion.
▶We continued our "Journey to Equity Excellence" initiative and hosted an extensive art exhibit of the work of American artist T. Ellis in honor of Juneteenth showcasing key historical milestones and challenges faced by African Americans throughout American history.
▶Organizations across the enterprise hosted open and honest dialogues on race, inequality and inequity and unconscious bias.
▶We expanded our Minority Serving Institution Framework to include partnerships with seven Historically Black Colleges and Universities and four Hispanic Serving Institutions to improve the recruitment and hiring of underrepresented talent.
▶We supported nine Employee Resource Groups with over 6,500 employees in multiple Leidos locations, an increase of 30% in membership from the prior year.

MENTAL HEALTH AND WELL-BEING
In 2022, we expanded our flagship social purpose campaign: Mission for the Mind: Advancing Mental Health Solutions. Leidos is committed to prioritizing the mental health of employees, their families and the broader communities where we operate. As part of this effort we expanded our partnership with the Milken Institute Center for Public Health to help accelerate our ongoing CEO Pledge to end Addiction efforts. More than 150 CEOs and senior leaders have signed the pledge. Core to the relationship is a Collaborative Action Group created to reach more employees and communities, especially in light of how the COVID-19 pandemic has exacerbated substance abuse and harmed mental health and well-being globally.
The program focuses on:
▶Anti-opioids and substance use disorder prevention;
▶Anxiety, depression and COVID-19-related impacts; and
▶Suicide prevention efforts, especially related to veterans and the emerging vulnerable population of healthcare workers.
We maintain the Leidos Well-Being Champion Network, which is comprised of employees across the United States and United Kingdom who support employee health, well-being and work-life balance. The ambassadors promote four key pillars: Mental, Physical, Financial & Social Well-Being to ensure visibility and access at all levels across the business. We also worked with our pharmacy benefit management organization and dental insurance provider to promote safer use of opioids with the goal of reducing the likelihood that a Leidos employee or a family member will develop an opioid use disorder. Leidos continues to provide significant support to non-profit organizations in this area each year, having already contributed millions of dollars to substance misuse and mental health charitable efforts.

10	LEIDOS

OUR COMPANY
AWARDS AND RECOGNITION
In 2022, our ESG practices continued to be recognized by a wide range of organizations and publications:

#2 on Forbes' America’s Best Employers for Veterans	#3 on Military Friendly’s Supplier Diversity Program ($5 billion & over)

World’s Most Ethical Companies Honoree from Ethisphere (five consecutive years)	#13 on Military.com's Top 25 Veteran Employers

Gold Medallion from the U.S. Labor Department HIRE Vets program	#16 on U.S. Black Engineer Magazine’s Top Supporters of HBCU Engineering Schools

Best of the Best on U.S. Veteran Magazine’s Top Veteran-Friendly Companies	#36 on Military Times' Best for Vets Employers

Best Places to Work for Disability Inclusion from the Disability Equality Index (100% score)	Careers & The Disabled Magazine’s Top 50 Employers #26

Leading Disability Employer Seal from the National Organization on Disability	Military Spouse Friendly Employer from MilitaryFriendly.com

Bronze Award from Military Friendly Employers	#44 on Drucker Institute’s Management Top 250

#15 in STEM Workforce Diversity Magazine's Top 50 Employers for Workforce Diversity	Best Places to Work for Minority STEM Professionals from STEM Workforce Diversity Magazine

2023 PROXY STATEMENT	11

Proxy Summary
This summary highlights selected information provided in more detail throughout this proxy statement. This summary does not contain all the information you should consider before voting. Please read the complete proxy statement and our annual report carefully before casting your vote.

PROPOSAL 1
Election of Directors
Why the Board recommends you support our nominees
We believe our nominees reflect a broad range of experience, knowledge and judgment beneficial to the broad business diversity of the company.
▶All of our nominees are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or their earlier retirement, resignation or removal.
The Board of Directors recommends a vote FOR each nominee. See page 18 for additional information

OUR NOMINEES AT A GLANCE

THOMAS A. BELL Nominee and incoming Chief Executive Officer(1)	GREGORY R. DAHLBERG Independent	DAVID G. FUBINI Independent	NOEL B. GEER Independent	MIRIAM E. JOHN Independent	ROBERT C. KOVARIK, JR. Independent
Age: 62	Director Since 2016 Age: 71 Leidos Committees	Director Since 2013 Age: 69 Leidos Committees	Director Since 2013 Age: 68 Leidos Committees	Director Since 2007 Age: 74 Leidos Committees	Director Since 2018 Age: 73 Leidos Committees

*
			(Chair)	(Chair)	(Chair)
President – Defense Rolls-Royce plc; Chairman & Chief Executive Officer, Rolls-Royce North America, Inc.		Current Public Company Directorships Bain Capital Specialty Finance, Inc. Bain Capital Private Credit

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PROXY SUMMARY

HARRY M. J. KRAEMER, JR. Independent	GARY S. MAY Independent	SURYA N. MOHAPATRA Independent	PATRICK M. SHANAHAN Independent	ROBERT S. SHAPARD Lead Director(2) Independent	SUSAN M. STALNECKER Independent
Director Since 1997 Age: 68 Leidos Committees	Director Since 2015 Age: 58 Leidos Committees	Director Since 2016 Age: 73 Leidos Committees	Director Since 2022 Age: 60 Leidos Committees	Director Since 2013 Age: 67 Leidos Committees	Director Since 2016 Age: 70 Leidos Committees

*				*	*
(Chair)
Current Public Company Directorships Dentsply Sirona Inc. Option Care Health, Inc.		Former Directorships During Past 5 Years Xylem Inc.	Current Public Company Directorships Spirit AeroSystems Holdings, Inc., CAE, Inc. Former Directorships During Past 5 Years Zanite Acquisition Corp.	Current Public Company Directorships NACCO Industries, Inc.	Current Public Company Directorships Bioventus Inc., The Macquarie Optimum Funds

*   Financial Expert
(1) The Board appointed Mr. Bell as Leidos' Chief Executive Officer effective May 3, 2023.
(2) The Board expects to appoint Mr. Shapard as the independent, non-executive Chair of the Board after the 2023 annual meeting of stockholders.

COMMITTEES:	Audit & Finance	Human Resources & Compensation	Corporate Governance & Ethics	Technology & Information Security
BOARD COMPOSITION OVERVIEW
Each year, the Corporate Governance and Ethics Committee reviews the composition of the Board to assess the qualifications and areas of expertise needed in directors to enhance the Board’s exercise of its duties. In evaluating potential nominees, the Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue to oversee the success of our business and advance stockholders’ interests.
In addition, the Corporate Governance and Ethics Committee will consider candidates with a diversity of race, ethnicity and/or gender, and will ensure that such candidates are included in each pool from which Board nominees are chosen. The Board is committed to ensuring that it remains composed of directors who have the appropriate skills to oversee the success of the business and striving to maintain an appropriate balance of diversity (including gender diversity), experience, and tenure in its composition, and intends to increase the proportion of gender and racially/ethnically diverse directors over the next few years. For additional information regarding our director nominees and our criteria for Board membership, see “Nominees for Election to the Board of Directors” on page 19 and “Criteria for Board Membership” on page 18.

INDEPENDENCE	GENDER	RACIAL AND ETHNIC DIVERSITY	TENURE[1]

(1) Represents tenure upon election of Mr. Bell to the Board.

2023 PROXY STATEMENT	13

PROXY SUMMARY
BOARD SKILLS AND EXPERIENCE
Our directors collaboratively contribute significant experience in areas that are relevant for appropriate oversight of our business and strategy. For additional information regarding our director nominees’ experience, see “Nominees for Election to the Board of Directors” on page 19.

Senior Leadership Experience

Financial Expertise

Innovation, Technology and Cyber Expertise

International Business Experience

Public Company Experience

Government and Military Expertise

Risk Management Experience

Human Capital Management Expertise
CORPORATE GOVERNANCE HIGHLIGHTS
Leidos recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. We believe that strong corporate governance is critical to achieving our mission and long-term stockholder value. The following table highlights certain of our corporate governance practices and policies:
▶Independent Chair following the 2023 annual meeting with robust and well-defined responsibilities
▶Executive session during every Board meeting led by the Independent Chair following the 2023 annual meeting without management present
▶No supermajority stockholder voting requirements in our charter or bylaws
▶Proxy access right for stockholders
▶Annual election of all directors
▶Majority voting with resignation policy for directors in uncontested elections
▶Annual Board and Committee evaluations, periodic, third-party facilitated evaluations
▶Risk oversight by Board and Committees
▶Independent directors focus on executive succession planning
▶Independent Committee chairs
▶Annual advisory vote on executive compensation
▶Meaningful stock ownership requirements for directors and executives
▶Robust board refreshment process, including a focus on skills, diversity and ethics
▶Annual review of Committee charters and Corporate Governance Guidelines
As previously announced, the Board expects to split the roles of CEO and Chair after the 2023 annual meeting of stockholders, and appoint Mr. Shapard as the independent, non-executive Chair of the Board. Our Board believes that this leadership structure is appropriate at this time because it effectively allocates authority, responsibility, and oversight between management and independent members of our Board.
STOCKHOLDER ENGAGEMENT
Throughout the year, members of our Investor Relations team and our business leaders have engaged with many of our top stockholders to seek their input and feedback, remain well-informed regarding their perspectives, and help increase their understanding of our business. Management also routinely engages with investors at conferences and other forums. This outreach complements our Investor Relations team’s numerous touchpoints with stockholders each year. Depending on the circumstance, one or more independent directors may also engage in these conversations with stockholders. In addition, our Board receives reporting on a quarterly basis related to feedback from investors, as well as stockholder voting results.
We maintain an ongoing dialogue with our stockholders about our:
▶business strategy
▶market positioning
▶financial performance
▶corporate governance
▶human capital management
▶diversity and inclusion
▶ESG matters

14	LEIDOS

PROXY SUMMARY

PROPOSAL 2
Advisory Vote on Executive Compensation
Why the Board recommends you support this proposal
▶Our executive compensation programs are designed to align the interests of senior management with stockholders by tying a significant portion of their potential compensation to the achievement of challenging financial performance goals.
▶A small portion is contingent on personal and leadership goals, which now include the achievement of ESG metrics.
The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement. See page 43 for additional information

EXECUTIVE COMPENSATION OVERVIEW
We believe that executive pay should be largely variable, equity-based, and tied to preset performance goals, and this is demonstrated in our pay mix and design.

CEO
Other NEOs
EXECUTIVE COMPENSATION HIGHLIGHTS
Our compensation programs seek to closely align the interests of our named executive officers with the interests of our stockholders. To achieve this goal, our programs are designed to:
▶Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.

2023 PROXY STATEMENT	15

PROXY SUMMARY
The following table summarizes certain highlights of our executive compensation practices and policies:

WHAT WE DO	WHAT WE DON’T DO

  Use predominantly equity-based pay
  Use rigorous goal setting aligned with pre-established targets
  Use “clawback” provisions to promote accountability
  Use balanced performance metrics that consider absolute and relative performance
  Conduct annual compensation review and risk assessment
  Use meaningful equity ownership guidelines
  Retain an independent compensation consultant
  Minimum one-year vesting requirement for all equity award types

  No excessive perquisites
  No “golden parachutes”
  No “single-trigger” severance benefits or accelerated vesting of equity upon a change in control
  No multi-year guaranteed incentive awards for senior executives
  No excise tax “gross-ups” upon a change in control
  No discounting, reloading or repricing of stock options without stockholder approval
  No liberal share recycling

For additional information regarding our compensation programs and decisions for fiscal 2022, see “Compensation Discussion and Analysis” on page 44.
2022 SAY-ON-PAY VOTE

At our last annual stockholders’ meeting in April 2022, we held a non-binding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 96% of stockholder votes cast in favor of our say-on-pay resolution.	2022 Say-on-Pay 96%	3-Year Average Say-on-Pay 95%
2023 COMPENSATION PROGRAM
Each year, we perform a comprehensive review of our executive compensation program in consideration of our performance, the performance of our peer group, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels and pay design. We believe the changes for the 2023 compensation program are in the best interest of Leidos' stockholders, and are aligned with our pay for performance philosophy and the dynamic nature of executive compensation practices and developments in our business and industry.
2023 Short-Term Incentive Plan
Beginning in 2023, we will modify the design of our short-term incentive program to reflect new financial performance metrics and weighting and increase the maximum payout scale from 150% to 200% as well as lower the threshold from 60% to 50%.

Changes to Short Term Incentive Plan
2022 Program		2023 Program
Metric	Weight	Metric	Weight
Adjusted Operating Income	40%	Adjusted Operating Income	40%
Free Cash Flow	20%	Operating Cash Flow	30%
Total Backlog	40%	Book-to-Bill	30%
ESG Role in Annual Cash Incentive
We have adopted an "Engage" modifier to the personal performance portion of our short-term incentive plan. The modifier, which is being included as part of the "personal goals" portion of our short-term incentive plan, will be measured against the Company's efforts to increase representation of female and ethnically diverse employees (measured against the "Next Level

16	LEIDOS

PROXY SUMMARY
Leidos" goal of a 10% increase by 2030), improve employee retention and engagement metrics, and upskill our technical workforce. We believe these changes further align our executive compensation program with sustained stockholder performance, and hold our executives accountable for making progress on our commitment to building and reinforcing a strong inclusive culture at Leidos.
2023 Long-Term Incentive Plan
Beginning in 2023, performance restricted stock units and stock options issued under our long-term incentive plan will have a three-year pro-rata vesting, and the maximum payout scale for performance share awards will be increased from 150% to 200%. For additional information regarding changes in our compensation program, see “Compensation Discussion and Analysis” on page 44.

PROPOSAL 3
Say-on-Pay Frequency
Why the Board recommends you support this proposal
▶In making this recommendation for an annual advisory vote on executive compensation, the Board considered that an annual say on pay vote enables our stockholders to provide us with timely input on our compensation matters.
The Board of Directors recommends continuing our practice of holding an advisory vote on executive compensation every ONE YEAR. See page 80 for additional information

PROPOSAL 4
Ratification of Appointment of Independent Registered Public Accounting Firm
Why the Board recommends you support this proposal
▶The Audit and Finance Committee reappointed Deloitte & Touche LLP as our independent registered public accounting firm for 2023. We are asking you to ratify this appointment.
▶One or more representatives of Deloitte will be present at the meeting and will be available to respond to appropriate questions.

The Board of Directors recommends stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023.
See page 81 for additional information

PROPOSAL 5	Stockholder Proposal Regarding Report on Political Expenditures Congruence ▶You will have the opportunity to vote on this stockholder proposal, if properly presented at the meeting.	The Board of Directors recommends stockholders vote AGAINST this stockholder proposal. See page 84 for additional information

PROPOSAL 6	Stockholder Proposal Regarding Independent Board Chair ▶You will have the opportunity to vote on this stockholder proposal, if properly presented at the meeting.	The Board of Directors recommends stockholders vote AGAINST this stockholder proposal. See page 87 for additional information

2023 PROXY STATEMENT	17

PROPOSAL 1
Election of Directors
At the annual meeting, stockholders will vote on the election of twelve nominees to serve for one-year terms to hold director positions until their successors are elected and qualified unless any such director resigns or is removed prior to the end of their term. All nominees have been nominated by the Board of Directors (the “Board”) based on the recommendation of the Corporate Governance and Ethics Committee. Each nominee has consented to be named in this proxy statement and to serve if elected.
Vote Required
The election of directors at the 2023 annual meeting is uncontested. In an uncontested election, nominees must receive a majority of votes cast (meaning the number of votes "FOR" a nominee must exceed the number of votes "AGAINST" a nominee). Abstentions and broker non-votes are not counted as votes cast. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed in the proxy. In the absence of specific voting instructions, the shares represented by properly executed, timely received and unrevoked proxies will be voted "FOR" each nominee.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR each nominee.
Board Overview
CRITERIA FOR BOARD MEMBERSHIP
To fulfill its responsibility to identify and recommend to the full Board nominees for election as directors, the Corporate Governance and Ethics Committee reviews the composition of the Board to assess the qualifications and areas of expertise needed in directors to further enhance the Board’s exercise of its duties. In evaluating potential nominees, the Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue the success of our business and advance stockholders’ interests. In evaluating the suitability of individual nominees, the Corporate Governance and Ethics Committee and the Board consider many factors, including:
▶Expertise and involvement in areas relevant to our business such as defense, intelligence, science, healthcare, technology, finance, government or commercial and international business;
▶Interpersonal skills, substantial personal accomplishments and diversity as to gender identity, age, race, ethnic background, sexual orientation, culture and experience;
▶Commitment to business ethics, professional reputation, independence and understanding of the responsibilities of a director and the governance processes of a public company;
▶Demonstrated leadership, with the ability to exercise sound judgment informed by a diversity of experience and perspectives; and
▶Benefits from the continuing service of qualified incumbent directors in promoting stability and continuity, contributing to the Board’s ability to work together as a collective body and giving Leidos the benefit of experience and insight that its directors have accumulated during their tenure.

18	LEIDOS

PROPOSAL 1: ELECTION OF DIRECTORS
Retirement Age and Board Refreshment
The Board recognizes the importance of periodic board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board. The Board values the contributions of both newer views as well as directors who have developed extensive experience and insight into the Company during their service on the Board. Accordingly, the Board has established a retirement age for independent directors of 75 and has not granted any exemptions or waivers to this policy. The Board believes that the evaluation and nomination processes will ensure that the Company has a properly constituted and functioning Board and considers, at least annually, upcoming retirements, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the diverse skills, knowledge, experience, and perspectives of directors, each individual director’s performance and contributions to the work of the Board and its committees, along with other factors the Board deems appropriate as part of Board succession planning and the nomination of director candidates.

Board Diversity Commitment
The Board and the Corporate Governance and Ethics Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. The Board is committed to actively seeking directors who are diverse with respect to gender, race and ethnicity for the pool from which director candidates are selected. Presently, 5 of 12 Board nominees are women or come from a diverse background. The Board is committed to ensuring that it remains composed of directors who have the appropriate skills to oversee the success of the business and striving to maintain an appropriate balance of diversity, experience, and tenure in its composition, and intends to increase the proportion of gender and racially/ethnically diverse directors over the next few years.

Board Diversity Policy
The Board’s overall diversity is a significant consideration in the director nomination process and a component of our direction to the independent search firm that helps us identify potential candidates. The Corporate Governance and Ethics Committee will consider candidates with a diversity of race, ethnicity and/or gender, and will ensure that such candidates are included in each pool from which Board nominees are chosen.

Nominees for Election to the Board of Directors
Set forth below is a brief biography of each nominee for election as a director and a discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that the nominee should serve as a director of our Company. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending to stockholders a group of nominees with complementary skills and a diverse mix of backgrounds, perspectives and expertise beneficial to the broad business of our Company. As previously announced, Mr. Krone is retiring and will not be standing for re-election as a member of our Board. Our Board membership criteria and director nomination process are described in the “Corporate Governance” section of this proxy statement.

2023 PROXY STATEMENT	19

PROPOSAL 1: ELECTION OF DIRECTORS

THOMAS A. BELL

Director Nominee and Incoming Chief Executive Officer Age: 62 President – Defense Rolls-Royce plc; Chairman & Chief Executive Officer, Rolls-Royce North America, Inc.
Mr. Bell has served since February 2018 as President – Defense Rolls-Royce plc; Chairman and CEO – Rolls-Royce North America (Rolls-Royce), one of the world’s preeminent manufacturers of highly-efficient integrated power and propulsion solutions. Mr. Bell was responsible for overseeing Rolls-Royce’s full range of business in North America, with responsibility for all U.S.-based employees, facilities and customers. He also led Rolls-Royce’s U.S. government, state, and local stakeholder management for employees and presence in 26 states and Canada. Prior to his current role, Mr. Bell was senior vice president of global sales and marketing for defense, space and security at The Boeing Company (Boeing). Before joining Boeing in 2015, Mr. Bell was President of Rolls-Royce Defense Aerospace, having joined as President, Customer Business, North America in mid-2012. Previously, he spent over two decades with Boeing in a variety of leadership positions within the defense, space and security business and began his aerospace career with Lockheed Martin in human space flight.
The Board has appointed Mr. Bell as Leidos' Chief Executive Officer, effective May 3, 2023.
Mr. Bell brings to our Board an exceptional track record in harnessing the power of technology to drive growth and innovation. The Board believes his strong leadership skills and focus on understanding the needs of the customer have resulted in a consistent record of success and value creation in both products and services. In addition, our Board believes that the Chief Executive Officer should serve on the Board to help communicate the Board’s priorities to management and management’s perspective to the Board.

GREGORY R. DAHLBERG

Director since: 2016 Age: 71 Leidos Committees: ▶Audit & Finance ▶Corporate Governance & Ethics
Mr. Dahlberg has nearly 40 years of experience in federal budgeting, congressional legislation, executive management and military affairs with congressional committees, federal agencies, and private industry. As Lockheed Martin Corporation’s Senior Vice President for Washington Operations between 2009 and 2015, he was responsible for devising and implementing advocacy, marketing, and legislative strategies for the corporation’s largest programs and for directing the corporation’s liaison activities with Congress, the White House, federal departments, industry associations, state governments and foreign embassies. Mr. Dahlberg also served for over 20 years as a senior House Appropriations Committee staff member, including seven years as Minority Staff Director of the House Appropriations Defense Subcommittee with jurisdiction over programs of the Department of Defense and intelligence agencies. Mr. Dahlberg also was confirmed as the 26th Under Secretary of the Army, serving as the principal advisor to the Secretary of the Army on all matters related to the management and operation of the United States Army, including programming and budgeting, weapons systems, manpower, personnel, reserve affairs, installations and logistics. He was appointed Acting Secretary of the Army in early 2001.
Mr. Dahlberg brings to our Board executive management background in government and industry, and his expertise in federal budgeting and congressional affairs provides the Board with experience that is highly relevant and valuable to our business as a government contractor.

20	LEIDOS

PROPOSAL 1: ELECTION OF DIRECTORS

DAVID G. FUBINI

Director since
2013

Age: 69

Leidos
Committees:
▶Human Resources
& Compensation
▶Corporate
Governance &
Ethics

Current Public
Company
Directorships:
▶Bain Capital
Specialty
Finance, Inc.
▶Bain Capital Private Credit

Mr. Fubini is a Senior Lecturer at Harvard Business School and a Director Emeritus at McKinsey & Company, a global management consulting company. Previously, he was a Senior Director at McKinsey, where he worked for over 33 years. He was McKinsey’s Managing Director of the Boston Office, the past leader of the North American Organization Practice and the founder and leader of the Firm’s Worldwide Merger Integration Practice.
Mr. Fubini brings to our Board expertise in architecting and executing organizational transformations. His extensive involvement in a wide array of corporate transactions and his executive management experience at McKinsey offer valuable insights to our Board.

NOEL B. GEER

Director since: 2013 Age: 68 Leidos Committees: ▶Human Resources & Compensation (Chair) ▶Corporate Governance & Ethics
Ms. Geer is the retired President of HCA Information Technology & Services, Inc., a wholly-owned subsidiary of Nashville-based Hospital Corporation of America. Ms. Geer has over 35 years of experience in healthcare IT. She spent 30 years in HCA’s Information Service Department in a variety of positions. Ms. Geer has previously served on the boards of Franklin Road Academy, the United Way of Middle Tennessee, The Nashville Alliance for Public Education, the National Alliance for Health Information Technology, The HCA Foundation and the American Hospital Association Working Group for Health IT Standards. Ms. Geer is an emeritus member of the Vanderbilt University School of Engineering Committee of Visitors and a member of the Leadership Nashville class of 2010. She also served as an adjunct professor in the Owen School of Management of Vanderbilt University for several years.
Ms. Geer brings to our Board extensive leadership experience in healthcare information technology. She provides insights and perspectives that our Board views as important to us as a provider of information technology services and solutions.

2023 PROXY STATEMENT	21

PROPOSAL 1: ELECTION OF DIRECTORS

MIRIAM E. JOHN

Director since 2007 Age: 74 Leidos Committees: ▶Technology & Information Security (Chair) ▶Corporate Governance & Ethics
Dr. John retired from Sandia National Laboratories, a science and engineering laboratory, after serving since 1982 in a number of managerial and technical roles, most recently of which was as Vice President of Sandia’s California Division. Dr. John has been a long-time member of the Department of Defense’s Defense Science Board. She is the past Chair of the National Academies’ Naval Studies Board and a member of its Intelligence Community Studies Board and has served on the Board on Chemical Sciences and Technology and the Board on Army Science and Technology. She also serves on the boards of a number of federally funded national security laboratories, including MIT Lincoln Lab and Lawrence Livermore National Laboratory. She is a Senior Fellow and past Chair of the California Council on Science and Technology. She has also been elected a National Associate of the National Academies and is the recipient of the Department of Defense’s prestigious Eugene G. Fubini Award and the Navy’s Superior Public Service Award for her advisory contributions. Dr. John is a member of the National Academy of Engineering and recently has been awarded the John S. Foster Award for contribution to national security and the nuclear weapons enterprise.
Dr. John is a highly respected scientist, speaker and consultant on both technical and leadership topics. She brings to our Board her diverse experience managing multi-disciplinary science and engineering organizations supporting national security, energy and defense. Our Board believes that Dr. John’s scientific background and leadership experience enable her to provide critical perspectives on technical, cybersecurity, national security and organizational issues important to our business.

ROBERT C. KOVARIK, JR.

Director since 2018 Age: 73 Leidos Committees: ▶Audit & Finance (Chair) ▶Human Resources & Compensation
Mr. Kovarik has held various leadership positions at companies and globally recognized accounting and consulting firms. Mr. Kovarik served on the CareFirst, Inc. Board of Trustees from 2014 to 2021, as the Chair of its Investment and Finance Committee and as a member of its Audit and Compliance Committee. He also served as a member of the Alliance Bankshares Corporation Board of Directors from 2011 to 2012, where he served as its Audit Committee Chair. Mr. Kovarik served as a partner at Ernst & Young LLP (E&Y) from 2002 to 2008, and was part of the E&Y National Professional Practice group from 2005 to 2008, serving as a practice director for the Mid-Atlantic Area. From 2002 to 2005, Mr. Kovarik was an engagement partner for a wide range of corporate clients operating in both the government services and commercial markets. Prior to E&Y, Mr. Kovarik was with Arthur Andersen, LLP for over 25 years. At Andersen he held a variety of leadership positions and served as engagement partner for many large public and private companies with operations in the United States and around the world. Mr. Kovarik has served as an adjunct professor at both the University of Maryland and the University of Virginia.
Mr. Kovarik brings to our Board broad experience advising government and commercial clients, and his financial and accounting expertise, is important to our Board in fulfilling its oversight responsibilities. Mr. Kovarik is an “audit committee financial expert,” as defined by SEC rules.

22	LEIDOS

PROPOSAL 1: ELECTION OF DIRECTORS

HARRY M.J. KRAEMER, JR.

Director since: 1997 Age: 68 Leidos Committees: ▶Audit & Finance Corporate ▶Governance & Ethics Current Public Company Directorships: ▶Dentsply Sirona Inc. ▶Option Care Health, Inc.
Mr. Kraemer has been an executive partner of Madison Dearborn Partners, LLC, a private equity investment firm, since April 2005, and has served as a professor at the Kellogg School of Management at Northwestern University since January 2005. Mr. Kraemer previously served as the Chairman of Baxter International, Inc., a healthcare products, systems and services company, from 2000 until 2004, as Chief Executive Officer of Baxter from 1999 until 2004, and as President of Baxter from 1997 until 2004. Mr. Kraemer also served as the Senior Vice President and Chief Financial Officer of Baxter from 1993 to 1997.
Mr. Kraemer brings comprehensive executive management experience to our Board as a former Chairman, Chief Executive Officer and Chief Financial Officer of a major global corporation. His investment and health expertise, background in commercial and international business, qualification as an “audit committee financial expert” as defined by SEC rules and thought leadership as a distinguished educator at a leading business school provide valuable contributions to our Board.

GARY S. MAY

Director since: 2015 Age: 58 Leidos Committees: ▶Human Resources & Compensation ▶Technology & Information Security
Dr. May has served as the 7th Chancellor of the University of California at Davis since August 2017. He previously served as the Dean of the College of Engineering at the Georgia Institute of Technology from 2011 to 2017. Prior to this, Dr. May served as the Chair of the School of Electrical and Computer Engineering from 2005 to 2011 and was the executive assistant to Georgia Tech President G. Wayne Clough from 2002 to 2005. Dr. May was a National Science Foundation graduate fellow and an AT&T Bell Laboratories graduate fellow and worked as a member of the technical staff at AT&T Bell Laboratories. He is a former member of the National Advisory Board of the National Society of Black Engineers.
Dr. May is a distinguished researcher in the field of computer-aided manufacturing of integrated circuits (IC). He has authored over 200 articles and technical presentations in the area of IC computer-aided manufacturing and has been honored with numerous awards and distinctions for his work. As an accomplished engineer with leadership experience at a prominent academic institution and expertise in areas relevant to our business, including technology and cybersecurity, Dr. May brings to our Board special insight and perspectives that the Board views as important to us as a leading science and technology company.

2023 PROXY STATEMENT	23

PROPOSAL 1: ELECTION OF DIRECTORS

SURYA N. MOHAPATRA

Director since: 2016 Age: 73 Leidos Committees: ▶Human Resources & Compensation ▶Technology & Information Security Former Directorships During Past 5 Years: ▶Xylem Inc.
Dr. Mohapatra has held senior leadership positions in the healthcare industry for more than 30 years, most recently as the Chairman, President and Chief Executive Officer of Quest Diagnostics Inc., a leading provider of diagnostic testing, information and services where he had been a senior executive since 1999. Dr. Mohapatra is a past board member of the ITT Corporation and Xylem Inc., a leading global water technology and transport company. He is also a Trustee of The Rockefeller University and an Executive in Residence at the Columbia Business School.
Dr. Mohapatra’s extensive executive leadership experience in the healthcare industry, his service on other major public company boards and experience in technology and cybersecurity bring to our Board valuable perspectives.

PATRICK M. SHANAHAN

Director since:
2022

Age: 60

Leidos
Committees:
▶Human Resources & Compensation
▶Technology &
Information
Security
Current Public
Company
Directorships:
▶Spirit
AeroSystems
Holdings, Inc.
▶CAE, Inc.

Former
Directorships During Past 5 Years:
▶Zanite Acquisition Corp.

Mr. Shanahan served as the 33rd Deputy Secretary of Defense. He served as Acting Secretary of Defense from January 1, 2019, to June 23, 2019. Mr. Shanahan helped lead the development of several key Department of Defense policies and strategies. Mr. Shanahan also championed several digital and technological advancements for the Department, including modernization in cybersecurity, artificial intelligence, cloud computing and command, control and communication. In June 2018, Mr. Shanahan established the Joint Artificial Intelligence Center and published the Department’s Artificial intelligence Strategy. Mr. Shanahan was previously at The Boeing Company, where he served for over 30 years in various senior roles, including as Senior Vice President, Supply Chain & Operations, Senior Vice President of Commercial Airplane Programs, Vice President and General Manager of the 787 Dreamliner, Vice President and General Manager of Boeing Missile Defense Systems and Vice President and General Manager of Boeing Rotorcraft Systems.
Mr. Shanahan brings to our Board extensive experience as a senior leader in government, strategic planning background, extensive and in-depth knowledge of our industry, deep operational experience in aerospace and defense, significant public company board experience and broad expertise in cybersecurity, information technology, artificial intelligence, cyber operations and global security issues. He provides our Board with unique insights into key areas of our business as a provider of services and solutions to U.S. government customers, as well as international governments and broader commercial markets.

24	LEIDOS

PROPOSAL 1: ELECTION OF DIRECTORS

ROBERT S. SHAPARD

Director since: 2013 Age: 67 Leidos Committees: ▶Audit & Finance ▶Corporate Governance & Ethics (Chair) Current Public Company Directorships: ▶NACCO Industries, Inc.
Independent Lead Director
Mr. Shapard currently serves as Chairman of the Board of Directors of Oncor Electric Delivery Company LLC, where he also served as Chief Executive Officer from April 2007 until March 2018. He previously served as a strategic advisor to Oncor, helping to implement and execute growth and development strategies. Between March and October 2005, he served as Chief Financial Officer of Tenet Healthcare Corporation, one of the largest for-profit hospital groups in the United States, and was Executive Vice President and Chief Financial Officer of Exelon Corporation, a large electricity generator and utility operator, from 2002 to February 2005. Before joining Exelon, Mr. Shapard was Executive Vice President and Chief Financial Officer of Ultramar Diamond Shamrock, a North American refining and marketing company. Previously, from 1998 to 2000, Mr. Shapard was CEO and Managing Director of TXU Australia Pty. Ltd., a subsidiary of the former TXU Corp., which owned and operated electric generation, wholesale trading, retail, and electric and gas-regulated utility businesses.
The Board expects to appoint Mr. Shapard as independent, non-executive Chair after the 2023 annual meeting of stockholders.
As an experienced executive in the energy industry, Mr. Shapard brings to our Board a unique perspective on issues that are important to our business. In addition, his previous experience as a Chief Financial Officer provides expertise critical to his role as a member of our Board’s Audit & Finance Committee. He is an “audit committee financial expert,” as defined by SEC rules.

SUSAN M. STALNECKER

Director since: 2016 Age: 70 Leidos Committees: ▶Audit & Finance ▶Technology & Information Security Current Public Company Directorships: ▶Bioventus Inc. ▶The Macquarie Optimum Funds
Ms. Stalnecker was employed by E.I. du Pont de Nemours & Co. (currently DuPont de Nemours, Inc.) from 1977 to 2016, serving in numerous senior roles during her tenure, including ten years as Vice President and Treasurer and most recently as Vice President, Corporate Productivity and Hospitality. Ms. Stalnecker previously served on the Board of Directors of PPL Corporation, a public holding company of PPL Electric Utilities Corporation, from December 2001 to January 2009, and on the Board of Trustees of Duke University from 2003 to 2015. She currently serves on the Board of Directors of Bioventus Inc., where she is also the chair of the Audit and Risk Committee. In addition, Ms. Stalnecker serves on the Board of Directors of The Macquarie Optimum Funds, where she is the chair of the Audit Committee, and on the Board of Directors of the Duke University Health System, Inc., where she is the Chair of the Audit and Compliance Committee. She is also a Senior Adviser to the Boston Consulting Group, specializing in restructuring, finance transactions, activism and executive coaching.
Ms. Stalnecker brings to our Board diverse business experience, including financial acumen important to our Board’s Audit & Finance Committee. She is an “audit committee financial expert,” as defined by SEC rules.

2023 PROXY STATEMENT	25

PROPOSAL 1: ELECTION OF DIRECTORS
Majority Voting Standard in Uncontested
Director Elections
We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected. Abstentions and broker non-votes are not counted as votes cast. As provided in our bylaws, a “contested election” is one in which the number of nominees exceeds the number of directors to be elected. The election of directors at the 2023 annual meeting is uncontested.
If an incumbent director receives more “against” than “for” votes, then such director is expected to offer to resign, effective upon the Board’s acceptance, in accordance with our Corporate Governance Guidelines. The Corporate Governance and Ethics Committee will consider the tendered resignation and make a recommendation to the Board. The Board will consider the Committee’s recommendation and disclose its decision to accept or reject the tendered resignation in a press release, Current Report on Form 8-K or some other public announcement.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed in the proxy. In the absence of specific instructions, the shares represented by properly executed, timely received and unrevoked proxies will be voted “for” each nominee. If any of the nominees listed above become unable to stand for election at the annual meeting, the proxy holders intend to vote for any person designated by the Board to replace the nominee unable to serve, or the Board may reduce its size.
Limitations on Other Board Service
The Corporate Governance and Ethics Committee reviews the director selection process annually. The Board expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to our Company. The Committee has adopted policies so that the independent directors may not serve on the boards of directors of more than three other publicly-traded companies. Employee directors may not serve on the board of more than one other public company, and any board membership of employee directors must be approved in advance by the Chief Executive Officer, the Chair of the Board or the Independent Lead Director (and, after the 2023 annual meeting of stockholders, the Chief Executive Officer or the Independent Chair of the Board), as appropriate. We expect our directors to advise the Chair of the Corporate Governance and Ethics Committee and the Chair of the Board before accepting membership on other boards of directors, accepting membership on any audit committee or other significant committee assignment (such as a lead or presiding director role) on any other board of directors, or establishing or materially changing other significant relationships with businesses, institutions, governmental units or regulatory entities that may result in significant time commitments or a change in the director’s relationship to the Company. Moreover, directors are expected to act ethically at all times and adhere to the Code of Business Conduct of the Board of Directors.
Director Independence
The Board annually determines the independence of each of our directors and nominees in accordance with the Corporate Governance Guidelines. These guidelines provide that “independent” directors are independent of management and free from any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization with which we have a relationship). The Board has established independence standards set forth in the Corporate Governance Guidelines that include all elements of independence required by the listing standards of the New York Stock Exchange, or NYSE.
All members of the Audit and Finance, Human Resources and Compensation and Corporate Governance and Ethics Committees must be independent directors as defined by the Corporate Governance Guidelines. Members of the Audit and Finance Committee and the Human Resources and Compensation Committee must also satisfy separate independence requirements, which require that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation or be an affiliated person of ours or any of our subsidiaries.
Each year, our directors are obligated to complete a questionnaire that requires them to disclose any transactions with us in which the director or any member of such director’s immediate family might have a direct or potential conflict of interest. We also conduct internal diligence on our businesses related to transactions, relationships or arrangements between Leidos and our directors. Based on its review of an analysis of this information, the Board determined that Mr. Dahlberg, Mr. Fubini, Ms. Geer, Dr. John, Mr. Kovarik, Mr. Kraemer, Dr. May, Dr. Mohapatra, Mr. Shanahan, Mr. Shapard and Ms. Stalnecker are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment. Mr. Krone was not deemed independent because of his role as our Chief Executive Officer until May 2, 2023. Mr. Bell, a nominee to our Board, has also not been deemed independent because of his upcoming role as our Chief Executive Officer, effective May 3, 2023.

26	LEIDOS

PROPOSAL 1: ELECTION OF DIRECTORS
Director Nomination Process
The Corporate Governance and Ethics Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, the criteria for board membership described in this proxy under the caption “Corporate Governance—Criteria for Board Membership,” and our current and future needs.

1
▶When vacancies on the Board are anticipated or otherwise arise, the Committee prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management.
▶The Committee will consider candidates with a diversity of race, ethnicity and/or gender and will ensure that such candidates are included in each pool from which Board nominees are chosen.
▶The Committee may also retain a professional search firm to assist in developing a list of qualified candidates.
▶The Corporate Governance and Ethics Committee would also consider any stockholder recommendations for director nominees that are properly received.

Collect Candidate Pool

2
▶The Committee screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board with its recommendations.

Candidate Review

3
▶The Board then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or appoint the director candidate to fill a vacancy on the Board.

Recommendation to the Board

Each nominee is a current Board member who was elected by stockholders at the 2022 annual meeting of stockholders, other than Mr. Bell, our incoming CEO, who the Board has nominated for election by our stockholders at the 2023 annual meeting of stockholders.
Stockholder Recommendations and Nominations of Director Candidates
The Corporate Governance and Ethics Committee considers stockholder recommendations for candidates for the Board of Directors using the same criteria described above under “Corporate Governance — Criteria for Board Membership.” The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate’s willingness to serve if elected, and a description of any ownership of shares of our common stock must be sent to: Leidos Holdings, Inc., Office of the Corporate Secretary, 1750 Presidents Street, Reston, Virginia 20190. Any stockholder nominating a person for election as a director must comply with the procedures set forth in our bylaws.

2023 PROXY STATEMENT	27

Corporate Governance
Corporate Governance Highlights
Leidos recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. We believe that strong corporate governance is critical to achieving our mission and long-term stockholder value. The following table highlights certain of our corporate governance practices and policies:
▶Independent Chair following the 2023 annual meeting with robust and well-defined responsibilities
▶Executive session during every Board meeting led by the Independent Chair following the 2023 annual meeting without management present
▶No supermajority stockholder voting requirements in our charter or bylaws
▶Proxy access right for stockholders
▶Annual election of all directors
▶Majority voting with resignation policy for directors in uncontested elections
▶Annual Board and Committee evaluations, periodic, third-party facilitated evaluations
▶Risk oversight by Board and Committees
▶Independent directors focus on executive succession planning
▶Independent Committee chairs
▶Annual advisory vote on executive compensation
▶Meaningful stock ownership requirements for directors and executives
▶Robust board refreshment process, including a focus on skills, diversity and ethics
▶Annual review of Committee charters and Corporate Governance Guidelines
After the 2023 annual meeting of stockholders, the Board expects to split the roles of CEO and Chair, and appoint Mr. Shapard as the independent, non-executive Chair of the Board. Our Board believes that this leadership structure is appropriate at this time because it will effectively and efficiently allocate authority, responsibility, and oversight between management and independent members of our Board.
Corporate Governance Guidelines
Our Board recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. Our Board has adopted Corporate Governance Guidelines which, together with our certificate of incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for our corporate governance. Our Corporate Governance Guidelines cover a wide range of subjects, including criteria for determining the independence and qualification of our directors. These guidelines are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Corporate Governance.” In addition, the Board recognizes that observing good corporate governance practices is an ongoing responsibility. The Corporate Governance and Ethics Committee regularly reviews corporate governance developments and recommends revisions to these Corporate Governance Guidelines and other corporate governance documents as necessary to promote our stockholders’ best interests and to support our compliance with all applicable laws, regulations and stock exchange requirements.
Board and Committee Structure
BOARD LEADERSHIP STRUCTURE
The Board is currently led by Roger A. Krone as Chair and Chief Executive Officer and Robert S. Shapard as Independent Lead Director. After the 2023 annual meeting of stockholders, the Board expects to split the roles of CEO and Chair, and appoint Mr. Shapard as the independent, non-executive Chair of the Board. Our Board believes that this anticipated leadership structure is appropriate at this time because it will effectively and efficiently allocate authority, responsibility, and

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oversight between management and independent members of our Board and support the independence of our non-management directors.
Our Board believes that it is in the best interests of stockholders for the Board to have the flexibility to determine the most qualified and appropriate individual to serve as Chair of the Board, whether that person is an independent director or the Chief Executive Officer.
We believe that our Board leadership structure provides for strong independent and effective oversight of our business through Mr. Shapard, our Independent Lead Director (and upcoming Independent Chair), independent Board committee chairs, experienced and committed directors and frequent executive sessions without management in attendance. The Independent Lead Director (and upcoming Independent Chair) also plays a key role in managing risk matters, and, in consultation with the Board, may override the CEO as necessary. Our Board believes that these elements, taken together, provide for objective, independent Board leadership, effective engagement with and oversight of management, and a voice that is independent from management and accountable to stockholders and other stakeholders.
The Board selects the Chair annually and has decided to separate the roles of Chair of the Board and Chief Executive Officer, effective as of the 2023 annual meeting of stockholders. The Board may, if appropriate, change that structure at any time in the future. Maintaining flexibility on this decision allows the Board to choose the leadership structure that will best serve the interests of the Company and its stockholders at any particular time. In cases where the Board determines it is in the best interests of our stockholders to combine the positions of Chair and Chief Executive Officer, the Corporate Governance and Ethics Committee nominates an independent director to serve as “Independent Lead Director,” who then must be approved by at least a majority of the independent directors.

CHAIR: Robert S. Shapard Lead Director and upcoming Independent Chair
Following the 2023 annual meeting of stockholders, our Independent Chair will be empowered with, and will exercise robust, well-defined duties, which are expected to include:

▶Presiding over and managing the meetings of the Board;
▶Supporting a strong Board culture by fostering an environment of open dialogue, ensuring effective information flow and constructive feedback among the members of the Board and senior management, facilitating communication among the Chair, the Board as a whole, Board committees, and senior management, and encouraging director participation in discussions;
▶Approving the scheduling of meetings of the Board, leading the preparation of the agenda for each meeting, and approving the agenda and materials for each meeting;

▶Calling and chairing all meetings of the independent directors;
▶Serving as a liaison between management and independent directors;
▶Representing the Board at annual meetings of stockholders and being available, when appropriate, for consultations and direct communication with stockholders and other key stakeholders;
▶Acting as an advisor to the CEO on strategic aspects of the business; and
▶Such other duties as prescribed by the Board.

Our Board is committed to strong corporate governance and believes that Board independence and oversight of management will be effectively maintained following the 2023 annual meeting of stockholders with the separation of the CEO and Chair roles. The Board’s Audit and Finance, Human Resources and Compensation and Corporate Governance and Ethics Committees are each led by and comprised entirely of independent directors.

2023 PROXY STATEMENT	29

CORPORATE GOVERNANCE
BOARD COMMITTEES
The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are four standing committees of the Board. Each independent director serves on at least two committees. The key oversight responsibilities of the committees, the current committee memberships, and the number of meetings held during 2022 are described below.
The Board has adopted charters for each of the Audit and Finance Committee, the Corporate Governance and Ethics Committee, the Human Resources and Compensation Committee, and the Technology and Information Security Committee. The charters of these committees are available on our website at www.leidos.com by clicking on the links entitled “Investor Relations,” “Corporate Governance,” and then “Board Committees.” You may also obtain printed copies of these charters by writing to our Corporate Secretary at the Company’s headquarters. From time to time, the Board may also establish ad hoc committees to address particular matters. For example, in November 2021, our Board established a special committee of independent directors to oversee an internal investigation, with the assistance of external legal counsel, related to certain conduct that may have violated the Company’s Code of Conduct and potentially applicable laws, including the U.S. Foreign Corrupt Practices Act. This special committee is comprised of Ms. Geer and Messrs. Kovarik and Shapard (Chair), and held 14 meetings in 2022.
Listed below are the members of each of the four standing committees as of the date of this proxy statement:

	Audit & Finance	Human Resources & Compensation	Corporate Governance & Ethics	Technology & Information Security
Gregory R. Dahlberg
David G. Fubini
Noel B. Geer		C
Miriam E. John				C
Robert C. Kovarik, Jr.*	C
Harry M. J. Kraemer, Jr.*
Roger A. Krone[1]
Gary S. May
Surya N. Mohapatra
Patrick M. Shanahan
Robert S. Shapard*			C
Susan M. Stalnecker*
*    Audit Committee Financial Expert
C    Chair
(1) Mr. Krone is retiring and will not be standing for re-election.

COMMITTEES:	Audit & Finance	Human Resources & Compensation	Corporate Governance & Ethics	Technology & Information Security

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COMMITTEE RESPONSIBILITIES
Following are descriptions of the primary areas of responsibility for each of the four standing committees:

AUDIT & FINANCE COMMITTEE
PRIMARY RESPONSIBILITIES:

▶Appoints and evaluates independent auditor and pre-approves fees;
▶Pre-approves audit and permitted non-audit services;
▶Reviews any audit problems;
▶Reviews adequacy of internal controls over financial reporting and disclosure controls and procedures;
▶Reviews and updates the internal audit plan;
▶Reviews any significant risks and exposures and steps taken to minimize risks;
▶Reviews quarterly and annual financial statements prior to public release;
▶Reviews critical accounting policies or changes in accounting policies;
▶Reviews periodically legal matters that may significantly impact the financial statements; and

▶Reviews and makes any necessary recommendations to the Board and management concerning:
▶capital structure, including the issuance of equity and debt securities and the incurrence of indebtedness;
▶payment of dividends, stock splits and stock repurchases;
▶financial projections, plans and strategies;
▶general financial planning, cash flow and working capital management, capital budgeting and expenditures;
▶tax planning and compliance;
▶mergers, acquisitions and strategic transactions; and
▶investor relations programs and policies.

CHAIR: Robert C. Kovarik, Jr.* Number of Meetings in Last Fiscal Year: 4 MEMBERS: Gregory R. Dahlberg Harry M. J. Kraemer, Jr. * Robert S. Shapard * Susan M. Stalnecker * * Financial Expert

CORPORATE GOVERNANCE & ETHICS COMMITTEE
CHAIR: Robert S. Shapard Number of Meetings in Last Fiscal Year: 4 MEMBERS: Gregory R. Dahlberg David G. Fubini Noel B. Geer Miriam E. John Harry M. J. Kraemer, Jr.
PRIMARY RESPONSIBILITIES:

▶Evaluates, identifies and recommends director nominees;
▶Reviews the composition and procedures of the Board;
▶Makes recommendations regarding the size, composition and charters of the Board’s committees;
▶Reviews and develops long-range plans for CEO and management succession;
▶Develops a set of corporate governance principles;
▶Recommends an independent director to serve as non-executive Chair of the Board or as Independent Lead Director;
▶Oversees Leidos’ political engagement;

▶Reviews policies and practices regarding ethical responsibilities and monitors the effectiveness of our ethics, compliance and training programs;
▶Reviews our approach to corporate responsibility and public policy, including legislative and regulatory trends and ESG issues that may affect our business operations, reputation or relations with employees, customers, stockholders and other constituents;
▶Develops and oversees an annual self-evaluation process of the Board and its committees; and
▶Reviews policies and procedures related to the Company's business outside the United States, United Kingdom and Australia.

2023 PROXY STATEMENT	31

CORPORATE GOVERNANCE

HUMAN RESOURCES & COMPENSATION COMMITTEE
CHAIR: Noel B. Geer Number of Meetings in Last Fiscal Year: 5 MEMBERS: David G. Fubini Robert C. Kovarik, Jr. Gary S. May Surya N. Mohapatra Patrick M. Shanahan
PRIMARY RESPONSIBILITIES:

▶Determines CEO compensation and approves compensation of our other executive officers;
▶Exercises all rights, authority and functions under our stock, retirement and other compensation plans;
▶Approves non-employee director compensation;

▶Reviews and approves the annual report on executive compensation for inclusion in our proxy statement;
▶Reviews compensation risk; and
▶Periodically reviews our human resources strategy, policies and programs.

TECHNOLOGY & INFORMATION SECURITY COMMITTEE
CHAIR: Miriam E. John Number of Meetings in Last Fiscal Year: 4 MEMBERS: Roger A. Krone[1] Gary S. May Surya N. Mohapatra Patrick M. Shanahan Susan M. Stalnecker
PRIMARY RESPONSIBILITIES:
▶Reviews our approach to the integration of technology and innovation;
▶Assesses trends or potential disruptions, including emerging technologies, that may influence our strategy with respect to technology and innovation;
▶Assists the Board in overseeing risks relating to technology development, information security and the effectiveness of our processes to identify, monitor and mitigate these risks; and
▶Reviews issues related to our security of enterprise-wide information technology-related risks.
(1) Mr. Krone is retiring and will not be standing for re-election.

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DIRECTOR ENGAGEMENT
BOARD OF DIRECTORS MEETINGS

7
Meetings held of the entire Board during fiscal 2022
Our Board recognizes that its oversight of our strategic priorities and responsibility to stockholders requires a personal and professional commitment that extends beyond regularly scheduled Board meetings. Ongoing and meaningful engagement with the business is critical to staying informed and provides insights that allow our directors to provide effective guidance to our leadership team and to engage in constructive dialogue with each other.

75%+
Director attendance at 2022 Board and committee meetings	During fiscal 2022, no director attended fewer than 75% of the aggregate of the meetings of the Board and committees of the Board on which they served.

100%
Director attendance at the 2022 annual meeting	It is our policy to encourage all directors to attend our annual meeting, and all of our directors attended our 2022 annual meeting.

2022 BOARD MEETINGS AT-A-GLANCE

	▶Board Effectiveness Discussions ▶Director Independence Assessment ▶Board Self-Evaluations	▶Committee Membership Discussions ▶Board Leadership Discussions ▶Board Strategy Offsite
▲			▼

	▶Compliance Programs Review ▶Annual Operating Plan Review ▶Governance Documents Review	▶Diversity, Equity and Inclusion Discussions ▶Investor Relations Updates ▶Group Strategy Discussions

2023 PROXY STATEMENT	33

CORPORATE GOVERNANCE
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Our directors are expected to keep current on issues affecting Leidos and our industry and on developments with respect to their general responsibilities as directors. In addition, the Board encourages directors to participate annually in continuing director education programs, and the Company reimburses directors for their expenses associated with this participation. Continuing director education is also provided during Board meetings and other Board discussions and as stand-alone information sessions outside of meetings. We also conduct orientation programs to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing Leidos and industry knowledge to optimize their service on the Board. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board and in committees.
ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS
The Board believes that establishing and maintaining a robust evaluation process is essential to maintaining Board effectiveness and best corporate governance practices. Accordingly, the Corporate Governance and Ethics Committee annually evaluates the performance of the Board and its committees.

1 Review of Evaluation Process	The Corporate Governance and Ethics Committee develops and oversees an annual self-evaluation process of the Board and its committees and determines whether it is appropriate for the evaluations to be conducted internally or by an independent consultant each year. While the Committee generally leads the process, the Board is committed to periodically engaging a third-party consulting firm to bring an outside perspective. For fiscal 2022, the evaluation process was conducted internally.

2 Written Questionnaires	This process is supported by written questionnaires used to facilitate the assessments, which are reviewed annually to reflect areas of focus as the Committee determines appropriate, and include topics such as:
	▶Board’s Performance ▶Board Composition, Skills, and Diversity ▶Board and Committee Meetings and Structure ▶Management Relations	▶Risk Oversight by Board and Committees ▶Duties and Responsibilities ▶Processes and Resources ▶Areas of Focus ▶Culture

3 Seek Feedback	For fiscal 2022, the evaluation process sought direct feedback from each director.

4 Board Review	Results from the evaluation were reported to and discussed with the Board. The discussion covered an assessment of the Board’s strengths and areas of opportunities, including a discussion regarding the Board’s composition, structure and oversight duties.

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The Board’s Role in Corporate Oversight
KEY AREAS OF BOARD OVERSIGHT

RISK MANAGEMENT	GOVERNANCE	HUMAN CAPITAL	STRATEGY

BOARD’S ROLE IN OVERSIGHT OF STRATEGY
Led by our CEO, senior management develops and executes our business strategy. They manage our operations and work on our business’ success, modeling our culture, establishing accountability, and controlling risk. Our CEO and senior management align our structure, operations, people, policies, and compliance efforts with our mission and strategy. Overseeing management’s development and execution of our strategy is one of the Board’s primary responsibilities. The Board also engages directly with Leidos' group leaders and regularly reviews the business’ strategic and operational priorities, competitive environment, market challenges, economic trends and regulatory developments.

Each year, senior management discusses strategy and business priorities with the Board during a two-day strategy session.	Throughout the year, the Board receives regular business and strategy updates and assesses the strategic alignment of our annual operating plan and strategic acquisition and integration process.

BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT
As part of its oversight function, the Board and its committees monitor risk as part of their regular deliberations throughout the year. When granting authority to management, approving strategies, making decisions and receiving management reports, the Board considers, among other things, the risks facing the Company.

2023 PROXY STATEMENT	35

CORPORATE GOVERNANCE
The Board also oversees risk in particular areas through its committee structure:

BOARD
Responsible for the oversight of risk management as a whole and through its committees.

AUDIT & FINANCE COMMITTEE Evaluates the Company’s guidelines and policies regarding risk assessment and risk management, including risks related to internal control over financial reporting, the Company’s major financial risk exposures, including financial, capital investment and insurance risks, and the steps management has taken to monitor and control such exposures.

CORPORATE GOVERNANCE & ETHICS COMMITTEE Oversees risks associated with governance and other ESG risks, including unethical conduct and political, social, environmental and reputational risks. Also oversees risks related to the Company's business outside of the United States, United Kingdom and Australia.

HUMAN RESOURCES & COMPENSATION COMMITTEE Evaluates risks potentially arising from the Company’s human resources and compensation policies and practices.
TECHNOLOGY & INFORMATION COMMITTEE Assists the Board in overseeing the Company’s risk posture as it relates to technology development and application activities and information security and related exposures.

MANAGEMENT

The committees coordinate among each other as necessary to support optimal oversight of risks; each Committee reports its activities to the Board and facilitates discussions among directors. Company management also maintains an Enterprise Risk Management council, comprised of the Chief Executive Officer and senior executives that, among other things, establishes the overall corporate risk strategy and reviews policies, systems, processes and training with the goal of identifying and addressing appropriate risk matters within the company. This management committee reports regularly to the Audit and Finance Committee and annually to the full Board on its activities and findings, highlighting the key risks we face and management’s actions to address those risks.

BOARD’S ROLE IN OVERSIGHT OF CYBERSECURITY AND RELATED RISKS
Information security is critical to maintaining the trust of our customers and business partners, and we are committed to mitigating risks and protecting our data and systems. We maintain comprehensive technologies and programs intended to ensure our systems are effective and prepared for data privacy and cybersecurity risks, including regular oversight of our programs for security monitoring for internal and external threats to safeguard the confidentiality, availability, and integrity of our information assets. We regularly perform evaluations of our security program and continue to invest in our capabilities to keep our customers, partners, and information assets safe. As a government contractor and a provider of information technology services, we are entrusted with highly sensitive information, and we are continuously exposed to unauthorized attempts to compromise this information through cyberattacks, the risk of insider threats and other information security risks.

CYBERSECURITY GOVERNANCE SPOTLIGHT

▶Management provides our Board and the Technology and Information Security Committee with regular updates about our cybersecurity and related risk exposures, our policies and procedures to mitigate such exposures and the status of projects to strengthen our information security infrastructure and defend against and respond to threats at least quarterly.
▶We require our employees to take annual training on information security, including cybersecurity and global data privacy requirements and compliance measures.
▶We also conduct periodic internal and third-party assessments to test our cybersecurity controls, perform cyber simulations and annual tabletop exercises, and continually evaluate our privacy notices, policies and procedures regarding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches. Leidos has rigorous controls in place to monitor personal and confidential information distributed electronically by its employees.
▶We carry insurance that provides protection against the potential losses arising from a cybersecurity incident.
▶In the last three years, we have not experienced a material information security incident.

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CORPORATE GOVERNANCE
BOARD’S ROLE IN OVERSIGHT OF ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

BOARD

HUMAN RESOURCES & COMPENSATION COMMITTEE	Our Board and the committee regularly review with management our diversity and inclusion initiatives, including recruitment, training and development efforts, as well as employee benefits and resources, and discuss metrics relating to such initiatives at least quarterly.

CORPORATE GOVERNANCE & ETHICS COMMITTEE
▶Our Board and the committee regularly review with management ESG issues that may significantly impact our business operations, reputation or relations with employees, customers, supplier partners, stockholders and other stakeholders, at least twice a year.
▶Our Board and the committee are also responsible for reviewing practices and policies in the areas of corporate responsibility, including environmental safety, protection, risk, and other environmental issues that affect the business, operations, performance, business continuity planning, and public image or reputation.
▶The committee reviews and recommends policies and procedures to maintain a business environment committed to high standards of ethics, integrity and legal compliance.

AUDIT & FINANCE COMMITTEE	The committee reviews the effectiveness of our programs for compliance with laws and regulations, including those relating to our compliance with ESG reporting requirements.

SUSTAINABILITY WORKING GROUP (SWG)

Actively engaged in overseeing ESG programs and strengthening ESG practices to support responsible and sustainable growth.

Leidos is guided by a conviction to do what is right every day, especially during challenging times. While navigating these challenges, we prioritize the health and mental well-being of our global workforce, delivering critical environmental and sustainability-driven support to customers, and create an inclusive environment where employees are respected, valued and heard. We expect our management and employees to share a common understanding of our commitment and, accordingly, have established teams within the enterprise to address our ESG goals.

2023 PROXY STATEMENT	37

CORPORATE GOVERNANCE
Transparency and Accountability
The Board believes that transparency and accountability are a critical part of our ESG strategy. Leidos publishes reports annually in accordance with the latest GRI™ Sustainability Reporting Standards and strives for continuous improvement, alignment with industry best practices and leadership in corporate sustainability and responsibility. The Company periodically re-evaluates and updates its sustainability and corporate responsibility programs and how it shares progress with stakeholders.
▶In 2019, Leidos produced its first Sustainability Accounting Standards Board (SASB) Disclosure Supplement.
▶In 2021, Leidos partnered with outside experts to conduct a formal ESG assessment, including a stakeholder engagement initiative. This engagement, alongside an analysis of internal and external trends and aligned with business priorities, helped us develop our “Next Level Leidos” ESG Goals. The goals will form the basis of the Company’s Sustainability Management Plan and drive progress in priority areas.
▶In 2022, Leidos released its 13th Annual Report covering the calendar year 2021, integrating its GRI™ Index and SASB Standards into one document to provide a comprehensive view of corporate practices in this area.
▶Leidos publishes its annual EEO-1 report, which includes information regarding its workforce diversity.
We provide additional information regarding our ESG goals on our corporate website at https://www.leidos.com/company/responsibility-and-sustainability/esg-goals. The reports mentioned above, or any other information from our website, are not part of, or incorporated by reference into this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.
BOARD’S ROLE IN OVERSIGHT OF SUCCESSION PLANNING
The Board of Directors believes it is critical to the success of the Company that continuity of leadership is ensured and that a succession plan exists for the Chief Executive Officer and other key officers. The Corporate Governance and Ethics Committee evaluates and makes recommendations to the Board on candidates for the position of Chief Executive Officer in the event that a vacancy arises or is anticipated to arise, through the death, disability, retirement or resignation of the Company’s Chief Executive Officer. The Corporate Governance and Ethics Committee is also responsible for ensuring that processes are in place for management development and succession throughout the leadership ranks. The Chief Executive Officer annually provides the Board and/or the Corporate Governance and Ethics Committee with an assessment of other senior managers and their potential to succeed them, as well as an assessment of persons considered potential successors to certain other senior management positions.
The selection and appointment of Thomas A. Bell as the incoming Chief Executive Officer demonstrate the Board's active role in succession planning. As part of a planned succession process, the Board engaged a third-party executive search firm to lead a search for a new CEO. Following interviews and a careful review of qualified candidates presented by the executive search firm, which included diverse candidates, the Board, upon recommendation from the Corporate Governance and Nominating Committee, approved the appointment of Thomas A. Bell as Leidos' new Chief Executive Officer, effective May 3, 2023. Mr. Bell will succeed Roger A. Krone, who will retire as Chairman at the time of the Company's 2023 annual meeting of stockholders, and as Chief Executive Officer as of May 3, 2023. The Board expects to appoint Robert S. Shapard as independent, non-executive Chair after the 2023 annual meeting of stockholders and also nominated Mr. Bell to the Board. To facilitate a seamless leadership transition, Mr. Krone will continue to work as a full-time employee through July 31, 2023. He will then become a part-time advisor to the Company through March 29, 2024.

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CORPORATE GOVERNANCE
STOCKHOLDER ENGAGEMENT
Throughout the year, members of our Investor Relations team and our business leaders have engaged with many of our top stockholders to seek their input and feedback, remain well-informed regarding their perspectives, and help increase their understanding of our business. Management also routinely engages with investors at conferences and other forums. This outreach complements our Investor Relations team’s numerous touchpoints with stockholders each year. Depending on the circumstance, our Independent Lead Director or another independent director may also engage in these conversations with stockholders. In addition, our Board receives quarterly reports related to feedback from investors, as well as stockholder voting results.
We maintain an ongoing dialogue with our stockholders about our:
▶Business strategy
▶Market positioning
▶Financial performance
▶Corporate governance
▶Human capital management
▶Diversity and inclusion
▶ESG matters

HOW WE COMMUNICATE	WHO WE ENGAGE	HOW WE ENGAGE

▶Annual Report ▶Proxy Statements ▶SEC filings ▶Press releases ▶Corporate website ▶Sustainability Report and related publications	▶Investors ▶Proxy advisory firms ▶ESG rating firms ▶Industry thought leaders ▶Community and business leaders ▶Non-governmental organizations	▶Earnings calls ▶Investor meetings and conferences ▶Outreach calls ▶Annual meeting ▶Queries to Investor Relations

COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND INVESTOR RELATIONS
Stockholders and other interested parties may communicate with the Board of Directors, the independent directors as a group or any of the independent directors, including Committee Chairs and the Independent Lead Director (and, following the 2023 annual meeting of stockholders, the Independent Chair), by using the following address:
Leidos Holdings, Inc.
Office of the Corporate Secretary
1750 Presidents Street
Reston, Virginia 20190
Each communication should specify the intended recipient(s). The Office of the Corporate Secretary will initially process the communications, summarize lengthy or repetitive communications and forward them to the applicable member(s) of the Board as appropriate. Communications may also be referred to other departments within the Company for action and resolution. The Company will refrain from forwarding to the Board any communication that it determines to be primarily commercial in nature, mass mailings, resumes or job inquiries, any communication that relates to an improper or irrelevant topic, or that requests general information about the Company.
To reach out to our Investor Relations department, please send us an e-mail at ir@leidos.com. Please continue to share your thoughts or concerns with us.

2023 PROXY STATEMENT	39

CORPORATE GOVERNANCE
Other Governance Policies and Practices
CODES OF CONDUCT
All of our employees, including our executive officers, are required to comply with our Code of Conduct, which describes our standards for protecting company and customer assets, fostering a safe and healthy work environment, dealing fairly with customers and others, conducting international business properly, reporting misconduct and protecting employees from retaliation. This code forms the foundation of our corporate policies and procedures designed to promote ethical behavior in all aspects of our business.
Our directors are required to comply with our Code of Business Conduct of the Board of Directors, which describes areas of ethical risk, provides guidance to directors and helps foster a culture of honesty and accountability. This code addresses areas of professional conduct relating to service on our Board, including conflicts of interest, protection of confidential information, fair dealing and compliance with all applicable laws and regulations.
These documents are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Corporate Governance.” We intend to post on our website any material changes to or waivers from our Code of Conduct and Code of Business Conduct of the Board of Directors.
RELATED PARTY TRANSACTIONS
Our Policy and Procedures
The Board has adopted written policies and procedures for the review and approval of transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board has delegated to the Audit and Finance Committee the authority to review and approve the material terms of any proposed related party transaction. If a proposed related party transaction involves a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter is also considered by the Chair of the Board and the Chair of the Audit and Finance Committee.
In determining whether to approve or ratify a related party transaction, the Audit and Finance Committee considers, among other factors it deems appropriate, the potential benefits to us, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Committee may, in its sole discretion, impose such conditions as it deems appropriate on the related party or us. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Human Resources and Compensation Committee. If a related party transaction will be ongoing, the Audit and Finance Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Audit and Finance Committee will review and assess ongoing relationships with the related party on at least an annual basis to determine whether they comply with the Committee’s guidelines and that the related party transaction remains appropriate.
We engage in transactions and have relationships with many entities, including educational, charitable and professional organizations, in the ordinary course of our business. Some of our directors, executive officers or their immediate family members may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these firms on customary terms.
Related Party Transactions
Gerard A. Fasano is Leidos’ Group President for our Defense Group. Mr. Fasano’s brother, Matthew Fasano, is a program manager at Leidos and received compensation of approximately $232,000 in 2022, including annual salary and incentive awards commensurate with his qualifications, responsibilities and other employees holding similar positions. This relationship was approved by the Audit and Finance Committee.
M. Victoria Schmanske is Leidos’ Executive Vice President of Corporate Operations. Ms. Schmanske’s brother-in-law, Paul Schmanske, is an infrastructure lead at Leidos and received compensation of approximately $167,500 in 2022, including annual salary and incentive awards commensurate with his qualifications, responsibilities and other employees holding similar positions. This relationship was approved by the Audit and Finance Committee.

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CORPORATE GOVERNANCE
Director Compensation
We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve as directors. In determining director compensation, we consider the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors. FW Cook provides competitive compensation data and director compensation program recommendations to the Human Resources and Compensation Committee for review to assist in determining its recommendation. The competitive compensation data includes information regarding the compensation (cash, equity and other benefits) of the non-employee directors within our compensation peer group that is further described in "Comparable Market Compensation" on page 53. The Human Resources and Compensation Committee considers this information and recommends to the Board the form and amount of compensation to be provided. The director compensation described below represents the total compensation received by our directors for their service as directors for both Leidos Holdings, Inc. and Leidos, Inc. Annual retainer amounts are prorated based on time served on the Board or in a committee chair role during the year. We also reimburse our directors for expenses incurred while attending meetings or otherwise performing services as a director. We do not pay separate meeting fees. Our employee director does not receive additional compensation for service as a director.
The following is a summary of our annual compensation program for our non-employee directors, as paid for service in 2022:

ADDITIONAL CASH RETAINERS
LEAD INDEPENDENT DIRECTOR $35,000	COMMITTEE CHAIR FEES Audit Committee Chair $25,000 All Other Committees (4) $15,000

(1)Vesting on the earlier of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant
(2)If a non-employee director retires due to our mandatory retirement policy, equity awards continue to vest as scheduled and options remain exercisable for the remainder of the original full option term
(3)$115,000 in restricted stock units and $50,000 in stock options
(4)An annual cash retainer is paid to the members of the Special Committee, consisting of $15,000 for the Chair and $10,000 for each other member
DEFERRAL PLANS
Non-employee directors are eligible to defer all or any portion of their cash retainers or certain equity compensation into our Keystaff Deferral Plan or Key Executive Stock Deferral Plan, or both. These plans are described in further detail under the caption “Executive Compensation—Nonqualified Deferred Compensation” below.
STOCK OWNERSHIP GUIDELINES AND POLICIES
The Board believes that its members should acquire and hold shares of our stock in an amount that is meaningful and appropriate. To encourage directors to have a material investment in our stock, the Board has adopted stock ownership guidelines that call for directors to hold shares of our stock earned from their service on our Board until attaining stock ownership with a value of at least five times the amount of their annual cash retainer. All of our directors continue to observe this holding requirement. In addition to these ownership guidelines, our directors are also subject to policies that prohibit certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety. Our policy requires directors to obtain preclearance for all transactions in our securities. In 2022, no directors were granted an exception to these requirements.

2023 PROXY STATEMENT	41

CORPORATE GOVERNANCE
The following table sets forth information regarding the compensation paid to our directors for service in fiscal 2022:

Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Total ($)
Gregory R. Dahlberg	125,000	115,090	50,010	290,100
David G. Fubini	125,000	115,090	50,010	290,100
Noel B. Geer	151,667	115,090	50,010	316,767
Miriam E. John	—	115,090	50,010	165,100
Robert C. Kovarik, Jr.	161,667	115,090	50,010	326,767
Harry M. J. Kraemer, Jr.	—	115,090	50,010	165,100
Gary S. May	125,000	115,090	50,010	290,100
Surya N. Mohapatra	125,000	115,090	50,010	290,100
Patrick M. Shanahan	109,375	139,024	60,441	308,840
Robert S. Shapard	192,500	115,090	50,010	357,600
Susan M. Stalnecker	125,000	115,090	50,010	290,100
(1)Roger A. Krone, our Chief Executive Officer, is not included in this table because he did not receive additional compensation for his services as a director. Mr. Krone's compensation is disclosed in the "Summary Compensation Table" on page 67. Amounts shown for Mr. Shanahan include prorated equity awards for the period between his appointment in February 2022 and the annual director grants in May 2022.
(2)Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director for annual retainer fees, independent lead director fees, and committee and/or chair fees. Non-employee directors are eligible to defer such cash fees into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. Dr. John and Mr. Kraemer elected to defer all of their fees earned in fiscal 2022 into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan.
(3)Amounts in this column reflect the grant date fair value of awards granted in 2022 computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, see Note 17 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K as filed with the SEC on February 14, 2023. Non-employee directors are eligible to defer such awards into our Key Executive Stock Deferral Plan. Dr. John and Mr. Kraemer elected to defer all of their restricted stock units granted in fiscal 2022 into our Key Executive Stock Deferral Plan.
At the end of fiscal 2022, the following non-employee directors held the following number of unvested stock units, including unvested stock units in our Key Executive Stock Deferral Plan:

Name	Unvested stock units (#)
Gregory R. Dahlberg	1,106
David G. Fubini	1,106
Noel B. Geer	1,106
Miriam E. John	1,106
Robert C. Kovarik, Jr.	1,106
Harry M. J. Kraemer, Jr.	1,106
Gary S. May	1,106
Surya N. Mohapatra	1,106
Patrick M. Shanahan	1,336
Robert S. Shapard	1,106
Susan M. Stalnecker	1,106
(4)At the end of fiscal 2022, our non-employee directors held vested options to purchase the following number of shares of our common stock:

Name	Aggregate shares subject to outstanding options (#)
Gregory R. Dahlberg	20,038
David G. Fubini	21,288
Noel B. Geer	21,288
Miriam E. John	21,288
Robert C. Kovarik, Jr.	11,116
Harry M. J. Kraemer, Jr.	21,288
Gary S. May	21,288
Surya N. Mohapatra	16,095
Patrick M. Shanahan	2,138
Robert S. Shapard	21,288
Susan M. Stalnecker	21,288

42	LEIDOS

PROPOSAL 2
Advisory Vote on Executive Compensation
We are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
We urge stockholders to read our Compensation Discussion and Analysis (CD&A), which describes in detail how we seek to closely align the interests of our named executive officers with the interests of our stockholders. As described in the CD&A, our compensation programs are designed to:
▶Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.
The Human Resources and Compensation Committee of the Board believes that these programs and policies are effective in implementing our pay for performance philosophy and achieving its goals. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you, as a stockholder, the opportunity to advise whether you approve of our executive compensation program and policies by voting on the following resolution:
RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and narrative discussion contained in the “Executive Compensation” section.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in the CD&A and Executive Compensation sections of this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Human Resources and Compensation Committee of the Board. Our Board values the opinions of our stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Human Resources and Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Vote Required
The affirmative vote of a majority of the shares present or represented either in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote. This advisory vote on executive compensation is non-binding on the Board.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

2023 PROXY STATEMENT	43

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis, or CD&A, and the tables and narrative that follow provide important information about our executive compensation programs for the prior fiscal year. In this proxy statement, the term "named executive officers” or "NEOs" refers to the following executive officers:

ROGER A. KRONE	CHRISTOPHER R. CAGE	MAUREEN WATERSTON	JERALD S. HOWE, JR.	GERARD A. FASANO

Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President, Chief Human Resources Officer(1)	Executive Vice President and General Counsel	President, Defense Group
(1)Ms. Waterston was appointed Executive Vice President, Chief Human Resources Officer, effective March 1, 2022.
In this CD&A, the “Committee” refers to the Human Resources and Compensation Committee of the Board of Directors, which is responsible for overseeing the compensation programs for all of our executives. The tabular disclosures following this CD&A provide data on all of our named executive officers.
Our executive compensation programs are designed to align the interests of senior management with stockholders by tying a significant portion of their potential compensation to the achievement of challenging financial performance goals, which include adjusted operating income, total backlog, free cash flow, revenue and relative total shareholder return. A small portion is also contingent on personal and leadership goals. We believe these factors contribute to a top-tier workplace environment, improve our efficiency and effectiveness, help us to win key business opportunities and ultimately drive long-term value for stockholders.

44	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
BUSINESS PERFORMANCE HIGHLIGHTS FOR 2022 RELATED TO PAY
Our business performance in 2022 was strong. We ended fiscal 2022 with reported revenues of $14.4 billion, an increase of 5% compared to the prior fiscal year. Our performance validated that our diversified and resilient portfolio and our investments in technology and innovation are positioning us for growth in key customer missions, including digital modernization, cyber, hypersonics, and force protection. Against a challenging backdrop in fiscal 2022, we delivered on our financial commitments to investors, allocated capital to deliver value for our stockholders, won multiple franchise programs that position us for future growth, and significantly grew our talent base.
The information below are the performance metrics that form a significant part of our 2022 compensation targets. We achieved 100% of our total backlog compensation target, giving us a strong foundation for growth. Adjusted operating income reached 98% of compensation target. We also achieved 101% of our free cash flow compensation target, reflecting strong performance across our operational segments. We provide additional information regarding these compensation metrics, including a definition of such metrics and adjustments made for our compensation programs from the reported metrics, in “Annual Cash Incentive Awards for Fiscal 2022” on page 55(1)(2).

Giving us a strong foundation for growth, we achieved(1):		5-YEAR COMPARISON OF CUMULATIVE TOTAL RETURN
TOTAL BACKLOG	ADJUSTED OPERATING INCOME

$300
$250
$200
$150
$100
$50
$0
12/29/2017
12/28/2018
1/3/2020
1/1/2021
12/31/2021
12/30/2022
Leidos Holdings, Inc.
S&P 500 Composite Index
S&P 500 IT Services Index

$35.2 billion	$1.4 billion

Reflecting strong performance across all our operational segments, we achieved:

FREE CASH FLOW	REVENUE

$859 million	$14.4B or 5% increase compared to FY21

(1)Amounts shown for fiscal 2022, other than revenue, are adjusted metrics as used in our compensation targets.
(2)We use financial measures in this proxy statement that are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), in particular as compensation targets. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations and other measures reported under GAAP. Other companies may not define or calculate these non-GAAP measures in the same way. We provide a reconciliation of non-GAAP measures used as compensation targets in this proxy statement on page 57.

2023 PROXY STATEMENT	45

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION PHILOSOPHY
We believe that executive pay should be largely variable, equity-based, and tied to preset performance goals, and this is demonstrated in our pay mix and design.

LIMITED FIXED COMPENSATION	PREDOMINANTLY EQUITY-BASED PAY	FOCUS ON PRE-SET FINANCIAL PERFORMANCE GOALS AND STOCK PRICE APPRECIATION

Base salary is the only component of “fixed” compensation for our named executive officers and represents a significantly smaller portion of executive pay than “variable” compensation—representing a range between 10% for our Chief Executive Officer and 28% for the highest non-CEO NEO.

The majority of executive pay takes the form of long-term equity incentives—a mix of performance shares, PRSUs, and stock options-ranging from 49% to 75% of target total direct compensation. This reflects our belief that equity should comprise the largest component of executive pay.

The vast majority of the annual cash incentive—80% of the target opportunity—is tied to preset, quantifiable goals. Similarly, 80% of the target opportunity for long-term incentives are tied to preset goals: 50% in the form of three-year performance share program awards, and 30% in the form of PRSUs. The remaining 20% of the target opportunity for long-term incentives is in the form of stock options, which will not yield value unless the stock price increases from the grant date.

46	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PAY AT A GLANCE
The following table summarizes the elements of our executive compensation program for 2022:

Pay Element	CEO	Other NEOs	Description and Purpose	Time Period	Metrics
			▶Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience. ▶Reviewed annually and adjusted when appropriate.	Current pay	Pay aligned to experience and job scope, generally targeted to median of applicable market data.
			▶Variable cash compensation based on performance against annually established targets and individual performance.	1-year performance period	Financial (80%) ▶Adjusted Operating Income (40%) ▶Total Backlog (40%) ▶Free Cash Flow (20%)
			▶Designed to reward executives for annual performance on key operational and financial measures, as well as individual performance.		Personal (20%) ▶Personal Achievements—Adjustment factor of 0% to 150% applied based on evaluation of leadership values, such as ethics and integrity, personal development and engagement.
			Distributed in shares of our common stock and designed to encourage and reward longer-term growth, profitability and stock price appreciation by tying share payouts to the achievement of key financial goals.	3-year performance period	▶Relative Total Shareholder Return (50%) ▶Revenue (50%)
			Distributed in shares of our common stock and designed to drive sustainable performance that delivers long-term value to stockholders while directly aligning interests of executives and stockholders; enhances executive retention.	4-year ratable annual vesting subject to the achievement of a performance hurdle	Adjusted earnings per share hurdle must be met with respect to the first year following the date of grant for units to be eligible for vesting.
			Rewards longer-term stock price appreciation.	4-year ratable annual vesting with a 7-year term	Stock price appreciation (100%)

2023 PROXY STATEMENT	47

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pay Composition
The chart below depicts each principal element of target compensation as a percentage of total direct compensation for each of our named executive officers for 2022.
(1)Percentages shown for Ms. Waterston do not include cash sign-on award, equity sign-on award, or relocation expenses, as these are one-time compensation decisions made in connection with her hiring.
2023 COMPENSATION CHANGES AT A GLANCE
▶Each year, we perform a comprehensive review of our executive compensation program in consideration of our performance, the performance of our peer group, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels and pay design.
▶Beginning in 2023, we have modified the design of our short-term incentive program to reflect new financial performance metrics and weighting, and an increase in the maximum payout scale from 150% to 200%.

Changes to Short Term Incentive Plan
2022 Program		2023 Program
Metric	Weight	Metric	Weight
Adjusted Operating Income	40%	Adjusted Operating Income	40%
Free Cash Flow	20%	Operating Cash Flow	30%
Total Backlog	40%	Book-to-Bill	30%
▶We have adopted an "Engage" modifier to the personal performance portion of our short-term incentive plan. The modifier, which is being included as part of the "personal goals" portion of our short-term incentive plan, will be measured against the Company's efforts to increase representation of female and ethnically diverse employees (measured against the "Next Level Leidos" goal of a 10% increase by 2030), improve employee retention and engagement metrics, and upskill our technical workforce.

Financial Goals (80%)						Personal Goals (20%)

Adjusted Operating Income (40%)	+	Operating Cash Flow (30%)	+	Book-to-Bill (30%)	+	Personal Goals	×	"Engage" Modifier	=	Annual Cash Incentive Award

▶Beginning in 2023, performance restricted stock units and stock options issued under our long-term incentive plan will have a three-year pro-rata vesting, and the maximum payout scale for performance share awards will increase from 150% to 200% (and threshold lowered from 60% to 50%).
▶We believe these changes further align our executive compensation program with sustained stockholder performance, and hold our executives accountable for making progress on our commitment to building and reinforcing a strong inclusive culture at Leidos.

48	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION HIGHLIGHTS
Our compensation programs seek to closely align the interests of our named executive officers with the interests of our stockholders. To achieve this goal, our programs are designed to:
▶Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes will promote the creation of long-term stockholder value and will position the company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.
The following table summarizes certain highlights of our executive compensation practices and policies:

WHAT WE DO	WHAT WE DON’T DO

  Use predominantly equity-based pay
  Use rigorous goal setting aligned with pre-established targets
  Use “clawback” provisions to promote accountability
  Use balanced performance metrics that consider absolute and relative performance
  Conduct annual compensation review and risk assessment
  Use meaningful equity ownership guidelines
  Retain an independent compensation consultant
  Minimum one-year vesting requirement for all equity award types

  No excessive perquisites
  No “golden parachutes”
  No “single-trigger” severance benefits or accelerated vesting of equity upon a change in control
  No multi-year guaranteed incentive awards for senior executives
  No excise tax “gross-ups” upon a change in control
  No discounting, reloading or repricing of stock options without stockholder approval
  No liberal share recycling

HOW WE DETERMINE TOTAL DIRECT COMPENSATION
The Committee's framework for determining executive compensation supports and reinforces our pay-for-performance philosophy and incorporates the following key steps:

SET PRIORITIES	ESTABLISH AND APPROVE

▶The Committee sets annual performance priorities, including both financial and non-financial performance metrics for the Company and its businesses.
▶The Committee establishes target incentive ranges, which are informed by Company performance, peer group performance, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels and pay design.

ASSESS PERFORMANCE	DETERMINE COMPENSATION

▶The Committee assesses Company and individual performance at year end, including progress in achieving our strategic objectives and annual performance priorities.
▶The Committee determines executive compensation after year end based on its performance assessment and discussion with the Board.
▶The Committee determines compensation elements that support the Company's key compensation objectives.

2023 PROXY STATEMENT	49

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
ROLES AND RESPONSIBILITIES

ROLE OF INDEPENDENT CONSULTANT	ROLE OF HUMAN RESOURCES AND COMPENSATION COMMITTEE	ROLE OF MANAGEMENT

The Committee has retained Frederic W. Cook & Co. (FW Cook) as its independent compensation consultant to assist the Committee in evaluating executive compensation programs and in setting executive officer compensation. FW Cook serves the Committee in an advisory role only and does not decide or approve any compensation actions. The consultant reports directly to the Committee and does not perform any services for management. The consultant’s duties include the following:
▶Reviewing our total compensation philosophy, compensation peer group, and target competitive positioning for reasonableness and appropriateness;
▶Reviewing our overall executive compensation program and advising the Committee on evolving best practices;
▶Providing independent analyses and recommendations to the Committee on executive officers’ compensation and new programs that management submits to the Committee for approval; and
▶Reviewing the Compensation Discussion and Analysis for our Proxy Statement.
The consultant interacts directly with members of management only on matters under the Committee’s oversight and with the knowledge and permission of the Committee. The Committee has assessed the independence of FW Cook pursuant to applicable SEC and NYSE listing rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.

The role of the Committee is to have direct responsibility relating to the following:
▶Executive compensation;
▶Evaluation and approval of compensation plans, policies and programs, including incentive compensation and equity-based plans for employees and officers;
▶Preparation of reports on executive compensation for inclusion in the Company’s proxy statement or Annual Report on Form 10-K;
▶Reviewing and making recommendations to the Board of Directors regarding director compensation; and
▶Ensuring that the Company’s human resources policies and practices are consistent with the Company’s values and long term objectives.

The CEO presents the Committee with performance assessments and compensation recommendations for each NEO, other than himself. The Committee reviews these recommendations with FW Cook to assess whether they were reasonable compared with the market for executive talent and meets in executive session to discuss the performance of the CEO and the other NEOs and to determine their compensation. In addition, the Committee and Board review proposed NEO incentive compensation with the CEO, and the Committee reviews CEO compensation with the Board (other than the CEO).

50	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
How We Determine Total Direct Compensation

Establishing Criteria
In determining the amounts of total direct compensation (base salary, annual and long-term incentives) to be awarded to our NEOs, we considered the:
▶Company’s overall performance;
▶Performance of operating units under the NEO’s management;
▶Individual performance as measured against performance goals and criteria; and
▶Competitive market data for our compensation peer group as well as third-party survey data for the general industry and the technology industry.

Review of Criteria
Company and Operational Group Performance
Our overall enterprise performance (or a combination of company enterprise and business group performance for NEOs with operational responsibilities) determines the payout for 80% of the target amount of any annual cash incentive awards and for 100% of any PSAs and PRSUs. Payout amounts are principally determined based upon the Company’s or group’s achievement of financial and operating objectives set at the beginning of the fiscal year, but the Committee retains the discretion to reduce the payouts when appropriate. The maximum score for performance on any of the financial metrics for the cash incentive awards and the performance share program awards is 150%. The earnings per share metric for the PRSUs is a hurdle that, when met, results only in continued time-vesting of the PRSUs; results for this metric do not result in an adjustment to the amount of the PRSUs.
Individual Performance
Individual performance is a factor in setting base salaries, and individual leadership behaviors and the achievement of personal goals determine 20% of the target amount of any annual cash incentive award to be paid upon completion of the fiscal year for all of our NEOs. In determining base salaries, the Committee reviews a performance assessment for each of our NEOs, as well as compensation recommendations provided by the Chief Executive Officer for the other NEOs.
The Committee also considers market data and information provided by FW Cook. In addition, in determining annual incentive amounts, the Committee considers whether the NEO has achieved predetermined personal goals applicable to their organization, and the way in which those personal goals were achieved, as demonstrated through leadership behaviors.
Personal performance goals and leadership behaviors relate to ethics and integrity, maintaining a top-tier workplace environment, collaboration, customer satisfaction and retention, business development in strategic areas and other financial and operating goals as appropriate. For purposes of the 2022 annual cash incentive, personal performance is scored on a range from 0% to 150% with a threshold of 50%. Performance below threshold with respect to personal goals would result in no payout (0%) related to the portion of the cash incentive based on personal performance. Performance of between 50% and 150% with respect to these goals for 2022 would result in a payout that is interpolated linearly between the 50% and 150% payout opportunity. Performance above the 150% level would not result in any additional payout.

2023 PROXY STATEMENT	51

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Assessing Chief Executive Officer Performance
In determining compensation for our Chief Executive Officer, the Committee meets in executive session and evaluates his performance based on his achievement of performance objectives that were established and agreed upon at the beginning of the fiscal year. Input is received from the independent directors. The Committee also considers the Chief Executive Officer’s general leadership contributions towards the Company’s performance, including financial and operating results, development and achievement of strategic objectives, progress in building capability among the senior management team and leadership in ESG. The Committee also considers market data and information provided by FW Cook. The Committee determines the Chief Executive Officer’s compensation and then reviews his evaluation and compensation with the Board’s independent directors. The Independent Lead Director and the Chair of the Committee then present the Committee’s evaluation and compensation determination to the Chief Executive Officer
At the beginning of each fiscal year, the Committee reviews and approves:
▶The amount of base salary and target incentive opportunities to be provided for the upcoming year;
▶The payout range for the annual cash incentive awards that may be earned for the year and the performance goals and criteria upon which the amounts of the awards will be determined;
▶The payout range for PSAs that may be earned for the performance period beginning in that fiscal year and the performance goals and criteria upon which the amounts of the PSAs and PRSU awards for the relevant performance period will be determined; and
▶The mix and amount of long-term incentive awards (including PSAs, PRSUs and stock options) to be granted to our NEOs.

Approval of Awards
The Committee reviews and approves the amount of direct compensation to be provided to our NEOs for each fiscal year. NEOs do not propose their own compensation.
In approving payout ranges for our incentive programs, we determine the levels of performance that must be achieved in order to receive a threshold, target and maximum payout amount for each goal. Upon completion of each fiscal year, the Committee approves the payment, if any, of cash incentive awards and the number of performance shares, if any, that are earned based upon the achievement of the predetermined performance goals and criteria for the performance cycles just completed.

52	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
COMPARABLE MARKET COMPENSATION
The Committee compares the amount of direct compensation that we provide to our NEOs to that provided by companies with whom we compete for executive talent in similar roles and with similar responsibilities. To assist with this effort, FW Cook conducts an annual review and benchmarking analysis of each element of target total direct compensation (including salary, cash and equity incentives) provided to our executive officers. In October 2021, FW Cook compared the target compensation provided to members of senior management against that provided by other publicly traded engineering, information technology, consulting and defense companies, which we refer to as our “compensation peer group,” as well as third-party survey data for the general industry and the technology industry.
Compensation peer group companies are chosen for having a similar industry focus as ours and for competing with us for talent, as well as for business and stockholder investment. Furthermore, the compensation peer group is initially structured so that no company within the group has annual revenues smaller than 40% or greater than 250% of our annual revenue and a market capitalization within a reasonable range.
The Committee periodically reviews and updates the compensation peer group to ensure that the companies in our compensation peer group are strong business and talent competitors and are comparable in size. In July 2021, the Committee consulted with FW Cook and reviewed the compensation peer group to be used for setting fiscal 2022 target compensation. Based on the criteria discussed above, the Committee decided to add KBR to the compensation peer group. KBR met the appropriate size criteria, was identified by management as a talent and business competitor, is used as a peer in proxy advisory firm's peer groups for Leidos, is prevalent in the “Peers of Peers” analysis (i.e., benchmarked by six of Leidos’ current peers), uses Leidos as a peer, and uses six of Leidos’ current peers in its peer group. At the time the compensation peer group for fiscal 2022 was approved, the Company was at the 59th percentile for revenue and the 51st percentile for market capitalization as compared to the new compensation peer group.
Our Fiscal 2022 Compensation Peer Group

AECOM	Cognizant Technology Solutions	L3Harris Technologies
Booz Allen Hamilton	Fluor Corporation	Northrop Grumman Corporation
CACI International	Huntington Ingalls Industries	SAIC
Cerner Corporation	Jacobs Engineering Group	Textron
CGI	KBR

The Committee considers market data and analysis when evaluating appropriate levels of target total direct compensation. To be competitive in the market for our executive-level talent, we generally:
▶Target overall compensation for our NEOs at the market median, although the actual cash paid and equity incentive awards earned will vary based on actual financial and individual performance and may therefore generate compensation that is higher or lower than the market median; and
▶Award higher levels of compensation, when appropriate, in recognition of the importance or uniqueness of the role of an executive officer or to address retention concerns.

2023 PROXY STATEMENT	53

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
STOCKHOLDER ADVISORY VOTE
At our last annual stockholders’ meeting in April 2022, we held a non-binding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 96% of stockholder votes cast in favor of our say-on-pay resolution.

2022 SAY-ON-PAY
As we evaluated our compensation practices during fiscal 2021, we considered the support our stockholders expressed for our pay for performance compensation philosophy and that influenced our decision not to make any significant changes to our executive compensation programs this year. We continued to emphasize short- and long-term incentive compensation, targeted at competitive market median levels, with a substantial majority of total compensation based on the achievement of financial performance goals designed to deliver value for our stockholders.

At our 2017 annual meeting of stockholders, our stockholders expressed a preference for an annual, non-binding advisory vote on executive compensation, in accordance with our Board’s recommendation. Consistent with our stockholders’ preference in this regard, we expect to continue holding an advisory stockholder vote on the compensation of our named executive officers each year. We have included our proposal to continue an annual non-binding advisory vote in our Proposal 3 - Advisory Vote on Frequency of Vote on Executive Compensation. The vote will occur at the 2023 annual stockholder meeting.
ASSESSMENT OF RISKS IN OUR COMPENSATION PROGRAMS
During fiscal 2022, management undertook a risk assessment of our compensation programs, which FW Cook reviewed. In conducting the assessment, we reviewed our pay practices and incentive programs to identify any potential risks inherent in our compensation programs. We also reviewed the risks facing the company and evaluated whether our compensation practices and programs could be expected to increase or help mitigate these risks. The finding of the assessment, with which the Committee concurred, was that our compensation programs are effectively designed to help mitigate excessive risk-taking that could harm our value or inadvertently reward poor judgment by our executives or other employees. The factors considered in reaching this conclusion include:
▶Short-term incentive measures that are balanced among different financial measures, with targets that are intended to be achievable upon realistic levels of performance;
▶Significant weighting toward long-term incentive compensation that promotes long-term decision-making and discourages short-term risk-taking;
▶Maximum payouts that are capped at levels that do not reward excessive risk-taking;
▶Goals that are based on company and group performance measures, which mitigates excessive risk-taking within any particular business unit;
▶Leadership behaviors, such as ethics and integrity, that are specifically addressed in our short-term incentive programs;
▶Our compensation recoupment policy that allows us to recover compensation based on financial results that are subsequently restated or if fraud or intentional misconduct is involved; and
▶Our stock ownership guidelines that encourage a long-term perspective.

54	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
COMPENSATION DECISIONS FOR FISCAL 2022
BASE SALARY
The Committee reviews executive officers’ base salaries annually or at the time of promotion or a substantial change in responsibilities based on the criteria described above. For fiscal 2022, the Committee considered FW Cook's analysis of salary levels for comparable positions in the compensation peer group based on proxy and survey data. Individual base salary amounts also reflect the Committee’s judgment with respect to each executive officer’s level of responsibility, individual performance, experience and other factors, including internal equity considerations, the individual’s historical compensation and any retention concerns.
At the beginning of 2022, the Committee approved increases in the base salaries for our named executive officers in order to bring them closer to the market median of our compensation peer group.

	2021 Salary	2022 Salary(1)	% Increase	$ Increase
Roger A. Krone	$1,234,000	$1,274,000	3%	$40,000
Christopher R. Cage	$550,000	$600,000	9%	$50,000
Maureen Waterston (2)	$—	$550,000	—%	$—
Jerald S. Howe, Jr.	$634,400	$634,400	—%	$—
Gerard A. Fasano	$590,000	$610,000	3%	$20,000
(1)Annual salary increases become effective in March of each year. Accordingly, amounts shown may differ from the annual salary information included in the “Summary Compensation Table” on page 67.
(2)Ms. Waterston was appointed Executive Vice President, Chief Human Resources Officer, effective March 1, 2022, and received a base salary level of $550,000 annually.
ANNUAL CASH INCENTIVE AWARDS FOR FISCAL 2022
Payout under the fiscal 2022 annual cash program is based primarily on financial results against our metrics (80%) with an additional (20%) on the achievement of personal performance goals. The financial metrics are further weighted as follows: Adjusted Operating Income of "AOI" (40%), Total Backlog (40%) and Free Cash Flow (20%).

Financial Goals (80%)

Adjusted Operating Income (40%)	+	Total Backlog (40%)	+	Free Cash Flow (20%)	+	Personal Goals (20%)	=	Annual Cash Incentive Award

We provided annual cash incentive awards to executives for performance during fiscal 2022 based on the achievement of pre-established financial and personal performance goals and other relevant factors.

2023 PROXY STATEMENT	55

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Performance Measures and Weightings. Our annual cash incentive plan for fiscal 2022 was designed to incentivize and reward both Company financial performance and individual contributions to enterprise goals. The intended purpose and relative weightings of the performance goals are shown below:

Total Backlog measures our success at winning contracts - both contracts for which funding has been appropriated (less revenues previously recognized) and contracts where we can estimate the amount of future revenues.
Free Cash Flow represents cash flow generated from the ongoing operations of the business, less capital expenditures. It represents capital that can be deployed to support the growth of the business, repay debt, or return capital to shareholders.

Adjusted Operating Income measures growth and core operating performance and is strongly correlated with potential stockholder value.
AOI is operating income adjusted for non-recurring or discrete items that do not reflect core operating performance, such as net non-operating expenses, restructuring costs, and non-cash accounting charges.
If we fail to achieve at least 70% of our adjusted operating income goal, there is no payout to executives for any of the 80% portion of the bonus pool represented by financial goals.
Personal Goals are based on integrity, inclusion, innovation, agility, collaboration, and a commitment to our customers and our team, which we believe contributes to financial performance.

Financial Performance Targets. Because our financial results are considered the most important factors in setting pay and are objectively measurable, we weigh these metrics most heavily; financial goals represent 80% of the target opportunity under our annual cash incentive program. To the extent that performance for a financial metric is less than 80% of target (threshold performance) no bonus amount would be paid with respect to that metric. Maximum payout (150% of target) for each component is provided for performance at or above 125% of target. The Committee generally seeks to set financial performance goals for the annual cash incentive program at levels that reflect improvement over the prior year’s results. For 2022, the Committee established and approved goals that generally targeted improvement over 2021 results. The free cash flow target reflects an increase in capital expenditures and working capital usage in support of new program awards, coupled with a reduction in customer advance payments on certain programs. In addition, the adjusted operating income target reflects positive impacts of COVID-19 on portions of the company's business in fiscal year 2021.

($ in millions)	2021 Results	2022 Target	% Change
Total Backlog	$34,455	$35,300	2.45%
Adjusted Operating Income	$1,409	$1,400	(0.64)%
Free Cash Flow	$927	$850	(8.31)%
Personal Goals. We believe that individual contributions towards other enterprise goals are responsible for the achievement of our financial goals over time. Accordingly, non-formulaic personal goals represent 20% of the target opportunity under our annual cash incentive program, in order to encourage individual efforts in an array of areas that we believe will ultimately lead to improved financial performance for the company.
Award Payout Ranges. Payout opportunities for our named executive officers for fiscal 2022 ranged from 80% to 150% of base salary rates. Potential for each financial goal ranged from 60% at threshold performance (paid only when at least 80% of the objective is achieved) to 150% at maximum performance (paid when 125% or more of the objective is achieved), with the payout for performance between these levels interpolated on a straight-line basis. In addition, failure to achieve threshold performance of at least 70% of our annual adjusted operating income goal for the fiscal year would result in no payout for the financial goals portion of the annual cash incentive.

56	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Annual Incentive Payout Determination for Fiscal 2022
Financial Achievement Levels. The Committee established the performance targets for our annual cash incentive program at the beginning of the fiscal year. For our named executive officers, the targeted enterprise financial performance and actual performance for fiscal 2022 were:

Performance Measures	Weightings	Threshold	Target	Maximum	Achievement Level

Total Backlog (32%)(1)
Free Cash Flow (16%)(2)
Adjusted Operating Income (32%)(3)
Weighted Financial Performance Achievement Level
(1)Total backlog represents the estimated amount of future revenues to be recognized under negotiated contracts. Backlog value is based on management's estimates about volume of services, availability of customer funding and other factors, and excludes contracts that are under protest. Our estimate of backlog comprises both funded and unfunded backlog. Backlog estimates are subject to change and may be affected by several factors including modification of contracts, non-exercise of options and foreign currency movements. For purposes of our compensation program, we exclude backlog from acquired companies. A reconciliation of total backlog as used in our compensation program to our reported total backlog is set forth below:

($ in millions)
Total Backlog (as reported)	$35,782
Backlog from Acquisitions (Cobham)	(610)
Total Backlog (adjusted)	$35,172
(2)Free cash flow is defined as operating cash flow less capital expenditures under U.S. GAAP. For purposes of our compensation program, we exclude free cash flow from acquired companies. A reconciliation of free cash flow as used in our compensation program to our reported free cash flow is set forth below:

($ in millions)
Free Cash Flow (as reported)	$857
Adverse Impacts from Free Cash Flow from Acquisitions (Cobham) and Other	2
Free Cash Flow (adjusted)	$859
(3)Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (GAAP) in the United States. We believe that adjusted operating income provides useful information to management and stockholders as it provides another measure of the Company’s profitability after adjusting for the impact of discrete events. For purposes of our compensation program, Adjusted Operating Income is defined as GAAP Operating Income (Loss) from continuing operations, adjusted to exclude the impact of amortization of acquired intangible assets (i.e., amortization of the fair value of the acquired equity method investment), acquisition, integration and restructuring costs (integration, lease termination, and severance costs related to the Company's acquisitions), gain (loss) on sale of business (i.e., the net gain on sale of business), asset impairment charges (i.e., impairments of long-lived tangible assets), and operating income from acquired entities. A reconciliation of adjusted operating income to the most comparable GAAP measure is set forth below:

($ in millions)
GAAP Operating Income	$1,088
Amortization of Acquired Intangibles	229
Acquisition, Integration and Restructuring Costs	17
Asset Impairment Charges	40
Operating Income from Acquisitions (Cobham)	(4)
Adjusted Operating Income	$1,370

2023 PROXY STATEMENT	57

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Personal Performance Results
In analyzing personal performance results, the Committee reviewed each individual’s level of achievement and also considered input from the Chief Executive Officer — or the independent directors with respect to the Chief Executive Officer’s performance. Any circumstance considered relevant by Committee members — or by the independent directors, or in the case of named executive officers other than the CEO, by the CEO — can be a factor in the determination, including the degree of success, the difficulty of achieving personal performance goals and their leadership behavior. For each of the strategic objectives below, goals are established each year. The annual update process starts by evaluating the metric set to ensure it fairly represents enterprise performance objectives. Metrics are added or modified to reflect changing enterprise goals and objectives. Once the metric set is established, we develop a time-phased performance baseline for each metric. Lastly, a scoring methodology and performance thresholds are developed for each metric.

Criteria	How Measured
Engage	Delivering a great place to work, providing our people with opportunities and paths to grow and develop, attracting and retaining the best talent in the industry, and committing to growing an inclusive and diverse workforce, where employees are engaged and cared for.
Differentiate	In an ever-changing and evolving marketplace, Leidos continues to stand out among industry competitors as a market leader. Our employees provide cutting edge, innovative and collaborative solutions to our customers’ most complex problems. As we grow, we will continue to mature our systems and processes.
Grow	Successfully executing our growth strategies, efficiently bidding and winning new work, and pursuing on contract growth.
Execute	Meeting quarterly financial commitments, making our customers successful by delivering strong program performance.

ROGER A. KRONE
Chairman and Chief Executive Officer
Key Results
▶Mr. Krone led the team through another difficult year as the company and its customers transitioned to a post-COVID environment and "new normal" in terms of how and where work is done.
▶Despite headwinds, such as inflation, fixed price contracts, slow contracting and lingering pandemic effects, Mr. Krone and the leadership team led the Company to revenue growth by winning contracts and making and integrating acquisitions.
▶Mr. Krone and the leadership team continue to evolve the strategic planning process with increased clarity and focus on the Company's choices ahead.
▶Mr. Krone and the leadership team made steady progress with increased representation of ethnically diverse and female employees. Despite a tough market, Mr. Krone and the team showed strong recruiting efforts in 2022 and steadily growing the workforce.
▶Throughout the year, the company was recognized by Forbes as the #2 employer for veterans and #209 for new graduates; by the Wall Street Journal among the top 50 Best Managed Companies and was among the list's "Social Top 10" for social responsibility. Leidos was also chosen as one of the Best Places to Work for disability inclusion and, for the fifth consecutive year, was recognized by Ethisphere as one of the most ethical companies in the world. This recognition indicates that Leidos continues to be a well-run and respected company operating with high ethical values.
▶Mr. Krone championed team engagement by building the environment and leadership team that supports Leidos as a great place to work. He focused on building and refining development plans for Leidos' executive leadership team, with an emphasis on rotations, succession and development planning.
▶Mr. Krone continued to serve as a visible thought leader in our community and championed initiatives that connect Leidos to our communities, such as our mental health programs, professional services council, and engagement with industry associations.

58	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

CHRISTOPHER R. CAGE
Executive Vice President and Chief Financial Officer
Key Results
▶Mr. Cage led a project to revamp the financial planning process as part of a multi-year effort to drive finance functional excellence.
▶Mr. Cage led the M&A organization in both due diligence, acquisition and divestiture deal closure and post-merger integration.
▶Mr. Cage championed our capital deployment strategy with an emphasis on the return of capital to stockholders.
▶Under Mr. Cage's leadership, Finance continued to be a leader in female representation across Leidos and was continuously focused on employee growth and development. As a result, Finance's voluntary turnover rate for 2022 is well below enterprise levels.
▶Mr. Cage served as a thought leader outside of Leidos and continued to engage with the academic community and other leaders in places where Leidos operates.

MAUREEN WATERSTON
Executive Vice President, Chief Human Resources Officer
Key Results
▶Ms. Waterston demonstrated a special focus on developing her team through proactive moves, rotations, and promotions.
▶Ms. Waterston continued a deliberate and robust succession planning process to ensure depth and visibility into future leaders of the company.
▶Ms. Waterston helped drive metric and fact-based decision-making into the development and deployment of people.
▶Ms. Waterston led the HR organization and spent the early months of her tenure at Leidos assessing the needs of the organization. From a measurable performance standpoint, the HR organization achieved hiring goals, rolled out the "Leidos Life" initiative to promote work flexibility and career development and planned an HR-oriented Senior Leadership Team offsite.
▶Ms. Waterston continued to promote Leidos' inclusion and diversity efforts, which is reflected in the composition of her leadership team. The HR organization supported diversity hiring programs and outreach, identified diverse candidates on enterprise talent plans, and included diverse candidates and diverse employees on all panels for Executive positions.
▶Under Ms. Waterston's leadership, voluntary attrition trended down, the time to fill open requisitions has been significantly reduced, and redeployment rates on programs coming to an end have increased.

2023 PROXY STATEMENT	59

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

JERALD S. HOWE, JR
Executive Vice President and General Counsel
Key Results
▶In 2022, Mr. Howe led both offensive and defensive protest activity in a highly contested bid environment, helping to solidify company growth.
▶Mr. Howe made significant contributions to the company across a broad set of topics and areas. He is recognized as a leader in the government law and contracting community and represents the company well across a wide variety of forums. He also has been a leader in attracting and hiring a diverse law team, contributing to the diversity of the senior leaders in the company.
▶Mr. Howe continued to strengthen Leidos' legal function, promoting development plans and hiring a well-qualified and seasoned Chief Audit Executive. Mr. Howe was a highly visible leader in the industry and the legal community, raising the Leidos brand among his peers and our competitors. He worked to mature Leidos' approach to ESG and public disclosures.
▶Mr. Howe is visibly active in the business development process, participating in reviews and compliance processes. His knowledge supported thoughtful bidding and winning campaign strategies. In addition, his proactive training on teaming contributed to appropriate partnering within the industry to reduce bidding and proposal costs, expand our breadth of capability offered, and afford deeper competitive offerings for our customers.
▶Mr. Howe continued to serve as the sponsor of Leidos' LGBTQ+ employee resource group and effectively led the Legal Department’s Journey to Equity Excellence, expanding team diversity in gender, race and ethnicity. He is a thought leader in the industry and authored a number of articles in nationally recognized publications.

GERARD A. FASANO
President, Defense Group
Key Results
▶Mr. Fasano was a strong proponent of technical differentiation through targeted R&D spend, strategic investments and the creation of organizations to address new markets.
▶Mr. Fasano drove growth through large program wins, on-contract growth, and the performance of acquired businesses.
▶Mr. Fasano addressed program execution challenges by heightened reviews, staff rotations, and process discipline and supported the distribution of critical equipment in support of the conflict in Ukraine.
▶Mr. Fasano was a great personal champion of employee development and community engagement. In 2022, he created the Leidos Defense Inclusion Council, served as executive sponsor of the Women’s Network Employee Resource Group and sponsored Leidos' 2nd Annual Executive Women’s leadership Forum. Mr. Fasano promoted strong inclusion practices in the Defense Group, with diverse candidates on slates and favorable diverse representation for managers and directors.
▶Mr. Fasano's strong emphasis on people engagement and development resulted in many new leaders in the organization in 2022.
▶Under Mr. Fasano's leadership, the Defense Group led numerous community engagement efforts, including collaborations with Stop the Violence Help Center, Trails of Purpose and Generosity Feeds, and charitable donations to over 35 organizations.

60	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Total Executive Payouts
The chart below provides the target annual cash incentive amounts established for each named executive officer by the Committee at the beginning of the year, as well as their actual payout amounts determined by the Committee at the end of the year. Because we surpassed the adjusted operating income goal threshold of 70% of target by achieving 98%, the Committee approved the payout of awards under the annual incentive plan. Actual payout amounts for fiscal 2022 ranged between 99% and 102% of target. Information on all of the annual cash incentive payouts for fiscal 2022 is provided below:

	Target ($)	Payout from Financial Score ($)	Payout from Personal Score ($)	Total Payout ($)
Roger A. Krone	1,911,000	1,504,340	428,064	1,932,404
Christopher R. Cage	600,000	472,320	138,000	610,320
Maureen Waterston(1)	440,000	346,368	96,800	443,168
Jerald S. Howe, Jr.	507,520	399,520	111,655	511,175
Gerard A. Fasano	549,000	417,789	122,976	540,765
(1)In connection with her appointment as Executive Vice President, Chief Human Resources Officer, Ms. Waterston received a target short-term cash incentive valued at $440,000 for the remainder of fiscal 2022 (not subject to proration), with the actual payout determined by the Committee based on the achievement of the performance criteria set forth in the Company's short-term cash incentive program for fiscal 2022.
LONG-TERM INCENTIVE AWARD GRANTS IN 2022
Long-term incentive awards are granted to motivate future performance, create long-term alignment with stockholders, and for retention purposes. For fiscal 2022, each named executive officer received a mix of long-term incentive awards comprised of PSAs (50%), PRSUs (30%) and stock options (20%). The grant date fair value of each award was determined based on market data and consideration of each executive officer’s level of experience, position and responsibilities. We do not generally consider an executive officer’s current stock holdings or outstanding awards in making annual grants.

Performance Share Awards. For all of our named executive officers, 50% of the targeted total value of long-term incentive awards granted was in the form of three-year PSAs. Shares are issued under those awards at the end of the three-year performance period (from fiscal 2022 through fiscal 2024 for awards granted in fiscal 2022) only to the extent that the company achieves two specific three-year financial performance goals:
▶50% of the award is tied to the achievement of relative total stockholder return goals, a measurement of growth in stockholder value; and
▶50% of the award is tied to achievement of revenue goals.
Performance for each of these goals is measured on a cumulative basis over the total performance period rather than annually for each year of the performance period. PSAs strengthen the alignment between the compensation of our named executive officers and Company’s performance by linking the ultimate payout to pre-established absolute and relative performance goals.

Performance Restricted Stock Units. PRSUs comprise 30% of the targeted total value of long-term incentive awards granted to our named executive officers. PRSUs vest 25% each year on the anniversary of the grant date, but are forfeited if we fail to achieve a pre-established performance goal for the first year. The performance goal for fiscal 2022 was adjusted earnings per share of at least $ 3.24. The Committee determined that this goal was met and therefore the PRSUs granted in fiscal 2022 will be eligible to vest over four years (with such time-vesting to have begun on the date that the PRSU was granted).

Stock Options. The final 20% of targeted total long-term incentive award value granted to our named executive officers is in stock options. Stock options are an effective means of linking rewards to the creation of stockholder value over a longer term. We believe that stock options motivate our executives to build stockholder value because they may realize value only if our stock appreciates during the option term. The options vest 25% each year on each of the first four anniversaries of the grant date and expire on the seventh anniversary of the grant date.

Sign-On Awards. In March 2022, Ms. Waterston received a long-term equity incentive award of restricted stock units with a grant date fair value of $1 million, vesting on the first anniversary of the grant date.

2023 PROXY STATEMENT	61

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Total 2022 Equity Grant Values. The following table sets forth the target value and corresponding number of shares for the long-term incentive awards granted to our named executive officers in 2022. Details about these grants can be found in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this proxy statement.

	Performance Shares		Performance RSUs		Stock Options
	Target Value ($)	Target Shares	Target Value ($)	Units Granted	Target Value ($)	Options Granted	Total 2022 Equity Value ($)
Roger A. Krone	4,875,000	46,394	2,925,000	27,836	1,950,000	79,886	9,750,000
Christopher R. Cage	675,000	6,424	405,000	3,855	270,000	11,062	1,350,000
Maureen Waterston	481,250	4,580	288,750	2,748	192,500	7,887	962,500
Jerald S. Howe, Jr.	634,400	6,038	380,640	3,623	253,760	10,396	1,268,800
Gerard A. Fasano	610,000	5,806	366,000	3,484	244,000	9,996	1,220,000
Performance Equity Vesting in 2022
Determination of Performance Shares Earned for the 2020–2022 Performance Period. In February 2020, the Committee established long-term performance goals for the performance share program measuring the three-year performance period covering fiscal years 2020 through 2022. The vesting and payout for these performance shares were contingent on the achievement of a relative total shareholder return metric (weighted 50%) and a revenue goal (weighted 50%), with all metrics measuring cumulative results over the three-year performance period.
At its February 2023 meeting, the Committee approved a payout score of 88.35% for the 2020 through 2022 performance period. The tables below show the relative total shareholder return and revenue goals at target, and the actual results for the three-year performance period:
TOTAL STOCKHOLDER RETURN TSR RELATIVE TO COMPENSATION PEER GROUP MEDIAN1

Threshold 50%	Target 100%	Maximum 150%	Achievement Level

ACHIEVEMENT OF REVENUE GOALS[2]

(1)Our relative TSR score reflects the aggregate change in the 20-day average closing price of our stock compared to the median of our compensation peer group, as measured at the beginning and end of the three-year performance period, taking into account the value returned to stockholders in the form of dividends, assumed to be reinvested on the distribution date on a pre-tax basis. Our total stockholder return during the three-year period from 2020 to 2022 was 9%, compared to 28% for the median of our compensation peer group, resulting in a payout factor of 81.5%.
(2)Revenue of $40.4 billion was reported in the Company's Form 10-Ks for the 3-year period. $40.2 billion is the adjusted compensation target. For purposes of our compensation program, we exclude revenues from acquired companies. A reconciliation of revenue as used in our compensation program to our reported revenue is set forth below:

($ in billions)
Revenues (as reported)	$40.4
Revenues from Acquisitions	(0.2)
Revenues (adjusted)	$40.2

62	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
SIGN-ON AWARDS AND COMPENSATION PACKAGE
As part of her appointment as Executive Vice President, Chief Human Resources Officer, Ms. Waterston received:
▶Base salary of $550,000 annually;
▶Target short-term cash incentive compensation level of $440,000 for the remainder of fiscal 2022 (not subject to proration), with the actual payout determined by the Committee based on the achievement of the performance criteria set forth in the short-term cash incentive program for the fiscal year approved by the Committee;
▶Long-term equity incentive awards having an aggregate grant date fair value of $962,500 to be comprised approximately of 50% three-year cliff vesting PSUs, 30% four-year annual vesting PRSUs, and 20% four-year annual vesting stock options;
▶One-time sign-on award consisting of: (i) $200,000 payable in cash upon commencement of employment; and (ii) a grant of RSUs with a grant date fair value of $1 million, vesting on the first anniversary of the grant date;
▶Payment or reimbursement of amounts not to exceed $250,000 in the aggregate for relocation costs pursuant to the Company’s standard relocation policy;
▶Eighty hours of paid time balance at hire; and
▶Other benefits made available by the Company to executive officers generally.
Other Compensation
Other Benefits
In addition to the elements of direct compensation described above, we also provide our executive officers with the following benefits:
Health and Welfare Benefits
Our NEOs are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. In addition, our NEOs can elect to participate in a comprehensive voluntary annual health screening program. We believe that these health and welfare benefits are reasonable in scope and amount and are of the kind typically offered by other companies against which we compete for executive talent. For 2022, Mr. Cage, Ms. Waterston, Mr. Howe, and Mr. Fasano waived participation in the health screening program.
Retirement and Financial Advisory Benefits
Our NEOs are entitled to participate in the same tax-qualified defined contribution retirement plan that is generally available to all of our eligible employees, subject to certain limits on the amounts that each participant may contribute each year. We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their “eligible compensation” under applicable rules. We believe that this retirement program assists our NEOs in saving for their retirement in a tax-effective manner. We also provide financial advisory services to our NEOs. Ms. Waterston and Mr. Fasano waived participation in the financial advisory services program.
Deferred Compensation Plans
To provide other tax-deferred means to save for retirement, we maintain certain deferred compensation plans that allow our named executive officers and other eligible participants to elect to defer all or a portion of any cash or certain equity incentive awards granted to them under our cash incentive or stock plans. In addition, we maintain a deferred compensation plan that allows our named executive officers and other eligible participants to elect to defer a portion of their eligible salary. The deferred balances under the plans are fully vested and will be paid upon retirement or termination or are held in specified date accounts, which pay out in the year specified by the participant, including years prior to termination. These plans are described in more detail under “Nonqualified Deferred Compensation.”

2023 PROXY STATEMENT	63

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Post-Employment Benefits
We do not maintain a defined benefit or other supplemental retirement plan that would entitle our executive officers to receive company-funded payments if they leave the company.
Upon certain terminations of employment, including death, disability, retirement or a change in control, our named executive officers may be eligible for continued vesting of equity awards on the normal schedule or accelerated vesting in full or on a pro-rata basis, depending on the nature of the event and the type of award. The purpose of these provisions is to recognize the named executive officer's service through the specified event, and, in the case of acceleration, the named executive officer’s loss of an opportunity to continue serving the company through the vesting period. Because these termination provisions are contained in our standard award agreements for all recipients and relate to previously granted or earned awards, we do not consider these potential termination benefits as a separate item in compensation decisions for our named executive officers. Our long-term incentive plans do not provide for additional benefits or tax gross-ups. For more information about potential post-employment benefits, see “Executive Compensation—Potential Payments Upon Termination or a Change in Control.”
Potential Change in Control and Severance Benefits
We have adopted a severance plan that would provide our named executive officers with payments and benefits if their employment is involuntarily terminated by the company or is terminated following the acquisition of our company. These severance benefits are further described in this Proxy Statement under “Executive Compensation—Potential Payments Upon Termination or a Change in Control.” We believe that our severance plan provides an important benefit to us by helping alleviate any concern that the executive officers might have when contemplating a potential change in control of our company and permitting them to focus their attention on our business. In addition, we believe that this plan is an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.
Our named executive officers, other than Mr. Krone, do not have any employment agreements with us. Mr. Krone’s employment agreement provides that if his employment is terminated by us for reasons other than cause or by Mr. Krone for good reason, he would receive an amount equal to one times the sum of his base salary and target bonus. Such payment will be subject to Mr. Krone’s agreement to release us from any claims. However, if such termination is within three months prior to a change in control or within 24 months after a change in control, Mr. Krone would receive an amount equal to a maximum of two and one half times the sum of his base salary and target bonus and payment for certain benefits, depending on whether the termination occurs during a change in control period. The Committee approved these severance benefits after considering the potential costs, as an inducement for Mr. Krone to join the company.
We have described the change in control and other termination benefits offered to Mr. Krone and our other named executive officers in the section entitled “Executive Compensation—Potential Payments Upon Termination or a Change in Control” in the tables following this CD&A.
OTHER POLICIES AND CONSIDERATIONS
EQUITY AWARD GRANT PRACTICES
The Committee is responsible for the administration of our equity incentive programs pursuant to our 2017 Omnibus Incentive Plan in which our named executive officers participate. The Committee set the equity award fiscal 2022 grant dates for new and existing employees, including executive officers, in October 2021. These grant dates were selected to occur after the dates when we anticipate releasing our annual and quarterly financial results. We generally grant equity incentive awards to our executive officers and all other eligible employees on an annual basis shortly after we announce our financial results for the recently completed fiscal year. In addition to these annual grants, the Committee set three quarterly dates on which any additional equity incentive awards could be made to eligible executive officers or other employees in connection with a new hire, a promotion, for retention or otherwise.
The Committee approves all equity awards made to our directors and executive officers. The exercise price of any option grant is determined by reference to the fair market value of the shares on the grant date, which the 2017 Omnibus Incentive Plan defines as the closing sales price of our common stock on the NYSE on the previous trading day.

64	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
STOCK OWNERSHIP GUIDELINES
We require our named executive officers to own significant amounts of our stock so that they are motivated to maximize our long-term performance and stock value. Under our established stock ownership guidelines, our named executive officers are required to accumulate and maintain stock holdings in the following amounts:

	CEO	Other NEOs
Ownership Requirement
	6X of annual cash salary	5X of annual cash salary

WHAT COUNTS AS OWNERSHIP	WHAT DOES NOT COUNT AS OWNERSHIP

✔shares owned outright
✔shares a named executive officer has deferred pursuant to our nonqualified deferred compensation plans
✔shares (or share equivalents) an executive officer holds in our 401(k) plan
✔unvested PRSUs (once their performance hurdle has been met)
❌Unvested performance share awards ❌unexercised stock options

Because they must hold all after-tax shares acquired under our equity incentive programs until they meet this ownership requirement, which we expect will take several years, we do not have specific time-based holding periods following the exercise of stock options or vesting of other equity awards.
In 2022, no executive officers were granted an exception to our stock ownership requirement.
POLICY ON HEDGING AND SHORT-TERM OR SPECULATIVE TRANSACTIONS
We have established policies applicable to all designated insiders under our Insider Trading Policy, including all of our directors and named executive officers, that prohibit certain short-term or speculative transactions in our securities. We believe that these prohibited transactions carry a greater risk of liability for insider trading violations and may create an appearance of impropriety. With respect to our securities, our directors, executive officers and other designated insiders are prohibited from engaging in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. They are also prohibited from engaging in hedging or other monetization transactions such as cashless collars, forward contracts, equity swaps or similar transactions involving our securities, and from holding company securities in a margin account or pledging securities as collateral for a loan. In addition, our executive officers are required to obtain preclearance for all transactions in our securities.
COMPENSATION RECOUPMENT POLICY
Under our compensation recoupment policy, the Committee may require members of senior management including our NEOs to return incentive compensation if there is a material restatement of the financial results upon which the incentive compensation was originally based. Our recoupment policy applies to all incentive compensation, including both cash and equity. If the Committee determines that recovery is appropriate, the company will seek repayment of the difference between the incentive compensation paid and the incentive compensation that would have been paid, if any, based on the restated financial results.
The policy also provides for recovery of incentive compensation from any employee involved in fraud or intentional misconduct, whether or not it results in a restatement of our financial results. In such a situation, the Committee would exercise its business judgment to determine what action it believes is appropriate under the circumstances.
We may seek to recover the applicable amount of compensation from incentive compensation paid or awarded after the adoption of the policy, from future payments of incentive compensation, cancellation of outstanding equity awards and reduction in or cancellation of future equity awards. In cases of fraud or misconduct, we may also seek recovery from incentive

2023 PROXY STATEMENT	65

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
compensation paid or awarded prior to the adoption of the policy. We will revise our policy to comply with the policy requirements of the Securities Exchange Act Rule 10D-1 once the rule is finalized by the New York Stock Exchange.
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated named executive officers. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date under the American Rescue Plan Act signed into law on March 11, 2021, the applicability of Section 162(m) will be expanded to also include the Company’s next five highest paid employees for tax years beginning on or after January 1, 2027.
We do not expect the disallowance of a deduction for compensation paid to our named executive officers in excess of $1 million as a result of these changes to Section 162(m) to significantly alter our compensation programs. The Committee considers it important to design compensation programs that are in the best long-term interests of our company and our stockholders.
Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with our management the CD&A included in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

NOEL B. GEER (Chair)	GREGORY R. DAHLBERG	DAVID G. FUBINI	ROBERT C. KOVARIK, JR.	GARY S. MAY	SURYA N. MOHAPATRA

66	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Executive Compensation
SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by our named executive officers for service to us during fiscal 2022 and, if applicable, fiscal 2021 and fiscal 2020:

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Roger A. Krone Chairman and Chief Executive Officer	2022	1,266,308	—		8,365,863	1,950,017	1,932,404	34,300	13,548,892
	2021	1,227,462	—		7,582,531	1,900,370	2,134,278	31,366	12,876,007
	2020	1,238,076	—		7,222,112	1,632,572	2,197,296	29,568	12,319,624
Christopher R. Cage Executive Vice President, Chief Financial Officer	2022	590,385	—		1,158,458	270,023	610,320	30,250	2,659,436
	2021	457,885	—		858,516	220,033	475,278	29,500	2,041,212
Maureen Waterston Executive Vice President, Chief Human Resources Officer	2022	454,279	200,000	(2)	1,825,926	192,522	443,168	145,431	3,261,326

Jerald S. Howe, Jr. Executive Vice President, General Counsel	2022	634,400	—		1,088,811	253,766	511,175	30,550	2,518,702
	2021	629,708	—		886,004	222,051	590,267	32,621	2,360,651
	2020	628,847	—		907,100	205,023	585,952	24,566	2,351,488
Gerard A. Fasano Group President, Defense	2022	606,154	—		1,046,997	244,002	540,765	15,800	2,453,718
	2021	584,231	—		941,718	236,018	626,580	18,742	2,407,289
	2020	577,770	—		951,658	215,122	607,441	64,646	2,416,637
(1)Compensation is provided only for fiscal years for which an individual qualified as a named executive officer in accordance with SEC rules.
(2)Ms. Waterston received a one-time sign-on award consisting of $200,000 payable in cash upon commencement of employment.
(3)These columns reflect the grant date fair value of each award granted in the stated fiscal years computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The awards shown in the “Stock Awards” column in the above table include restricted stock units and performance share awards. Values for all performance share awards are computed based upon the probable outcome of the performance conditions as of the grant date of the award. Assuming the highest level of the performance conditions is achieved, the value of the fiscal 2022 performance shares in the “Stock Awards” column would be as follows: Mr. Krone, $11,086,291; Mr. Cage, $1,535,145; Ms. Waterston, $2,094,485, Mr. Fasano, $1,387,447; and Mr. Howe, $1,442,865. The awards shown in the “Option Awards” column are not subject to performance conditions.
(4)For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculation of these amounts, please refer to Note 17 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 14, 2023.
(5)Amounts shown in this column represent the actual amounts paid to the named executive officers under our cash incentive award programs for the stated fiscal years. The threshold, target and maximum payouts are shown in the “Grants of Plan-Based Awards” table under the column headed “Estimated future payouts under non-equity incentive plan awards.”
(6)Amounts shown in this column for fiscal 2022 represent company contributions that we made on behalf of the named executive officers under the Leidos Retirement Plan as follows: Mr. Krone, $15,250; Mr. Cage, $15,250; Mr. Fasano, $15,250; and Mr. Howe, $15,250. The column also includes the value of executive financial planning and annual health screenings for Mr. Krone, Mr. Cage, and Mr. Howe. In connection with her appointment as Executive Vice President, Chief Human Resource Officer, Ms. Waterston received a payment or reimbursement of amounts not to exceed $250,000 for relocation costs, in which she received actual reimbursement of $145,431. The Company may also make available unused tickets from sponsorship agreements for personal use. Tickets are included in sponsorship agreements and typically result in no incremental costs to the Company. In 2022, there were no incremental costs associated with the NEO’s personal use of tickets to Leidos-sponsored events. All NEOs received upgraded frequent flyer status, at no incremental cost to Leidos, pursuant to arrangements with Leidos' preferred airline vendor.

2023 PROXY STATEMENT	67

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS
The following table sets forth information regarding the cash and equity incentive awards made to our named executive officers in fiscal 2022 pursuant to our 2017 Omnibus Incentive Plan, including any portion of such awards deferred into our Key Executive Stock Deferral Plan and Keystaff Deferral Plan.

Name	Award type	Grant Date	Estimated Future Payouts under Non-equity Incentive Plan awards(1)			Estimated Future Payouts under Equity Incentive Plan awards(2)			All Other Option Awards; Number of Securities Underlying Options(3) (#)	All Other Stock Awards; Number of Shares of Stock or Units(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Krone	Cash	2/10/2022	1,108,380	1,911,000	2,866,500	—	—	—	—	—	—	—
	Options	3/4/2022	—	—	—	—	—	—	79,886	—	105.08	1,950,017
	PRSU	3/4/2022	—	—	—	—	27,836	—	—	—	—	2,925,007
	PSA	3/4/2022	—	—	—	23,197	46,394	69,591	—	—	—	5,440,856
Mr. Cage	Cash	2/10/2022	348,000	600,000	900,000	—	—	—	—	—	—	—
	Options	3/4/2022	—	—	—	—	—	—	11,062	—	105.08	270,023
	PRSU	3/4/2022	—	—	—	—	3,855	—	—	—	—	405,083
	PSA	3/4/2022	—	—	—	3,212	6,424	9,636	—	—	—	753,375
Ms. Waterston	Cash	1/17/2022	255,200	440,000	660,000	—	—	—	—	—	—	—
	Options	3/4/2022	—	—	—	—	—	—	7,887	—	105.08	192,522
	PRSU	3/4/2022	—	—	—	—	2,748	—	—	—	—	288,760
	PSA	3/4/2022	—	—	—	2,290	4,580	6,870	—	—	—	537,120
	RSU	3/4/2022	—	—	—	—	—	—	—	9,517	—	1,000,046
Mr. Howe	Cash	2/10/2022	294,205	507,250	760,875	—	—	—	—	—	—	—
	Options	3/4/2022	—	—	—	—	—	—	10,396	—	105.08	253,766
	PRSU	3/4/2022	—	—	—	—	3,623	—	—	—	—	380,705
	PSA	3/4/2022	—	—	—	3,019	6,038	9,057	—	—	—	708,106
Mr. Fasano	Cash	2/10/2022	318,420	549,000	823,500	—	—	—	—	—	—	—
	Options	3/4/2022	—	—	—	—	—	—	9,996	—	105.08	244,002
	PRSU	3/4/2022	—	—	—	—	3,484	—	—	—	—	366,099
	PSA	3/4/2022	—	—	—	2,903	5,806	8,709	—	—	—	680,899
(1)As described in our CD&A, cash incentive awards paid to our named executive officers for performance during fiscal 2022, were based on achievement of pre-established goals. The actual payouts for the fiscal 2022 performance period are provided in the “Summary Compensation Table” in the column headed “Non-Equity Incentive Plan Compensation.”
(2)The PRSUs in these columns represent restricted stock units which are subject to a performance goal (which, the Committee determined, was met in fiscal 2022) and the following vesting requirement: 25% of the award vests on each of the first, second, third and fourth anniversaries of grant date. The PSAs in these columns represent the threshold, target and maximum number of shares issuable under three-year performance share awards, subject to the Human Resources and Compensation Committee’s discretion to decrease the number of shares that are ultimately issued at the end of the three year performance period. The grant date fair value of these awards is provided in the “Summary Compensation Table” in the column headed “Stock Awards.”
(3)Amounts in this column represent the number of shares of our common stock underlying options issued in fiscal 2022. All options vest 25% on the first, second, third and fourth anniversaries of grant date.
(4)The RSUs granted to Ms. Waterston in this column represent a new hire sign-on award which vests in full on the first anniversary of the grant date, subject to her continued employment through the vesting date.
(5)The 2017 Omnibus Incentive Plan defines “fair market value” as the closing sales price of our common stock on the NYSE on the trading day before the grant date, and requires the exercise price of options issued under the plan to be at least equal to the fair market value.
(6)Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. For PRSUs and PSAs, the amount in this column is based on the probable outcome of the performance conditions, excluding the effect of any estimated forfeitures. These amounts do not reflect the value that may actually be realized by the recipient and do not reflect changes in our stock price after the date of grant.

68	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding outstanding options, restricted stock units, performance restricted stock units and performance share awards issued pursuant to our 2017 Omnibus Incentive Plan and our 2006 Equity Incentive Plan that were held by our named executive officers at the end of fiscal 2022, including awards previously deferred under our Key Executive Stock Deferral Plan.

	Option Awards(1)					Stock Awards
Name	Grant date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that have Not Vested (#)(2)	Market Value of Shares or Units of Stock that have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(3)
Mr. Krone	3/2/2018	92,461	—	$63.76	3/1/2025	3/8/2019	8,410	884,648	—	—
	3/8/2019	92,186	30,729	$62.43	3/7/2026	3/6/2020	11,854	1,246,922	—	—
	3/6/2020	41,626	41,626	$107.57	3/5/2027	3/6/2020	—	—	39,510	4,156,057
	3/5/2021	23,742	71,229	$89.08	3/4/2028	3/5/2021	22,963	2,415,478	—	—
	3/4/2022	—	79,886	$105.08	3/3/2029	3/5/2021	—	—	53,333	5,610,098
						3/4/2022	—	—	27,836	2,928,069
						3/4/2022	—	—	46,394	4,880,185
Mr. Cage	3/3/2017	2,774	—	$53.54	3/2/2024	3/8/2019	228	23,983	—	—
	3/2/2018	2,419	—	$63.76	3/1/2025	3/6/2020	452	47,546	—	—
	3/8/2019	2,499	834	$62.43	3/7/2026	3/6/2020	—	—	1,506	158,416
	3/6/2020	1,586	1,587	$107.57	3/5/2027	3/5/2021	864	90,884	—	—
	3/5/2021	854	2,565	$89.08	3/4/2028	3/5/2021	—	—	1,920	201,965
	8/6/2021	1,930	5,792	$94.25	8/5/2028	8/6/2021	1,810	190,394	—	—
	3/4/2022	—	11,062	$105.08	3/3/2029	8/6/2021	—	—	4,022	423,074
						3/4/2022	—	—	3,855	405,507
						3/4/2022	—	—	6,424	675,741
Ms. Waterston	3/4/2022	—	7,887	$105.08	3/3/2029	3/4/2022	—	—	2,748	289,062
						3/4/2022	—	—	4,580	481,770
						3/4/2022	9,517	1,001,093	—	—
Mr. Howe	8/11/2017	6,862	—	$56.47	8/10/2024	3/8/2019	1,241	130,541	—	—
	3/2/2018	12,269	—	$63.76	3/1/2025	3/6/2020	1,489	156,628	—	—
	3/8/2019	13,597	4,533	$62.43	3/7/2026	3/6/2020	—	—	4,962	521,953
	3/6/2020	5,227	5,228	$107.57	3/5/2027	3/5/2021	2,683	282,225	—	—
	3/5/2021	2,774	8,323	$89.08	3/4/2028	3/5/2021	—	—	6,232	655,544
	3/4/2022	—	10,396	$105.08	3/3/2029	3/4/2022	—	—	3,623	381,103
						3/4/2022	—	—	6,038	635,137
Mr. Fasano	3/2/2018	2,534	—	$63.76	3/1/2025	3/8/2019	1,262	132,750	—	—
	3/8/2019	4,609	4,610	$62.43	3/7/2026	3/6/2020	1,562	164,307	—	—
	3/6/2020	5,485	5,485	$107.57	3/5/2027	3/6/2020	—	—	5,206	547,619
	3/5/2021	2,948	8,847	$89.08	3/4/2028	3/5/2021	2,981	313,571	—	—
	3/4/2022	—	9,996	$105.08	3/3/2029	3/5/2021	—	—	6,624	696,779
						3/4/2022	—	—	3,484	366,482
						3/4/2022	—	—	5,806	610,733
(1)Information in these columns relates to options to purchase shares of common stock held by our named executive officers at the end of fiscal 2022. Options vest 25% on each of the first, second, third and fourth anniversaries of the grant date.
(2)Information in this column relates to restricted stock units held by our named executive officers at the end of fiscal 2022, including restricted stock units subject to performance conditions which have been met. Performance restricted stock units vest 25% on the first, second, third and fourth anniversaries of the grant date, in each case if the applicable performance condition is met.
(3)Based on $105.19, the closing sales price of our common stock on the NYSE on December 30, 2022.
(4)Amounts in this column represent the target shares for performance share awards granted in 2020, 2021 and 2022 and the target shares for the performance restricted stock units granted in fiscal 2022. Performance share awards fully vest at the end of the three-year fiscal performance period based on achievement of the applicable performance conditions, subject to the Committee’s negative discretion.

2023 PROXY STATEMENT	69

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding shares of common stock acquired by our named executive officers during fiscal 2022 upon the exercise of stock options and the vesting of restricted stock units, including awards deferred into our Key Executive Stock Deferral Plan.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercises (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Mr. Krone	381,245	26,030,462	92,272	8,757,538
Mr. Cage	10,322	676,497	4,326	434,402
Ms. Waterston	—	—	—	—
Mr. Howe	—	—	12,581	1,240,808
Mr. Fasano	—	—	12,672	1,219,557
	391,567	26,706,959	121,852	11,652,304
(1)Based on the closing price of our common stock on the day before the date of exercise.
(2)Includes accrued dividends and includes stock units deferred into our Key Executive Stock Deferral Plan that vested during fiscal 2022. Any stock awards that vested in the current year and were deferred by our named executive officers are reflected in the table under the caption “Nonqualified Deferred Compensation.”
(3)Based on the closing price of our common stock on the day before the date of vesting. Includes accrued dividends.
NONQUALIFIED DEFERRED COMPENSATION
We provided benefits to our named executive officers during fiscal 2022 under the following nonqualified deferred compensation plans, which are summarized below:
The Leidos Keystaff Deferral Plan allows eligible participants to elect to defer all or a portion of salary and any cash bonus granted to them under our cash incentive plan. We make no contributions to participants’ accounts under the Keystaff Deferral Plan. Participants can direct their deferrals into investment options similar to those available in the Leidos Retirement Plan other than the Leidos Stock Funds. Distributions under the Keystaff Deferral Plan are then made to participants in cash. Deferred balances under this plan will be paid upon the elected specified date, retirement or separation from service.
The Leidos Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their cash or certain equity incentive awards granted to them under our cash incentive or stock incentive plans. Participant deferrals in other forms are converted to stock units of our common stock. Participant accounts are credited with additional units corresponding to their outstanding account balance for each company dividend payable. We make no contributions to participants’ accounts under the Key Executive Stock Deferral Plan. Distributions under the Key Executive Stock Deferral Plan are then made to participants in shares of common stock corresponding to the number of vested stock units held for the participant. Vested deferred balances under this plan will be paid upon the elected specified date, retirement or separation from service.
The Leidos 401(k) Excess Deferral Plan (Excess Plan) is a pre-tax savings plan that, through December 31, 2016, allowed eligible participants to defer up to 20% of their eligible compensation after meeting the annual IRS contribution limit for the Leidos Retirement Plan. Bonuses were not eligible for deferral to the Excess Plan. The investment options in the Excess Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Vested deferred balances under this plan will generally be paid following separation from service.

70	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Leidos Deferred Compensation Plan for Former IS&GS Employees (Deferred Compensation Plan) is a pre-tax savings plan that allowed eligible participants to defer salary and receive certain company contributions. Salary deferrals in this plan did not start until after an eligible participant met the annual IRS contribution limit for the Leidos Retirement Plan for Former IS&GS Employees. Bonuses were not eligible for deferral to this plan. The investment options in the Deferred Compensation Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Deferred balances under this plan will generally be paid following separation from service.
The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals in fiscal 2022 through our nonqualified deferred compensation plans in which our named executive officers participate:

Name	Plan	Executive contributions ($)(1)	Registrant Contributions ($)	Aggregate earnings ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at fiscal year-end ($)(3)
Mr. Krone	Keystaff Deferral Plan	1,184,857	—	(1,073,740)	—	4,700,319
	Key Executive Stock Deferral Plan	7,820,012	—	3,721,145	—	23,073,462
	Excess Plan	—	—	(42,551)	—	153,827
Mr. Cage	Keystaff Deferral Plan	—	—	(67,590)	—	339,088
	Key Executive Stock Deferral Plan	—	—	401,615	—	2,405,289
	Excess Plan	—	—	(11,398)	—	51,312
Ms. Waterston	—	—	—	—	—	—
Mr. Howe	Keystaff Deferral Plan	194,788	—	(179,917)	—	1,324,949
	Key Executive Stock Deferral Plan	388,339	—	164,790	—	1,308,371
Mr. Fasano	Deferred Compensation Plan	—	—	(7,111)	—	36,604
(1)Amounts in this column represent the value of cash or stock awards deferred during fiscal 2022. These amounts are also included as compensation in the applicable column in the “Summary Compensation Table” for prior years. The following amounts shown were included in the Option Exercises and Stock Vested and were deferred into the Key Executive Stock Deferral Plan: Mr. Krone $7,820,012 and Mr. Howe $388,389.
(2)With respect to the Keystaff Deferral Plan, Excess Plan and Deferred Compensation Plan, amounts in this column represent aggregate returns on the diverse investment options available to eligible participants based on individual participant investment elections. With respect to the Key Executive Stock Deferral Plan, amounts in this column represent the aggregate increases or decreases in the value of stock units corresponding to shares of our common stock during fiscal 2022. The market value of the shares is based upon $105.19, the closing sales price of our common stock on the NYSE on December 30, 2022.
(3)Amounts in this column represent the value of the holder’s accounts at the end of fiscal 2022. With respect to the Key Executive Stock Deferral Plan, the amounts represent the value of stock units corresponding to shares of common stock held by the named executive officer based on $105.19 per share, the closing sales price of our common stock on the NYSE on December 30, 2022. All amounts in this column were reported as compensation in the “Summary Compensation Table” for prior years. Our named executive officers held the following number of stock units at the end of fiscal 2022 in the Key Executive Stock Deferral Plan: (a) Mr. Krone, 219,350 (b) Mr. Cage, 22,866, and (c) Mr. Howe, 12,438.

2023 PROXY STATEMENT	71

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
ROGER A. KRONE, CHIEF EXECUTIVE OFFICER
Mr. Krone’s employment agreement provides severance benefits to him if his employment is terminated by us for reasons other than for cause, or by Mr. Krone for good reason. However, if such termination is within three months prior to or within 24 months after a change in control of the company (the “change in control period”), Mr. Krone would receive a higher level of benefits. In addition, Mr. Krone would be entitled to receive certain benefits and outplacement services in the event of a qualifying termination under his employment agreement. Severance benefits under this agreement in connection with a change in control, or CIC, are “double trigger” and any payments under this agreement are subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a non disparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees for 12 months following termination of employment. Finally, pursuant to the terms of the equity awards Mr. Krone received under the Leidos 2006 Equity Incentive Plan and 2017 Omnibus Incentive Plan (Equity Plans) if Mr. Krone is terminated by us for reasons other than for cause, by him for good reason, or by reason of his death or disability, he would be entitled to accelerated vesting, or pro-rated vesting, of his long-term incentive awards, depending on whether the termination is during a change in control period. The chart below provides the amounts that Mr. Krone would be entitled to under these various termination scenarios.
MR. CAGE, MS. WATERSTON, MR. HOWE AND MR. FASANO
All of our named executive officers, other than Mr. Krone, are covered by the Leidos Holdings, Inc. Executive Severance Plan, effective July 25, 2019 (Severance Plan).
The Severance Plan provides for the following in the event of a qualifying termination without Cause in the absence of a Change in Control or CIC:
▶A cash lump sum severance benefit of 1.0 times base salary plus a pro rata bonus based on actual performance;
▶A cash lump sum severance benefit equal to the premium cost of COBRA continuation of medical, dental and vision benefits for 12 months; and
▶Six months of outplacement services.
The Severance Plan is designed to provide enhanced severance benefits to executive officers in certain cases where their employment is terminated involuntarily without cause, with a separate set of benefits for an involuntary termination without cause or resignation for good reason that occurs within three months prior to or within 24 months following a CIC, with benefits in such circumstances to be:
▶A cash lump sum severance benefit of 1.5 times the sum of (i) base salary and (ii) target bonus;
▶Pro-rata annual bonus for the year of termination based on target performance;
▶A cash lump sum severance benefit equal to the premium cost of COBRA continuation of medical, dental and vision benefits for 18 months; and
▶12 months of outplacement services.
Benefits under this plan in connection with a CIC are “double trigger” and any payments under this plan are subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a non-disparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees for (i) 12 months following termination of employment in the case of a qualifying termination of employment in the absence of a CIC and (ii) 18 months following termination of employment in the case of a qualifying termination of employment in connection with a CIC.
Following a CIC, our executive officers would also vest in certain of their outstanding equity awards, if the CIC meets the definition in our Equity and Deferred Compensation Plans and subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a covenant not to compete and a covenant not to solicit employees or customers for 12 months after termination of employment. Finally, pursuant to the terms of the equity awards they received under the Equity Plan, if they terminated employment involuntarily not for cause, or by reason of their death or disability, they would be entitled to accelerated vesting, or pro-rated vesting, of certain long-term incentive awards. The charts below provide the amounts that these named executive officers would be entitled to under various termination scenarios.

72	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

		Involuntary Termination/Good Reason
	Retirement	Without Cause or for Good Reason ($) (1)	Change in Control ($) (2)	Death ($)	Disability ($)
Roger A. Krone
Severance and Pro-rata Bonus (3)	1,932,404	5,117,404	9,894,904	1,932,404	1,932,404
Restricted Stock Units (4)	7,651,043	7,651,043	7,651,043	7,651,043	7,651,043
Stock Options (5)	2,470,259	2,470,259	2,470,259	2,470,259	2,470,259
Performance Share Awards (6)	8,966,240	8,966,240	14,863,574	14,980,430	8,966,240
Benefits & Perquisites (7)	—	35,343	240,369	—	—
Applicable Scaleback (8)	N/A	N/A	—	N/A	N/A
Total (9)	21,019,946	24,240,289	35,120,149	27,034,136	21,019,946
Christopher R. Cage
Severance and Pro-rata Bonus (3)	—	1,210,320	2,400,000	610,320	610,320
Restricted Stock Units (4)	—	254,431	770,791	770,791	770,791
Stock Options (5)	—	49,045	141,565	141,565	141,565
Performance Share Awards (6)	—	766,554	1,518,574	1,483,918	766,554
Benefits & Perquisites (7)	—	29,900	48,599	—	—
Applicable Scaleback (8)	N/A	N/A	—	N/A	N/A
Total (9)	—	2,310,250	4,879,529	3,006,594	2,289,230
Maureen Waterston
Severance and Pro-rata Bonus (3)	—	993,168	1,925,000	443,168	443,168
Restricted Stock Units (4)	—	894,475	1,303,401	1,303,401	1,303,401
Stock Options (5)	—	179	868	868	868
Performance Share Awards (6)	—	173,841	525,191	486,717	173,841
Benefits & Perquisites (7)	—	33,398	53,848	—	—
Applicable Scaleback (8)	N/A	N/A	—	N/A	N/A
Total (9)	—	2,095,061	3,808,308	2,234,154	1,921,278
Jerald S. Howe, Jr.
Severance and Pro-rata Bonus (3)	511,175	1,145,575	2,220,400	511,175	511,175
Restricted Stock Units (4)	973,185	973,185	973,185	973,185	973,185
Stock Options (5)	329,058	329,058	329,058	329,058	329,058
Performance Share Awards (6)	1,104,626	1,104,626	1,840,765	1,853,665	1,104,626
Benefits & Perquisites (7)	—	15,203	26,554	—	—
Applicable Scaleback (8)	N/A	N/A	—	N/A	N/A
Total (9)	2,918,044	3,567,647	5,389,962	3,667,083	2,918,044
Gerard A. Fasano
Severance and Pro-rata Bonus (3)	—	1,150,765	2,287,500	540,765	540,765
Restricted Stock Units (4)	—	475,743	1,000,776	1,000,776	1,000,776
Stock Options (5)	—	218,009	340,748	340,748	340,748
Performance Share Awards (6)	—	1,144,075	1,879,843	1,897,820	1,144,075
Benefits & Perquisites (7)	—	37,723	60,335	—	—
Applicable Scaleback (8)	N/A	N/A	—	N/A	N/A
Total (9)	—	3,026,315	5,569,202	3,780,109	3,026,364
(1)Amounts in this column represent the benefits that the named executive officers would be entitled to receive in the event of a hypothetical qualifying termination that is not in connection with a CIC under the terms of the Leidos Equity and Deferred Compensation Plans, in addition to the benefits under an employment agreement (for Mr. Krone) or Leidos Executive Severance Plan (for named executive officers other than Mr. Krone).
(2)Amounts in this column represent the benefits that the named executive officers would be entitled to receive in the event of a hypothetical qualifying termination following a transaction that occurred on December 31, 2022, that constituted a CIC under the terms of the Leidos Equity and Deferred Compensation Plans, in addition to the benefits under an employment agreement (for Mr. Krone) or Leidos Executive Severance Plan (for named executive officers other than Mr. Krone).

2023 PROXY STATEMENT	73

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(3)Amounts in this row represent cash payments for (a) lump sum severance and (b) pro-rated annual bonuses for the year of termination. Severance amounts for Mr. Krone are equal to one times (in the event of termination without a CIC), and 2.5 times (in the event of termination in connection with a CIC), the sum of Mr. Krone’s year end salary and bonus at target. Severance amounts for other executives reflect one year of annual base salary (for termination without a CIC), and 1.5 times the sum of annual base salary and target bonus (for termination in connection with a CIC). Mr. Krone’s pro-rated annual bonus would be payable based on actual performance for the period ended December 31, 2022, in all scenarios. For the other executives, for the termination without a CIC, and death and disability scenarios, the bonus would be based on actual performance through December 31, 2022, and the number of days that elapsed during the performance period ended December 31, 2022. In the CIC scenario, the bonus amount is based on target performance results.
(4)For a termination not in connection with a CIC, the value reflects a portion of the named executive officer’s RSUs (granted beginning in March 2018), pro-rated based on the number of days elapsed between the grant date and December 31, 2022, including accrued cash dividends as of December 31, 2022. For terminations in connection with a CIC, death, and disability, amounts represent the value of accelerated vesting of shares of all RSUs, including accrued dividends as of December 31, 2022, pursuant to the Leidos Equity and Deferred Compensation Plans. The retirement and non-termination scenarios for Messrs. Krone and Howe, assume their respective terminations would each qualify as a special retirement and amounts include the awards that would continue to vest. For more information regarding the number of shares of unvested RSUs held by the executive officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year-End.”
(5)For a termination without a CIC, the table reflects pro-rated amounts of stock options granted beginning in March 2018 that would vest based on the number of days elapsed between the grant date and December 31, 2022. The retirement and non-termination scenarios for Messrs. Krone and Howe assume their respective terminations would each qualify as a special retirement and amounts include the awards that would continue to vest after departure. For a termination in connection with a CIC, or upon death or disability, represents the value of accelerated vesting of all unvested options held by the named executive officer at the end of the year issued pursuant to the Leidos Equity Plans. For more information regarding the number of shares and exercise prices underlying unvested options held see the table under the caption “Outstanding Equity Awards at Fiscal Year-End.”
(6)For a termination without a CIC and for disability, the values represent a pro-rata amount of performance share awards, including accrued cash dividends, based on actual performance as of December 31, 2022. Since Messrs. Krone and Howe qualify for special retirement, each would be entitled to associated pro-rated vesting (including accrued dividends) that would apply as a result. In the CIC and death scenarios, awards reflect full vesting, including accrued cash dividends, as of December 31, 2022; assumes target performance results for death and also in the event of a CIC for the 2021 and 2022 awards; the 2020 awards are assumed paid based on actual performance results as of December 31, 2022, in the event of a CIC.
(7)Amounts in this row reflect the total of (a) lump sum cash payments in lieu of providing benefits to the executives, and (b) cost estimates for providing outplacement benefits following a qualifying termination of employment. Benefit lump sums for all named executive officers other than Mr. Krone are equal to 12 months of COBRA premiums for medical, dental and vision coverage for terminations not in connection with a CIC, and 18 months of COBRA premiums for terminations in connection with a CIC. Mr. Krone’s amounts reflect 12 months of COBRA premiums for medical, dental and vision coverage following a termination not in connection with a CIC and lump sum payments in lieu of continued life, disability, medical, dental and vision coverage for 30 months for terminations in connection with a CIC. Amounts also include estimates for providing outplacement counseling services for 12 months following termination of employment in connection with a CIC or, except for Mr. Krone, for 6 months if the termination is not in connection with a CIC.
(8)Estimates the benefits to be reduced to avoid the payment of excess parachute payments pursuant to Section 280G of the Internal Revenue Code.
(9)Amounts in this row represent the gross amount of benefits to be received by the named executive officer. In addition, the named executive officers would also be entitled to be paid for any unused comprehensive leave time accrued.
TREATMENT OF EQUITY AWARDS UPON TERMINATION
With respect to outstanding equity awards, our named executive officers are generally treated in the same way as all other employee award recipients if their employment is terminated due to death, disability, retirement, involuntary without cause departure, or voluntary departure.
In the case of death or disability, restricted stock units and options will vest immediately and options will remain exercisable for the remaining term of the option. For our performance share award program, target shares will be paid out promptly upon death. In the case of disability for all performance share awards, individuals will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period.
Under our continued vesting program, employees who retire, including our executive officers, may continue holding and vesting in their stock options if they have held such options for at least 12 months prior to retirement and they retire (i) after age 59 1/2 with at least 10 years of service or (ii) after age 59 1/2 when age at termination plus years of service equals at least 70. When an individual becomes eligible for continued vesting, restricted stock units will continue to vest in accordance with the original vesting schedule. Individuals meeting these qualifications who hold performance share awards will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period. We have the right to terminate continued vesting if an individual violates confidentiality, non-solicitation, non-compete, or similar obligations to us.
In the case of an involuntary termination without cause, all restricted stock units and stock options granted in 2017 or later will vest on a pro-rata basis provided the award has been held for a minimum of six months. In the case of a performance share award, individuals will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period, provided the award has been held for a minimum of 6 months.
In any other case, if the employment of an equity award recipient, including an executive officer, is terminated for any reason, all of that recipient’s unvested restricted stock units, options and performance share awards are forfeited. Vested options remain exercisable for 90 days or until the option expiration date, if earlier.

74	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pay Ratio Disclosure
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2022:
▶The median of the annual total compensation of all our employees (except our Chief Executive Officer) was $102,238;
▶The annual total compensation of our Chief Executive Officer was $13,548,892; and
▶The ratio of these two amounts was 133 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”
EMPLOYEE POPULATION
To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We selected December 30, 2022, which is within the last three months of fiscal 2022, as the date upon which we would identify the “median employee.” We determined that, as of December 30, 2022, our employee population consisted of 45,463 individuals (of which approximately 89% were located in the United States and 11% were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time, part-time, and temporary employees, as described in more detail below.
ADJUSTMENTS TO OUR EMPLOYEE POPULATION
As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding approximately 1,329 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information, as follows: 314 employees from Japan, 146 employees from South Korea, 124 employees from Germany, 97 employees from Iraq, 81 employees from Singapore, 57 employees from Bahrain, 53 employees from India, 50 employees from Romania, 48 employees from Italy, 40 employees from Kuwait, 39 employees from Saudi Arabia, 38 employees from China, 27 employees from Israel, 26 employees from Kosovo, 25 employees from United Arab Emirates, 22 employees from Qatar, 20 employees from Djibouti, 17 employees from Canada, 15 employees from Ireland, 14 employees from Spain, 9 employees from the Philippines, 9 employees from Netherlands, 8 employees from Belgium, 7 employees from Jordan, 6 employees from Hong Kong, 4 employees from Turkey, 4 employees from Russia, 4 employees from Greenland, 4 employees from Greece, 3 employees from Poland, 3 employees from Cuba, 2 employees from Honduras, 2 employees from Niger, 2 employees from Kenya, 1 employee from Syria, 1 employee from Sint Maarten, 1 employee from Mexico, 1 employee from Malaysia, 1 employee from Latvia, 1 employee from France, 1 employee from Finland, 1 employee from Ethiopia, and 1 employee from Colombia. For each jurisdiction where we excluded employees, we excluded all employees in that jurisdiction.
After taking into account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 44,134 individuals.
DETERMINING OUR MEDIAN EMPLOYEE
To identify our “median employee” from our total adjusted employee population, we compared the annualized salary of our employees as reflected in our human resources system of record. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. After identifying the median employee, that employee’s compensation was restated based on the Summary Compensation Table elements. Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States with base wages for the 12-month period ending December 30, 2022, in the amount of $102,238.

2023 PROXY STATEMENT	75

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
DETERMINATION OF ANNUAL TOTAL COMPENSATION OF OUR “MEDIAN EMPLOYEE” AND OUR CEO
Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2022 using the same methodology we used for purposes of determining the annual total compensation of our named executive officers for 2022 (as set forth in the "Summary Compensation Table" in this Proxy Statement).
Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the "Summary Compensation Table" in this Proxy Statement.
Pay versus Performance Disclosure
This new, required table intends to compare “Pay versus Performance” and prescribes a method to calculate “Compensation Actually Paid” (CAP). The CAP values shown in the table below do not reflect the compensation actually paid to the Principal Executive Officer (PEO) or the Non-PEO NEOs. In addition, while the table shows the Summary Compensation Table (SCT) compensation and CAP values side by side, they are not comparable. As such, the Committee did not consider the information provided in the table structuring or determining compensation for our NEOs. For a complete discussion of our executive compensation program and the Committee’s philosophy and approach, please refer to the CD&A section of this Proxy Statement (page 44).
Together with the salary and annual incentive, the SCT values include the accounting fair value of equity awards granted in the year shown (at the time the grant was made), whereas CAP values include a revaluation of the current grant at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants. Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price, and therefore, may be higher or lower than the SCT compensation values.
The actual value of an equity award realized by an executive depends on several factors measured over multiple years, including the stock price, the financial performance of the company, the relative total shareholder return (TSR) performance of the company as compared to a peer group, timing of stock option exercises and other factors.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO		Average Summary Compensation Table Total for Non-PEO NEOs		Average Compensation Actually Paid to Non-PEO NEOs		Total Shareholder Return		Peer Group Total Shareholder Return (7)	Net Income (in millions)	Company Selected Measure (Revenue)(8) (in millions)
2022	$13,548,892	(1)	$19,246,307	(4)	$2,723,296	(1)	$3,204,388	(4)	$110.43	$104.33	$693	$14,396
2021	$12,876,006	(2)	$5,045,765	(5)	$1,992,327	(2)	$1,000,994	(5)	$91.99	$128.06	$759	$13,737
2020	$12,319,624	(3)	$15,873,335	(6)	$2,928,640	(3)	$3,301,799	(6)	$107.21	$122.11	$629	$12,297
(1)Total Compensation as set forth in the Summary Compensation Table (page 67) in this Proxy Statement for the applicable year (2022) for Mr. Krone (PEO) and average total compensation for the applicable year for Mr. Cage, Ms. Waterston, Mr. Howe, and Mr. Fasano (Non-PEO NEOs).
(2)Total Compensation as set forth in the Summary Compensation Table (page 67) in this Proxy Statement for the applicable year (2021) for Mr. Krone (PEO) and average total compensation for the applicable year for Mr. Cage, Mr. Reagan, Mr. Fasano, Mr. Howe, and Ms. Schmanske (Non-PEO NEOs).
(3)Total Compensation as set forth in the Summary Compensation Table (page 67) in this Proxy Statement for the applicable year (2020) for Mr. Krone (PEO) and average total compensation for the applicable year for Mr. Reagan, Mr. Fasano, Mr. Howe, and Mr. King (Non-PEO NEOs).
(4)The Compensation Actually Paid (CAP) is calculated by reducing the total compensation by grant date fair value of stock and options awards from the summary compensation table and adding equity awards adjustments for fiscal 2022. For each outstanding and unvested equity award, we utilized the fiscal year end and vesting date fair values to calculate the equity award adjustments. The fair value of options were determined by using a Black Scholes model, the relative TSR based PSUs were determined by using a Monte Carlo simulated pricing model, non-market based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equaling to the stock price on the appropriate measurement date. Amounts deducted from total compensation is $10,315,880 for the PEO and $1,520,126 for the average total for Non-PEO NEOs. Equity award adjustments total $16,013,295 for the PEO and $2,001,218 for the average total for Non-PEO NEOs. See table below for detailed calculations of the equity award adjustments made in order to calculate the CAP.
(5)The CAP is calculated by reducing the total compensation by grant date fair value of stock and options awards from the summary compensation table and adding equity awards adjustments for fiscal year 2021. For each outstanding and unvested equity award during the fiscal years covered in the table, we utilized the fiscal year end and vesting date fair values to calculate these equity award adjustments. The fair value of options were determined by using a Black Scholes model, the relative TSR based PSUs were determined by using a Monte Carlo simulated pricing model, non-market based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equaling to the stock price on the appropriate measurement date. Amounts deducted from total compensation is $9,482,900 for the PEO and $900,434 or the average total for Non-PEO NEOs. Equity award adjustments total $1,652,659 for the PEO and $(90,899) for the average total for Non-PEO NEOs. See table below for detailed calculations of the equity award adjustments made in order to calculate the CAP.

76	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(6)The CAP is calculated by reducing the total compensation by grant date fair value of stock and options awards from the summary compensation table and adding equity awards adjustments for fiscal year 2020. For each outstanding and unvested equity award during the fiscal years covered in the table, we utilized the fiscal year end and vesting date fair values to calculate these equity award adjustments. The fair value of options were determined by using a Black Scholes model, the relative TSR based PSUs were determined by using a Monte Carlo simulated pricing model, non-market based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equaling to the stock price on the appropriate measurement date. Amounts deducted from total compensation is $8,854,684 for the PEO and $1,335,955 for the average total for Non-PEO NEOs. Equity award adjustments total $12,408,395 for the PEO and $1,709,114 for the average total for Non-PEO NEOs. See table below for detailed calculations of the equity award adjustments made in order to calculate the CAP.

Name	NEO Status	Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Roger A. Krone	PEO	2022	10,478,194	2,745,217	—	2,505,001	—	284,884	16,013,295
Christopher R. Cage	PFO	2022	1,450,958	256,775	—	115,592	—	28,753	1,852,078
Gerard A. Fasano	NEO	2022	1,311,309	373,540	—	313,370	—	36,757	2,034,977
Jerald S. Howe, Jr.	NEO	2022	1,363,700	343,225	—	321,646	—	35,495	2,064,066
Maureen Waterston	NEO	2022	2,035,520	—	—	—	—	18,236	2,053,756
Roger A. Krone	PEO	2021	8,750,429	(4,076,257)	—	(3,305,033)	—	283,520	1,652,659
Christopher R. Cage	PFO	2021	975,810	(152,120)	—	(94,524)	—	13,343	742,509
James C. Reagan	PFO	2021	—	(908,349)	—	(740,638)	—	43,907	(1,605,080)
Gerard A. Fasano	NEO	2021	1,086,762	(539,721)	—	(480,925)	—	38,610	104,726
Jerald S. Howe, Jr.	NEO	2021	1,022,465	(556,957)	—	(416,102)	—	36,861	86,266
Victoria M. Schmanske	NEO	2021	1,049,957	(480,581)	—	(388,168)	—	35,876	217,084
Roger A. Krone	PEO	2020	8,552,406	1,511,104	—	2,128,947	—	215,938	12,408,395
James C. Reagan	PFO	2020	1,826,244	391,885	—	414,791	—	48,902	2,681,822
Gerard A. Fasano	NEO	2020	1,126,950	240,741	—	149,271	—	29,310	1,546,272
Jerald S. Howe, Jr.	NEO	2020	1,074,158	233,932	—	119,768	—	30,153	1,458,011
David A. King	NEO	2020	1,140,580	—	—	—	—	9,772	1,150,352
(7)Based on S&P 500 IT Services Index.
(8)The dollar amounts reported in this column represent the amount of Revenue reflected in the Company's audited financial statements for the applicable year.
MOST IMPORTANT PERFORMANCE MEASURES
The table below provides the five most important measures used by the Company to link CAP to our PEO and Non-PEO NEOs in 2022 as set forth in the table above to Company performance. The measures in this table are not ranked:

Revenue	Annual Operating Income	Operating Cash Flow
Relative TSR	Earnings Per Share

2023 PROXY STATEMENT	77

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
RELATIONSHIP BETWEEN PAY AND PERFORMANCE
The following charts set forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company's cumulative TSR, Net Income and Revenue over the three-year period from 2020 through 2022, each as set forth in the table above.

$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$130
$104
$78
$52
$26
$0
$122.11
$128.06
$104.33
$107.21
$91.99
$110.43
$12,319,624
$15,873,335
$2,928,640
$3,301,799
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,246,307
$2,723,296
$3,204,388
2020
2021
2022
Summary Compensation Table Total for PEO
Compensation Actually Paid to PEO
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company's net income over the three-year period from 2020 through 2022, each as set forth in the table above.

$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$800
$700
$600
$500
$400
$300
$200
$100
$0
$629
$759
$693
$12,319,624
$15,873,335
$2,928,640
$3,301,799
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,246,307
$2,723,296
$3,204,388
2020
2021
2022
Summary Compensation Table Total for PEO
Compensation Actually Paid to PEO
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (in millions)

78	LEIDOS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following chart sets forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company's revenue over the three-year period from 2020 through 2022, each as set forth in the table above.

$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$12,297
$13,737
$14,396
$12,319,624
$15,873,335
$2,928,640
$3,301,799
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,246,307
$2,723,296
$3,204,388
2020
2021
2022
Summary Compensation Table Total for PEO
Compensation Actually Paid to PEO
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Revenue (in millions)

2023 PROXY STATEMENT	79

PROPOSAL 3
Advisory Vote on Frequency of Vote on Executive Compensation
After careful consideration, our Board has determined that continuing to hold an annual advisory vote on executive compensation is the most appropriate alternative for us at this time, and recommends that you vote for a one-year interval for the advisory vote on executive compensation. While our executive compensation program is designed to promote a long-term alignment between pay and performance, our Board recognizes that an annual advisory vote on executive compensation will continue to allow our stockholders to provide us every year with their view on our compensation philosophy, policies and practices as disclosed annually in the proxy statement. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking the views of, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Vote Required
This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The affirmative vote of a majority of the shares present or represented either in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote. If none of the three frequency choices receives a majority, the Board will consider the frequency choice that received the most votes cast to be the choice selected by stockholders, in which case abstentions will have no effect. We currently expect to conduct an annual advisory vote on executive compensation, unless the voting results indicate a stockholder preference for a less frequent vote. In any case, our Board may vary its practice in future years based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted every “ONE YEAR” for the proposal.
Recommendation of the Board of Directors

The Board recommends that shareholders vote for advisory votes be held every ONE YEAR.

80	LEIDOS

PROPOSAL 4
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit and Finance Committee of the Board of Directors has appointed Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 29, 2023. During the fiscal year ended December 30, 2022, Deloitte served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Audit and Non-Audit Fees” below. Representatives of Deloitte will be at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit and Finance Committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit and Finance Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ best interests.
Vote Required
The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter is required to approve the proposal. Abstentions have the effect of a vote against the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.
Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023.

Evaluation of Independent Registered Public Accounting Firm
The Audit and Finance Committee recognizes the importance of maintaining the independence of Leidos’ independent auditor, both in fact and appearance. The Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, along with company management and internal auditors:
(i)    the audit firm’s independence and objectivity
(ii)    the capability and experience of the firm’s proposed audit team members
(iii)    the audit firm’s audit quality indicators
(iv)    the advantages and possible disadvantages of the audit firm’s tenure as our independent auditors
(v)    the appropriateness of the audit firm’s fees for audit and non-audit services
(vi)    the audit firm’s capability and expertise in our industry and in auditing companies with broad and complex operations
(vii)    the audit firm’s performance and proposed approach to auditing the company’s financial statements and the company’s internal controls over financial reporting
(viii)    the size and reputation of the audit firm

2023 PROXY STATEMENT	81

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
After assessing the qualifications, performance, and independence of Deloitte, the Audit and Finance Committee has approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending December 29, 2023. Deloitte has been the company’s independent registered public accounting firm since fiscal 2000.
Audit and Non-Audit Fees
Aggregate fees billed for the 2022 and 2021 fiscal years by our independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”), were as follows:

	2022	2021
Audit fees(1)	$6,649,100	$6,749,000
Audit-related fees(2)	$—	$—
Tax fees(3)	$295,100	$490,300
All other fees(4)	$5,700	$141,300
Total fees	$6,949,900	$7,380,600
(1)Audit fees include professional services rendered for the audit of the annual consolidated financial statements (including services rendered for reporting on the Company's effectiveness of internal control over financial reporting) and reviews of quarterly consolidated financial statements. Audit fees also include services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including statutory audits.
(2)Audit-related fees include professional services rendered to issue comfort letters in connection with bond offerings.
(3)Tax fees include a variety of permissible tax services related to preparation and/or review of statutory tax filings within U.S., foreign and state jurisdictions, general tax advisory services (including research and discussions related to tax compliance matters), tax planning and assistance with transfer pricing documentation and dispositions.
(4)All other fees relate to the purchase of accounting-related research software and agreed upon procedures.
Pre-Approval Policies and Procedures
The Audit and Finance Committee has considered whether the above services provided by the Deloitte Entities are compatible with maintaining the independence of the Deloitte Entities. The Audit and Finance Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in advance. Further, the Chair of the Audit and Finance Committee has the authority to pre-approve audit and non-audit services, as necessary, between regular meetings of the Audit and Finance Committee, provided that any such services so pre-approved shall be disclosed to the full Audit and Finance Committee at its next scheduled meeting. The Committee or the Committee chair pre-approved all of Deloitte’s 2022 fees and services.
Audit and Finance Committee Report
The Audit and Finance Committee assists the Board in its oversight of: (i) the integrity of the company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) the company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of the company’s internal audit function and independent registered public accounting firm; and (v) financial reporting risk assessment and mitigation. The Audit and Finance Committee’s job is one of oversight and it recognizes that management is responsible for the preparation and certification of the company’s financial statements and the company’s internal controls over financial reporting and that the independent registered public accounting firm is responsible for auditing those financial statements and the company’s internal controls over financial reporting.

82	LEIDOS

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Finance Committee recognizes that financial management, the internal audit staff and the independent registered public accounting firm have more time, knowledge, and detailed information on the company than do Audit and Finance Committee members. Consequently, in carrying out its oversight responsibilities, the Audit and Finance Committee is not providing any expert or special assurance as to the company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.
The Audit and Finance Committee recognizes the importance of maintaining the independence of Leidos’ independent auditor, both in fact and appearance. The Committee engages in an annual evaluation of the independent registered public accounting firm. It considers, along with company management and internal auditors, (i) the audit firm’s independence and objectivity, (ii) the capability and experience of the firm’s proposed audit team members, (iii) the audit firm’s audit quality indicators, (iv) the advantages and possible disadvantages of the audit firm’s tenure as our independent auditors, (v) the appropriateness of the audit firm’s fees for audit and non-audit services, (vi) the audit firm’s capability and expertise in our industry and in auditing companies with broad and complex operations, (vii) the audit firm’s performance and proposed approach to auditing the company’s financial statements and the company’s internal controls over financial reporting, and (viii) the size and reputation of the audit firm. After assessing the qualifications, performance, and independence of Deloitte, the Audit and Finance Committee has approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending December 29, 2023. Deloitte has been the company’s independent registered public accounting firm since fiscal 2000.
Deloitte rotates its lead audit engagement partner at least every five years. The Audit and Finance Committee interviews proposed candidates and selects the lead audit engagement partner.
The duties and responsibilities of the Audit and Finance Committee have been set forth in a written charter since 1975. A copy of the current Audit and Finance Committee charter is available on the company’s website at www.leidos.com by clicking on the links entitled “Investors,” “Corporate Governance” and then “Board Committees.” Each member of the Audit and Finance Committee meets the independence and financial literacy requirements of the SEC and the NYSE. In addition, except for Mr. Dahlberg, all of the Committee members qualify as audit committee financial experts under SEC rules.
In the course of fulfilling its responsibilities, the Audit and Finance Committee has:
▶Met separately with the internal auditor and the independent registered public accounting firm to discuss any matters that the internal auditor, the independent registered public accounting firm or the Committee believed should be discussed privately without members of management present;
▶Met with management of the Company to discuss any matters management or the Committee believed should be discussed privately without the internal auditor or the independent registered public accounting firm present;
▶Reviewed and discussed with management and Deloitte, the Company independent registered public accounting firm, the audited consolidated financial statements for the fiscal year ended December 30, 2022;
▶Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) Standards and the SEC; and
▶Received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence, and has discussed with Deloitte its independence.
Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit and Finance Committee charter, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022, for filing with the SEC.

ROBERT C. KOVARIK, JR. (Chair)	GREGORY R. DAHLBERG	HARRY M. J. KRAEMER, JR.	ROBERT S. SHAPARD	SUSAN M. STALNECKER

2023 PROXY STATEMENT	83

PROPOSAL 5
Stockholder Proposal Regarding Report on Political Expenditures Congruence
▶You will have the opportunity to vote on this stockholder proposal, if properly presented at the meeting.
Vote Required
The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker non-votes have no effect on the outcome of the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “AGAINST” the proposal. The proposal is not binding on the Board or the company.
Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote AGAINST this stockholder proposal.
Richard Lippert has advised us that he intends to introduce the following resolution:
WHEREAS: Leidos Holdings, Inc. sponsors a federal political action committee (PAC) whose decisions are based on Leidos’ publicly expressed goals and the best interests of the company, the employees, and the shareholders.
Leidos states: Everything we do is built on a commitment to do the right thing for our customers, our people, and our community. Leidos makes the world safer, healthier, and more efficient through technology, engineering, and science. We strengthen our communities through volunteerism, sustainable operations, and the advancement of equality. The Leidos core values are integrity, inclusion, innovation, agility, collaboration, and commitment.
However, Leidos’ politically focused expenditures appear to be misaligned with its public statements on Company values, vision, and operational practices. As examples, Leidos states:
▶We are committed to a culture that provides equitable access to opportunities and resources for everyone, yet Proponent estimates that in the 2021-2022 election cycles, Leidos and its employee PAC made political donations totaling at least $460,500 to politicians and political organizations working to weaken women’s access to reproductive health care.
▶We seek to advance environmental sustainability by doing our part to preserve natural resources, reduce emissions and limit waste, yet Leidos is a member of the U.S. Chamber of Commerce which has consistently lobbied to roll back climate regulations and slow the transition toward a low carbon energy mix.
▶We are building a workplace that cultivates opportunity, advances equality, and is free from discrimination, inequity and maltreatment, yet Leidos is receiving negative media attention for PAC contributions to candidates who are making discriminatory statements against a protected class. Integrity is a core value, yet the Leidos PAC has contributed $144,000, to 33 candidates who voted against certifying the 2020 election and continue to promote the “big lie” that the election was stolen.
BE IT RESOLVED: Shareholders request that Leidos publish a report, at reasonable expense, analyzing the congruence of the Company’s political and electioneering expenditures during the preceding year against publicly stated company values and policies, listing and explaining any instances of incongruent expenditures, and stating whether the Company has made, or plans to make, changes in contributions or communications to recipients as a result of identified incongruencies.
SUPPORTING STATEMENT: Proponents recommend, at Board and management discretion, that the report also include management’s analysis of risks to the Company brand, reputation, or shareholder value associated with expenditures in conflict with its publicly stated company values. Expenditures for electioneering communications means spending, from corporate treasury and from the PACs, directly or through a third party, at any time during the year, on printed, internet, or broadcast communications, which are reasonably susceptible to interpretation as being in support of or opposition to a specific candidate.

84	LEIDOS

PROPOSAL 5: STOCKHOLDER PROPOSAL REGARDING REPORT ON POLITICAL EXPENDITURES CONGRUENCE
Board Response to Proposal 5
Our Board believes that responsible corporate citizenship demands a strong commitment to a healthy and informed democracy through civic and community involvement. With a focus on delivering mission-critical solutions, we generated 86% of revenues for the fiscal year ending December 30, 2022, from U.S. government contracts. Furthermore, Leidos is subject to extensive laws and regulations which can significantly affect our business and operations. Given the potential impact public policy can have on our businesses, employees, and customers, Leidos engages with policymakers to advance and protect the company’s and our stockholders’ long-term interests.
How We Participate in the Political Process
The Leidos Government Affairs team (LGA) leads our engagement in complex policy matters while maintaining the company’s commitment to being a thoughtful and constructive participant in the public policy process. The LGA and our executives represent Leidos’ business interests before the U.S. Congress, the Executive Branch, state legislatures, and industry associations to educate, inform, and advocate on behalf of the company, our employees, and our stockholders. Leidos’ political engagement is subject to a comprehensive governance process and oversight by the Corporate Governance and Ethics Committee of the Board of Directors. Our engagement is conducted without regard to the personal political preferences of individual board members, officers or employees.
Our Commitment to Transparency
We are committed to transparency as we engage in public advocacy activities to further our mission. We maintain a website at www.leidos.com/company/responsibility-and-sustainability/political-activities with a discussion of our political activities that includes:
▶Links to federal reports disclosing all lobbying activities and expenses;
▶A list of significant trade association memberships;
▶An aggregate list of contributions to candidates and committees for 2021 and 2022 by the Leidos Political Action Committee (LPAC); and
▶LPAC’s criteria to evaluate candidates and contributions, and the governance process to reconsider them on a periodic basis.
Our political activities are subject to extensive governmental regulation and public disclosure requirements, which require us to file regular, publicly-available and detailed reports. Our Board believes that the information currently made available strikes the appropriate level of transparency and that additional disclosures with respect to lobbying and political expenditures would not provide useful information to stockholders. Moreover, implementing the proposal’s other requirements would result in the unproductive consumption of valuable time and corporate resources without materially enhancing existing disclosures.
Trade Association Memberships
Leidos belongs to several trade associations, including, but not limited to, the United States Chamber of Commerce, the National Defense Industrial Association, the American Institute of Aeronautics and Astronautics, the Association of the United States Army, the Professional Services Council, and the Business Roundtable. These trade associations advocate major public policy issues important to the company and our employees. We may not always agree with all the positions of an association or its other members and we voice our concerns as appropriate through Leidos Government Affairs and Leidos leaders who interact with these associations. Leidos regularly evaluates our trade association memberships to ensure our participation in these organizations is consistent with our corporate values and business interests on key issues.
What is the Leidos PAC, and How Does it Further Leidos' Interests?
Leidos employees may participate voluntarily in the political process by joining the LPAC. This non-partisan political action committee keeps employees aware of important issues and decisions made by government officials that can affect our business. The LPAC also allows our employees to pool their financial resources to support political candidates, campaigns, and committees to promote the best interests of Leidos, its stockholders, and employees.
Leidos does not contribute its corporate funds to candidates, political party committees or the LPAC’s disbursement account.

2023 PROXY STATEMENT	85

PROPOSAL 5: STOCKHOLDER PROPOSAL REGARDING REPORT ON POLITICAL EXPENDITURES CONGRUENCE
Oversight and Monitoring of the LPAC'S Political Activities
In accordance with its bylaws, the LPAC is overseen by a Board of Directors appointed by the Chief Executive Officer consisting of no fewer than seven (7) senior company leaders representing all aspects of the company. The LPAC Board of Directors approves contributions to candidates and committees based on the LPAC Candidate Giving Criteria and reviews all contributions periodically for conformity of the criteria. The LPAC Board of Directors also ensures all contributions made by the LPAC are reported to the Federal Election Commission in accordance with LPAC bylaws and federal law. The LPAC’s contribution reports can be reviewed on the Federal Election Commission’s website. In addition, as part of our commitment to transparency, a list of candidates and committees that LPAC supports is available on Leidos’ corporate website.
LPAC’s Candidate Giving Criteria
The LPAC Candidate Giving Criteria include, but are not necessarily limited to:
▶The integrity and character of the candidate;
▶The candidate’s position and voting record on business-related issues and/or economic questions of national and international importance;
▶Whether the candidate holds a leadership or policy-shaping position on a legislative committee or is likely to hold such a position in the future;
▶The nature and strength of the candidate’s opposition in the primary or general elections;
▶Financial need and other sources of financial assistance available to the candidate; and
▶Whether the candidate represents a geography in which Leidos has facilities, business interests, or employees.
The LPAC may pause contributions to candidates if the Integrity and Character criteria are violated, following the process below:
1.Actual or potential violation of the Character and Integrity Criteria, such as an active investigation of ethical or criminal misconduct;
2.LPAC Manager informs LPAC Chair;
3.LPAC Chair immediately pauses political donations to named members;
4.LPAC Board of Directors convenes and holds a vote to pause political donations; and
5.LPAC Board of Directors reconsiders paused contributions on a periodic basis.
Notably, members of the LPAC may choose to direct their contributions to a specific political party. If the LPAC member has no political preference, their contributions will be allocated according to the bipartisan LPAC Candidate Giving Criteria.
Alignment Between our Spending and our Values
We have effective reporting and compliance procedures designed to ensure that our political contributions are made following applicable law, and we monitor the appropriateness and effectiveness of the political activities undertaken. Such processes also ensure that our political engagement is aligned with our corporate values.
We believe that participating in the political process in a bipartisan and transparent manner, together with our encouragement of our employees to participate in the political process to address their own diverse interests and priorities, both enhance shareholder value and promote good corporate citizenship. We also believe that the reporting requested by the proposal will divert us from our focus on core business priorities and impede our ability to participate in a bipartisan manner.
The Board of Directors recommends that stockholders vote AGAINST this proposal.

86	LEIDOS

PROPOSAL 6
Stockholder Proposal Regarding Independent Board Chair
▶You will have the opportunity to vote on this stockholder proposal, if properly presented at the meeting.
Vote Required
The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker non-votes have no effect on the outcome of the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “AGAINST” the proposal. The proposal is not binding on the Board or the company.
Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote AGAINST this stockholder proposal.
Kenneth Steiner has advised us that he intends to introduce the following resolution:
Proposal 6 - Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.
Although it is a best practice to adopt this policy soon this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company. "The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO and management.
This proposal topic won 42% support at a previous Leidos annual meeting. This 42%-vote may have represented a majority vote from the more informed Leidos shareholders who have access to independent proxy voting advice.
A lead director is no substitute for an independent Board Chairman. A lead director is not responsible for the strategic direction of the company. And a Chairman/CEO can ignore the advice and feedback from a lead director. According to the Leidos Corporate Governance Guidelines the Lead Director may have a somewhat ceremonial role.
Apparently the Lead Director does not collaborate with the Chairman on Board meeting schedules, he merely approves the schedules after the fact. The lead director has a "help" role, an "available" role, an "input" role on information that the Board has access to (that seems to mean that the "input" can be ignored).
The Leidos lead director seems to lack in having exclusive powers. Management fails to give shareholders enough information on this topic to make an informed decision in favor of management. There is no management comparison of the exclusive powers of the Office of the Chairman and the de minimis exclusive powers of the lead director.
In response to this proposal perhaps Mr. Robert Shapard, Leidos lead director and meanwhile the Chairman of the Board at Oncor Electric Delivery Company, can give specifics on the difference in duties and powers between a Chairman and a lead director.
Please vote yes:
Independent Board Chairman - Proposal 6

2023 PROXY STATEMENT	87

PROPOSAL 6: STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR
Board Response to Proposal 6
Our Board believes that this proposal is unnecessary because the Board has decided to appoint an independent Board Chair effective immediately following the 2023 annual meeting of stockholders.
The Board believes that it is in the best interests of stockholders for the Board to have the flexibility to determine the most qualified and appropriate individual to serve as Chair of the Board. The Board has been led by Roger A. Krone as Chair and Chief Executive Officer and Robert S. Shapard as Lead Independent Director. With Mr. Krone’s resignation as CEO and upcoming retirement as Board Chair at the Annual Meeting, the Board has appointed Thomas A. Bell to become the new CEO to replace Mr. Krone in that role, and Mr. Shapard will become the independent Chair of the Board following the 2023 annual meeting of stockholders. In essence, the Board has implemented the objective of the Proposal.
Mr. Shapard will be empowered with, and will exercise, robust, well-defined duties, which are expected to include:
1.Presiding over and managing the meetings of the board;
2.Supporting a strong board culture by fostering an environment of open dialogue, ensuring effective information flow and constructive feedback among the members of the board and senior management, facilitating communication among the Chair, the Board as a whole, Board committees, and senior management, and encouraging director participation in discussions;
3.Approving the scheduling of meetings of the Board, leading the preparation of the agenda for each meeting, and approving the agenda and materials for each meeting;
4.Calling and chairing all meetings of the independent directors;
5.Serving as liaison between management and independent directors; Representing the Board at annual meetings of stockholders and being available, when appropriate, for consultations and direct communication with shareholders and other key stakeholders;
6.Acting as an advisor to the CEO on strategic aspects of the business;
7.On behalf of the independent directors, retaining such counsel or other advisors as they deem appropriate in the conduct of their duties and responsibilities; and
8.Such other duties as prescribed by the Board.
We believe that our Board leadership structure provides for an effective governance framework. We also maintain strong independent and effective oversight of our business through our Audit and Finance, Human Resources and Compensation and Corporate Governance and Ethics Committees, which are each led by and comprised entirely of independent directors, experienced and committed directors and frequent executive sessions without management in attendance.
In addition, eleven of our twelve directors are independent. Our Corporate Governance Guidelines provide that if the Chair of the Board is not an independent director, the Corporate Governance and Ethics Committee will nominate an independent director to serve as Lead Independent Director to be approved by a majority of the independent directors. The specific responsibilities of the Lead Independent Director would include, among other duties, reviewing and approving meeting agendas and the annual schedule of meetings, calling and chairing all meetings of the independent directors and serving as the liaison between the independent directors and the Chief Executive Officer.
In summary, our Board believes that our Board leadership structure fulfills the request in the Proposal by providing for objective, independent Board leadership, effective engagement with and oversight of management and our business, and a voice that is independent from management and accountable to stockholders and other stakeholders.
The Board continues to maintain the flexibility to determine the leadership structure best suited to face the then current challenges facing the Company and to assess and select the best candidate for the position.
For the reasons mentioned above, the Board believes this proposal is unnecessary and limiting.
We welcome dialogue with all stockholders regarding all corporate matters. Methods for communicating with the Board are described under “Corporate Governance – Communications with the Board of Directors.” Communications are also welcome through our Investor Relations website at investors.leidos.com.
The Board of Directors recommends that stockholders vote AGAINST this proposal.

88	LEIDOS

Ownership of Voting Securities
Stock Ownership of Certain Beneficial Owners
The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than five percent of Leidos common stock. The percentage of beneficial ownership is based on 137,026,987 shares of our common stock outstanding as of February 28, 2023.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355(1)	15,287,216 shares	11.16%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001(2)	14,575,482 shares	10.64%
(1)Based on a Schedule 13G/A (Amendment No. 10) filed with the SEC on February 9, 2023, in which The Vanguard Group, an investment adviser filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 0 shares, shared voting power over 169,496 shares, sole dispositive power over 14,765,891 shares and shared dispositive power over 521,325 shares.
(2)Based on a Schedule 13G/A (Amendment No. 11) filed with the SEC on March 8, 2023, in which BlackRock, Inc., a holding company filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 13,659,336 shares, shared voting power over 0 shares, sole dispositive power over 14,575,482 shares and shared dispositive power over 0 shares.
Stock Ownership of Directors and Officers
The following table sets forth, as of February 28, 2023, the beneficial ownership of our common stock by our directors and the named executive officers, and all of our directors and executive officers as a group. None of these individuals beneficially owns more than one percent of our common stock. As a group, our directors and executive officers beneficially own approximately 1.51% of our common stock. The percentage of beneficial ownership is based on 137,026,987 shares of our common stock outstanding as of February 28, 2023. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares beneficially owned by such person, except for such power that may be shared with a spouse. No shares have been pledged.

2023 PROXY STATEMENT	89

OWNERSHIP OF VOTING SECURITIES

Beneficial Owner	Common stock	Stock units(1)	Option shares and RSUs(2)	Total shares beneficially owned
Director Nominees
Thomas A. Bell	—	—	—	—
Gregory R. Dahlberg	12,602	—	14,326	26,928
David G. Fubini	14,423	—	14,326	28,749
Noel B. Geer	54,439	—	14,326	68,765
Miriam E. John	23,038	78,113	19,519	120,670
Robert C. Kovarik, Jr.	4,922	—	9,347	14,269
Harry M. J. Kraemer, Jr.	81,758	121,354	19,519	222,631
Gary S. May	8,672	—	19,519	28,191
Surya N. Mohapatra	16,409	—	14,326	30,735
Patrick M. Shanahan	—	—	—	—
Robert S. Shapard	43,492	—	19,519	63,011
Susan M. Stalnecker	9,509	—	19,519	29,028
Named Executive Officers
Roger A. Krone	328,739	219,350	373,528	921,617
Christopher R. Cage	11,402	22,866	19,014	53,282
Maureen Waterston	157	—	12,175	12,332
Jerald S. Howe, Jr.	18,721	12,438	56,952	88,111
Gerard A. Fasano	61,237	—	32,284	93,521

All directors and executive officers as a group (25 persons)	812,253	462,598	810,744	2,085,595
(1)Represents vested stock units attributable to the individual or the group in the Key Executive Stock Deferral Plan or Management Stock Compensation Plan. Shares held in these plans are voted by the trustee in the same proportion as all other stockholders collectively vote their shares of common stock.
(2)Shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following February 28, 2023.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 and the rules of the SEC require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Our personnel generally prepare and file these reports for our directors and officers on the basis of information obtained from each director and officer and pursuant to a power of attorney. Due to an administrative error, one Form 4 for each of Messrs. Cage, Engola, Krone, King, Ms. Schmanske, Mr. Stevens, Ms. Porter and Mr. Fasano underreported the number of shares withheld by the Company to satisfy the reporting person's tax obligation associated with the vesting of previously reported awards of restricted stock units. An amendment to each of such Form 4s was filed 14 days later. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all of our directors and executive officers and, to our knowledge, beneficial owners of more than 10% of our common stock otherwise complied during fiscal 2022 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

90	LEIDOS

Frequently Asked Questions
Who is entitled to vote at the annual meeting?
Only stockholders of record of our common stock as of the close of business on our record date of March 6, 2023 are entitled to notice of, and to vote at, the annual meeting. As of March 6, 2023, there were 137,193,302 shares of common stock outstanding and entitled to vote.
We have no other class of capital stock outstanding. A list of stockholders entitled to vote at the meeting will be available for inspection at 1750 Presidents Street, Reston, Virginia for ten days prior to the meeting. Please contact the Office of the Corporate Secretary at (571) 526-6000 if you wish to inspect the list of stockholders prior to the 2023 annual meeting.
Can I attend the annual meeting?
If you held shares of Leidos common stock as of the record date, you may attend the 2023 annual meeting. Because seating is limited, only you and one guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 8:00 a.m. Eastern Time. You must present a valid government-issued picture identification and proof of Leidos stock ownership as of the record date. If you hold Leidos stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy from your bank, broker, trust or other nominee in order to vote. Stockholders of record also may be represented by another person at the annual meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the annual meeting on their behalf. Cameras, recording devices and other large electronic devices such as tablets or laptops, as well as backpacks or other large bags or packages are not permitted in the meeting. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Leidos’ address in the notice.
What constitutes a quorum?
The presence, either virtually in person or by proxy, of the holders of a majority of the total voting power of the shares of common stock outstanding as of March 6, 2023, is necessary to constitute a quorum and to conduct business at the annual meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.
What is a broker non-vote?
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. In tabulating the voting results for a particular proposal, broker non-votes are not counted as a vote on that proposal. Broker non-votes will not have an effect on the outcome of any matter being voted on at the meeting, assuming a quorum is present.
Unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy or provide voting instructions to your broker so your vote can be counted.
How many votes am I entitled to?
Each holder of common stock will be entitled to one vote per share, in person or by proxy, for each share of stock held in such stockholder’s name as of March 6, 2023, on any matter submitted to a vote of stockholders at the annual meeting. There were 137,193,302 shares of our common stock outstanding on March 6, 2023.

2023 PROXY STATEMENT	91

FREQUENTLY ASKED QUESTIONS
Is cumulative voting permitted for the election of directors?
No, the Company’s Certificate of Incorporation was amended in 2020 to eliminate cumulative voting in the election of directors.
How do I vote my shares?
Shares of common stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed and timely proxy will be voted in accordance with the Board’s recommendations as follows:
▶FOR all of the company’s nominees to the Board;
▶FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
▶ONE YEAR for the conduct of an advisory vote to determine the frequency with which we will hold a stockholder vote to approve the compensation of our named executive officers;
▶FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023;
▶AGAINST the stockholder proposal regarding report on political expenditures congruence; and
▶AGAINST the stockholder proposal regarding independent board chair.
No other business is expected to come before the annual meeting; however, should any other matter properly come before the annual meeting, the proxy holders intend to vote such shares in accordance with their best judgment on such matter.
There are four different ways to vote your shares:
By Internet (prior to the meeting): Go to www.proxyvote.com or scan the QR code on your proxy or voting instruction card with a smart phone.
At the meeting (in person): If you are a record holder of shares of Leidos common stock, you may vote in person at the annual meeting. A record holder must present a valid government-issued picture identification. If you are representing an entity that is a stockholder, you must provide evidence of your authority to represent that entity at the annual meeting. Stockholders of record also may be represented by another person at the annual meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the annual meeting on their behalf. See “Can I attend the Annual Meeting?” above for more information regarding attending the annual meeting. If you hold your shares of Leidos common stock in street name, you must bring a valid government-issued picture identification and a copy of a statement reflecting your stock ownership as of the record date to attend the meeting. You must also obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the annual meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.
By Telephone: Call 1-800-690-6903.
By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy or voting instruction card in the postage-paid envelope provided.
Submitting a proxy will not prevent you from attending the annual meeting and voting in person. Any proxy may be revoked at any time prior to exercise by delivering a written revocation or a new proxy bearing a later date to our mailing agent, Broadridge, as described below or by attending the annual meeting and voting in person. The mailing address of our mailing agent is Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Simply attending the annual meeting will not revoke a proxy.
If you hold your shares of Leidos common stock in street name, you should follow the instructions provided by your broker, bank, trust or other nominee.
What vote is required for the matters to be voted upon at the meeting?
▶Proposal 1: The election of directors at the 2023 annual meeting is uncontested. In an uncontested election, nominees must receive a majority of votes cast (meaning the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee). Abstentions and broker non-votes are not counted as votes cast.
▶Proposal 2: This advisory vote on executive compensation is non-binding on the Board. The affirmative vote of a majority of the shares present or represented either in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote.

92	LEIDOS

FREQUENTLY ASKED QUESTIONS
▶Proposal 3: This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The affirmative vote of a majority of the shares present or represented either in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote. If none of the three frequency choices receives a majority, the Board will consider the frequency choice that received the most votes cast to be the choice selected by stockholders, in which case abstentions will have no effect.
▶Proposal 4: The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter at the annual meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal. As noted above, brokers that have not received voting instructions from a beneficial owner have discretionary authority to vote on this proposal, meaning there are no broker non-votes.
▶Proposals 5 and 6: The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker non-votes have no effect on the outcome of the proposal.
What are the voting deadlines?
For shares not held in the Leidos, Inc. Retirement Plan (the “Leidos Retirement Plan”), the deadline for submitting a proxy using the internet or the telephone is 11:59 p.m. ET on April 27, 2023. For shares held in the Leidos Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. ET on April 25, 2023.
How are the shares held by the Leidos Retirement Plan voted?
Each participant in the Leidos Retirement Plan has the right to instruct Vanguard Fiduciary Trust Company, as trustee of the Leidos Retirement Plan (the “Trustee”), on a confidential basis, how to vote such participant’s proportionate interests in all shares of common stock held in the Leidos Retirement Plan. The Trustee will vote all shares held in the Leidos Retirement Plan for which no voting instructions are received in the same proportion as the shares for which voting instructions have been received.
The Trustee’s duties with respect to voting the common stock in the Leidos Retirement Plan are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.
How are the shares held by the Stock Plans voted?
Under the terms of our Management Stock Compensation Plan and Key Executive Stock Deferral Plan, Matrix Trust Company, as trustee of these stock plans, has the power to vote the shares of common stock held in these stock plans. Matrix will vote all such shares in the same proportion that our other stockholders collectively vote their shares of common stock. If you are a participant in these stock plans, you do not have the right to instruct Matrix on how to vote your proportionate interests in the shares of common stock held in these stock plans.
What is the difference between a “stockholder of record” and a “beneficial” holder?
These terms describe how your shares are held. If your shares are registered directly with Computershare, our transfer agent, then you are a “stockholder of record” of these shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial” holder of these shares. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.
Who is soliciting these proxies?
We are soliciting these proxies and the cost of the solicitation will be borne by us, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial

2023 PROXY STATEMENT	93

FREQUENTLY ASKED QUESTIONS
owners of such shares. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees in person, virtual communication channels, by telephone or by email.
Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.
We have also hired Morrow Sodali, LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist in the solicitation and distribution of proxies, for which they will receive a fee of $15,000, as well as reimbursement for certain out-of-pocket costs and expenses.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy or voting instruction cards. We do not use householding for any other stockholder mailings.
If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the proxy statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures. We will promptly deliver a separate copy of the proxy statement or annual report to you upon request.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy statement or annual report and you wish to receive a single copy of each of these documents for your household, please contact our mailing agent, Broadridge, at the telephone number or address indicated above.
Where can I find the voting results of the annual meeting?
We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.
May I obtain a copy of the 2022 Annual Report on Form 10-K?
We will provide without charge to any stockholder, upon written or oral request, a copy of our annual report without exhibits. Requests should be directed to Leidos Holdings, Inc., 1750 Presidents Street, Reston, Virginia 20190, Attention: Corporate Secretary or by calling 1-571-526-6000.

94	LEIDOS

Other Matters
Stockholder Proposals for the 2024 Annual Meeting
Any stockholder proposals pursuant to Rule 14a-8 intended to be presented at the 2024 annual meeting of stockholders must be received by us at our principle executive offices at 1750 Presidents Street, Reston, Virginia 20190 no later than November 16, 2023, in order to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting.
Our proxy access bylaws permit a stockholder or group of stockholders (up to 20) who have owned at least three percent of common stock for at least three years to submit director nominees for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in the bylaws. To be timely, the notice must be delivered to the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the proxy statement for the annual meeting was sent to stockholders. In the event, however, that the annual meeting is not scheduled to be held within a period that begins 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders, then the notice of nomination must be provided by the later of the close of business on the date that is 180 days prior to the annual meeting or the tenth day following the date such annual meeting is first publicly announced or disclosed. Therefore, in connection with the 2024 annual meeting of stockholders, notice must be delivered to the Corporate Secretary between October 17, 2023 and November 16, 2023. Such notice must comply with the additional requirements of our bylaws.
In addition, Sections 2.07 and 3.03 of our bylaws provides that, in order for a stockholder to propose any matter (including nominations for directors) for consideration at the annual meeting (other than by inclusion in the Proxy Statement), such stockholder must give timely notice to our Corporate Secretary of such stockholder’s intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later. Therefore, in connection with the 2024 annual meeting of stockholders, notice must be delivered to the Corporate Secretary between December 30, 2023 and January 29, 2024. Such notice must comply with the additional requirements of our bylaws.
Internet Availability of Proxy Materials
As permitted by the rules of the SEC, we are using the internet as a means of furnishing proxy materials to our stockholders. We believe this method will make the proxy distribution process more efficient, lower costs and help in conserving natural resources.
On or about March 15, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy or voting instruction card to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, and employees with regular access to email have received email notification of how to access our proxy materials and vote via the internet or by telephone or have been mailed paper copies of our proxy materials or a proxy and voting instruction card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting To Be Held on April 28, 2023.
The proxy statement and annual report are available at www.proxyvote.com.
Information and reports on our website to which we refer in this proxy statement will not be deemed a part of, or otherwise incorporated by reference into, this proxy statement.

2023 PROXY STATEMENT	95

Corporate Headquarters

www.leidos.com

Stock Listing

Leidos Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE) under the trading symbol LDOS.

Transfer Agent and Registrar

Computershare
480 Washington Boulevard
Jersey City, NJ 07310
855-894-5367 (US)
201-680-6961 (International)
Hearing impaired (TTY): (800) 952-9245

www.computershare.com/leidos

Independent Registered Public Accounting Firm

Deloitte & Touche LLP
7900 Tysons One Place
McLean, VA 22102

Annual Report on Form 10-K

Copies of our 2022 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission can be accessed via our website at ir.leidos.com. Copies can also be obtained by contacting our Investor Relations team.

Certifications

The most recent certifications by our CEO and CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 are filed as exhibits to the Form 10-K. We have also filed with the NYSE the most recent Annual CEO Certification in accordance with the NYSE's listing standards.

Investor Relations

Questions from stockholders, analysts, and others can be directed to:

Stuart Davis
Sr. Vice President, Investor Relations Executive
Leidos Holdings, Inc.
1750 Presidents Street
Reston, VA 20190
571-526-6000

ir@leidos.com
ir.leidos.com

leidos

MIX
Paper from responsible sources
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©2023 Leidos, Inc. All Rights Reserved. Leidos and the Leidos logo are trademarks of Leidos, Inc. in the United States and/or other countries.

leidos

ATTN: STOCK PROGRAMS
1750 PRESIDENTS STREET
RESTON, VA 20190

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the barcode above**
Use the internet to transmit your proxy and/or voting instructions and for electronic delivery of information. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form. Please see the reverse side of this card for information regarding specific voting deadlines.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your proxy and/or voting instructions. Have your proxy and voting instruction card in hand when you call and then follow the instructions. Please see the reverse side of this card for information regarding specific voting deadlines.

VOTE BY MAIL
Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to Leidos, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on April 28, 2023 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX. Vote Confirmation is available 24 hours after your vote is received beginning April 15, 2023, with the final vote tabulation remaining available through June 28, 2023.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Leidos in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03676-P86579 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

leidos

1. Nominees:	For ↓	Against	Abstain
1a. Thomas A. Bell	☐	☐	☐
1b. Gregory R. Dahlberg	☐	☐	☐
1c. David G. Fubini	☐	☐	☐
1d. Noel B. Geer	☐	☐	☐
1e. Miriam E. John	☐	☐	☐
1f. Robert C. Kovarik, Jr.	☐	☐	☐
1g. Harry M. J. Kraemer, Jr.	☐	☐	☐
1h. Gary S. May	☐	☐	☐
1i. Surya N. Mohapatra	☐	☐	☐
1j. Patrick M. Shanahan	☐	☐	☐
1k. Robert S. Shapard	☐	☐	☐
1l. Susan M. Stalnecker	☐	☐	☐

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

VOTE ON PROPOSAL 2 - The Board of Directors recommends a vote FOR proposal 2.

	For ↓	Against	Abstain
2. Approve, by an advisory vote, executive compensation.	☐	☐	☐

VOTE ON PROPOSAL 3 - The Board of Directors recommends a vote for ONE YEAR on proposal 3.

	1 Year ↓	2 Years	3 Years	Abstain
3. Approve, by an advisory vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

VOTE ON PROPOSAL 4 - The Board of Directors recommends a vote FOR proposal 4.

VOTE ON PROPOSAL 5 - The Board of Directors recommends a vote AGAINST proposal 5.

	For	Against ↓	Abstain
5. Consider stockholder proposal regarding report on political expenditures, if properly presented.	☐	☐	☐

VOTE ON PROPOSAL 6 - The Board of Directors recommends a vote AGAINST proposal 6.

	For	Against ↓	Abstain
6. Consider stockholder proposal regarding independent Board Chair, if properly presented.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

You can view the Leidos Annual Report on Form 10-K and the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com

V03677-P86579

Proxy and Voting Instruction Card for the Annual Meeting of Stockholders - April 28, 2023
This Proxy and Voting Instruction Card are Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jerald S. Howe, Jr. and Benjamin A. Winter, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of common stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Leidos Holdings, Inc. (the "Company") to be held at the Company's office at 1750 Presidents Street, Reston, VA 20190 on Friday, April 28, 2023, at 9:00 a.m. (local time), and at any adjournment, postponement or continuation thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unavailable to serve) (the "2023 Annual Meeting of Stockholders"), as indicated on the reverse side.

For stockholders who are participants in the Leidos, Inc. Retirement Plan (the "Leidos Retirement Plan"), the undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, to vote all of the shares of common stock held for the undersigned's account in the Leidos Retirement Plan at the 2023 Annual Meeting of Stockholders, as indicated on the reverse side.

The shares of common stock to which this proxy and voting instruction card relates will be voted as directed. **If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR each of the nominees standing for election as a director, (ii) FOR Proposal 2, (iii) ONE YEAR for Proposal 3, (iv) FOR Proposal 4, (v) AGAINST Proposal 5, and (vi) AGAINST Proposal 6, and in the discretion of the proxy holders on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof and (B) the shares represented by the proxy and voting instruction card held for the undersigned's account in the Leidos Retirement Plan will be voted in the same proportion as the shares held in the Leidos Retirement Plan for which voting instructions have been received are voted.** The proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed on reverse side.)